                                                                    EXHIBIT 10.6


                                  OFFICE LEASE


                                     BETWEEN


                     BOSTON PROPERTIES LIMITED PARTNERSHIP,



                                  (AS LANDLORD)


                                       AND


                               OTG SOFTWARE, INC,


                                   (AS TENANT)





                           THE PRESERVE AT TOWER OAKS
                            2600 TOWER OAKS BOULEVARD
                               ROCKVILLE, MARYLAND

                                TABLE OF CONTENTS


ARTICLE I         THE PREMISES                                                 1
ARTICLE II        TERM                                                         2
ARTICLE III       BASE RENT                                                    6
ARTICLE IV        ADDITIONAL RENT                                              8
ARTICLE V         SECURITY DEPOSIT                                            20
ARTICLE VI        USE OF PREMISES                                             23
ARTICLE VII       ASSIGNMENT AND SUBLETTING                                   26
ARTICLE VIII      TENANT'S MAINTENANCE AND REPAIRS                            31
ARTICLE IX        TENANT ALTERATIONS                                          33
ARTICLE X         SIGNS AND FURNISHINGS                                       35
ARTICLE XI        TENANT'S EQUIPMENT                                          38
ARTICLE XII       INSPECTION BY LANDLORD                                      41
ARTICLE XIII      INSURANCE                                                   41
ARTICLE XIV       SERVICES AND UTILITIES                                      43
ARTICLE XV        LIABILITY OF LANDLORD                                       46
ARTICLE XVI       RULES AND REGULATIONS                                       48
ARTICLE XVII      DAMAGE OR DESTRUCTION                                       49
ARTICLE XVIII     CONDEMNATION                                                51
ARTICLE XIX       DEFAULT BY TENANT                                           52
ARTICLE XX        BANKRUPTCY                                                  57
ARTICLE XXI       SUBORDINATION                                               58
ARTICLE XXII      HOLDING OVER                                                60
ARTICLE XXIII     COVENANTS OF LANDLORD                                       61
ARTICLE XXIV      PARKING                                                     62
ARTICLE XXV       GENERAL PROVISIONS                                          64
ARTICLE XXVI      ROOFTOP COMMUNICATIONS                                      68
ARTICLE XXVII     RIGHT OF FIRST OFFER                                        72


RIDER NO. 1 -- Renewal Term
EXHIBIT A   -- Diagram of Premises
EXHIBIT B   -- Work Agreement
EXHIBIT C   -- Rules and Regulations
EXHIBIT D   -- Form of Declaration of Lease Commencement
EXHIBIT E   -- Janitorial Specifications
EXHIBIT F   -- Form of Non-Disturbance, Attornment, Estoppel and Subordination
               Agreement
EXHIBIT G   -- Form of Sublease
EXHIBIT H   -- Diagram of Reserved Parking Spaces

                                  OFFICE LEASE

                                   TOWER OAKS


     THIS OFFICE LEASE (this "LEASE") is made as of the 27 day of June 2000 (the "EFFECTIVE DATE"), by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "LANDLORD") and OTG SOFTWARE, INC., a Delaware corporation (hereinafter referred to as "TENANT").

                                    RECITALS:

     A. Landlord is the developer and owner of a seven (7) story office building known as "The Preserve at Tower Oaks", located at 2600 Tower Oaks Boulevard, Rockville, Maryland, situated (or to be situated) on certain real property owned by Landlord (all such real property is referred to herein as the "LAND"). Said office building consists of seven (7) stories totaling approximately one hundred eighty-nine thousand nine hundred forty-eight (189,948) gross square feet of above-grade office space, a three (3) story parking deck, a surface parking lot and other related improvements. Said office building is referred to herein interchangeably as "THE PRESERVE AT TOWER OAKS" or the "BUILDING." The Building may become part of a multi-building Complex (the "COMPLEX").

     B. Tenant desires to lease space in the Building from Landlord, and Landlord is willing to rent space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:

                                   ARTICLE I
                                  THE PREMISES

     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, approximately 93,735 square feet of rentable area, comprising a portion of the first (1st) floor and the entire third (3rd), fourth (4th) and fifth (5th) floors of the Building (the "PREMISES"). The location and configuration of the Premises are outlined on Exhibit A attached hereto and made a part hereof.

     1.2 The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common and public areas within the Building, but includes no other rights not specifically set forth herein. The lease of the Premises also is subject to any covenants, conditions and restrictions of record, including but not limited to that certain Declaration of Covenants dated February 6, 1996 recorded in Deed Book 139333 at Page 448, among the land records of Montgomery County, Maryland, as amended by that certain Agreement of Modification of Tower Oaks Property Owners Association, Inc. Declaration of Covenants, Conditions, Easements and Restrictions dated May 27, 1998, recorded in Deed Book

15897 at Page 112, among the land records of Montgomery County, Maryland (collectively, the "Declaration of Covenants"), a copy of each of which has been delivered to Tenant prior to the date hereof. Tenant agrees to observe and comply with all provisions of said Declaration of Covenants which may be applicable to it.

     1.3 Landlord shall engage Gensler to determine the exact number of square feet of rentable area included in the Building and the Premises. Promptly after Gensler determines the exact number of square feet of rentable area in the Building and the Premises Landlord and Tenant shall execute an amendment to this Lease stating, among other things, (a) the exact number of square feet of rentable area (as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings established by the Building Owners and Managers Association (1996)) included in the Premises and (b) Tenant's proportionate share as determined in accordance with the provisions of Section 4.1(a) below, which amendment shall be in the form of the declaration attached as Exhibit D hereto.

                                   ARTICLE II
                                      TERM

     2.1 All of the provisions of this Lease shall be in full force and effect from and after the Effective Date. The term of this Lease (hereinafter referred to as the "LEASE TERM") shall be for one hundred twenty (120) full calendar months, commencing on the Lease Commencement Date, as determined pursuant to
Section 2.2 hereof, and continuing for a period of one hundred twenty (120) full calendar months thereafter, unless such Lease Term shall be terminated earlier in accordance with the provisions hereof or extended pursuant to Rider No. 1 to this Lease. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of one hundred twenty (120) full calendar months thereafter. The term "Lease Term" shall include any and all renewals and extensions of the term of the Lease.

     2.2 The Lease Commencement Date shall be the date that is the earlier to occur of (i) the date on which Landlord substantially completes (or is deemed to have substantially completed) the Leasehold Work in accordance with the provisions of Exhibit B, and (ii) the date on which Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant has completed moving furniture and furnishings into the Premises and is occupying all or substantially all of the Premises for purposes of conducting business therein. Tenant and its contractors shall be allowed access to the Premises approximately thirty (30) days prior to Landlord's Anticipated Date of Substantial Completion of the Leasehold Work for the purpose of installing Tenant's communication and data equipment and associated wiring and to install other special equipment, fixtures and furniture, and such installations shall not be considered the commencement of beneficial use of the Premises by Tenant. Landlord shall use reasonable efforts to provide Tenant with forty-five (45) days prior written notice of Landlord's Anticipated Date of Substantial Completion. Any and all installations and other related activity by Tenant or its contractors prior to the Lease Commencement Date shall be coordinated with Landlord and its general contractor to insure that Tenant's work in and to the Premises does not interfere with the work being performed by

Landlord and its contractors. Notwithstanding anything herein to the contrary, neither Tenant nor its agents shall have access to the Premises during such times specified by Landlord as times that Landlord or its Contractor reasonably determine are likely to cause delay or interference with the activities of or on behalf of Landlord in the Premises. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay rent. Notwithstanding the foregoing, if Landlord is delayed in completing the Leasehold Work as a result of a Tenant Delay (as defined in Exhibit B) then for purposes of determining the Lease Commencement Date, the Leasehold Work shall be deemed to have been substantially completed on the date that Landlord's architect or contractor determines, in its reasonable, professional judgment, that the Leasehold Work would have been substantially completed if such Tenant Delay or Delays had not occurred.

     2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute, in recordable form, a written declaration setting forth the Lease Commencement Date, the date upon which the initial term of this Lease will expire, and the other information set forth therein. The form of such declaration is attached hereto as Exhibit D, and is made a part hereof.

     2.4 (a) Landlord presently anticipates that, provided Tenant timely complies with all its obligations under the Lease, including but not limited to those set forth in Exhibit B, the Premises will be ready for occupancy by Tenant and the Lease Commencement Date will occur on or about, but not before, April 15, 2001. In the event the Lease Commencement Date is delayed, regardless of the reasons or causes of such delay, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to Section 2.2 hereof. Furthermore, except as expressly provided in this Section 2.4, Landlord shall not have any liability whatsoever to Tenant on account of any such delay.

         (b) Notwithstanding anything to the contrary set forth in this Article II, in the event that the construction, modification, renovation and installation of the Initial Tenant Improvements in the Premises is not substantially complete on or before one hundred twenty (120) days after the anticipated date of substantial completion set forth in the Construction Schedule (the "Anticipated Date of Substantial Completion") except as otherwise provided below, Tenant, at its sole option, shall have the right to terminate this Lease by delivering written notice of the exercise of such right of termination to Landlord. Tenant's right to terminate this Lease in accordance with the provisions of this Section 2.4(b) may be exercised by Tenant only during the ten (10) business day period commencing on the one hundred twenty-first (121st) day after the Anticipated Date of Substantial Completion and terminating on the tenth (10th) business day after the one hundred twenty-first (121st) day after the Anticipated Date of Substantial Completion and if such right is not exercised by 5:00 p.m. on the tenth (10th) business day after the one hundred twenty-first (121st) day after the Anticipated Date of Substantial Completion, such right of termination shall lapse and expire and be of no further force and effect. In the event this Lease is terminated pursuant to this Section 2.4(b), this Lease shall be null and void and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums paid to Landlord in accordance with

Section 3.1 below and the Letter of Credit delivered in accordance with Section
5.1 below. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to this Section 2.4(b) if any of the following provisions are applicable:

             (i) if the delay in completion is a result of more than five (5) days of Tenant Delay; or

             (ii) if Landlord certifies in writing and in good faith to Tenant, on or before one hundred twenty (120) days after the Anticipated Date of Substantial Completion that the Initial Tenant Improvements in the Premises will be substantially completed not later than one hundred fifty (150) days after the Anticipated Date of Substantial Completion, except for punch list items, the completion of which will not substantially interfere with the normal conduct of Tenant's business, and long-lead time items which have been identified to Tenant in accordance with the provisions of Exhibit B.

         (c) Notwithstanding anything to the contrary set forth above, in the event that construction of the Initial Tenant Improvements in the Premises is not substantially complete on or before one hundred fifty (150) days after the Anticipated Date of Substantial Completion, except (i) for punch list items, the completion of which will not substantially interfere with the normal conduct of Tenant's business, (ii) long-lead items which have been identified to Tenant in accordance with the provisions of Exhibit B and (iii) as otherwise provided in this Section 2.4(c), Tenant, at its sole option, shall have the right to terminate this Lease by delivering written notice of the exercise of such right of termination to Landlord. Tenant's right to terminate this Lease in accordance with the provisions of this Section 2.4(c) may be exercised by Tenant only during the ten (10) business day period commencing on the one hundred fifty-first (151st) day after the Anticipated Date of Substantial Completion and if such right is not exercised by Tenant by 5:00 p.m. on the tenth (10th) business day after the one hundred fiftieth (150th) day after the Anticipated Date of Substantial Completion, such right of termination shall lapse and expire and be of no further force and effect. In the event this Lease is terminated pursuant to this Section 2.4(c), this Lease shall be null and void and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums and letters of credit paid or delivered to Landlord concurrently with the signing of this Lease pursuant to Sections 3.1(a) and 5.1 hereof. Notwithstanding the foregoing, the one hundred fifty day period set forth above shall be extended on a day-for-day basis up to an additional thirty (30) days if the delay in substantial completion is the result of Tenant Delay as defined in Exhibit B attached hereto. Thereafter, Tenant shall not have the right to terminate this Lease pursuant to this Section 2.4(c) if the delay in substantial completion extends beyond one hundred eighty (180) days as a result of Tenant Delay.

     2.5 For purposes of this Lease, the term "LEASE YEAR" shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of the month in which the Lease Commencement Date occurs and each successive twelve
(12) month period, except that if the Lease Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month.

                                   ARTICLE III
                                    BASE RENT

     During the Lease Term, Tenant shall pay to Landlord as annual base rent (used interchangeably as "BASE RENT" or "BASE RENT") for the Premises, without set off, deduction or demand, except as expressly provided in Section 14.3,
Article XVII and Article XVIII below, an amount equal to the product of Thirty-One Dollars ($31.00) multiplied by the total number of square feet of rentable area in the Premises as set forth in Section 1.1 above and as may be adjusted in accordance with the provisions of Section 1.3, which amount may be increased in accordance with the provisions of Paragraph 8(b) of the Work Agreement hereof and which amount, as it may be increased, shall be subject to annual adjustment as provided in Section 3.2. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. Concurrently with the signing of this Lease, Tenant shall pay to Landlord the sum of Two Hundred Forty-Two Thousand One Hundred Forty-Eight Dollars and Seventy-Five Cents ($242,148.75) which sum shall be credited by Landlord toward the first monthly installment of annual base rent due for the first calendar month falling within the Lease Term. If the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable from the amount delivered to Landlord in accordance with the preceding sentence.

     3.2 (a) Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the initial Lease Term, the annual base rent shall be increased by the lesser of (a) two and one-half percent (2.5%) of the amount of annual base rent payable for the immediately preceding Lease Year and (b) the increase in the Consumer Price Index ("CPI"), calculated as set forth below, multiplied by three hundred percent (300%).

         (b) Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the initial Lease Term, annual increases in the CPI shall be calculated in the following manner:

             (1) The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, "November" 1996=100 Base, Base Year, All Items, Washington-Baltimore, DC-MD-VA Metropolitan Area (CPI-W), as published by the Bureau of Labor Statistics of the United States Department of Labor (herein referred to as the "Index"), which is published for the period that includes the month immediately preceding the first day of the Lease Year for which such CPI Adjustment is being made (herein referred to as the "Adjustment Index"), shall be compared with the Index published for the period that includes the month immediately preceding the month in which the Lease Commencement Date occurs (herein referred to as the "Beginning Index"). If the Adjustment Index has increased over the Beginning Index, the percentage increase between the Beginning Index and the Adjustment Index shall be determined.

             (2) The percentage increase determined in Step (1) above shall be multiplied by three hundred percent (300%). The resulting percentage shall then be multiplied by the annual base rent for the first Lease Year set forth in Section 3.1 hereof to arrive at the amount of the increase in annual base rent for the Lease Year for which such adjustment is being determined.

             (3) The CPI Adjustment determined in Step (2) above shall be added to the annual base rent for the first Lease Year set forth in
             Section 3.1 to arrive at the adjusted annual base rent payable for the Lease Year for which the adjustment is being made. In the event the annual base rent as adjusted pursuant to the procedure set forth in Steps (1) and (2) above is less than the amount of annual base rent payable for the immediately preceding Lease Year increased by two and one-half percent (2.5%) then the annual base rent shall be the adjusted annual base rent shall be as calculated pursuant to Steps (1), (2) and (3) which rent shall be payable in equal monthly installments in advance on the first day of each month of such Lease Year.

         (c) If the Index is changed so that a base year other than "November" 1996=100 is used, the Index used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is discontinued or otherwise revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         (d) Promptly after the adjustment in the annual base rent is determined for each Lease Year, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment and the computations by which it was determined. Since the actual increase in the annual base rent may not be determined until after the start of a new Lease Year, until the actual increase in the annual base rent is determined, Tenant shall make estimated monthly payments of base rent during such Lease Year in an amount based upon Landlord's reasonable estimate of the monthly installments of base rent that will be payable during such Lease Year. Promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installments of base rent for such Lease Year, the difference between the estimated monthly payments paid by Tenant and the actual amount of base rent determined to be owing for such months shall be determined. If the estimated payments by Tenant exceed the actual amount determined to be owing, the excess shall be credited against the next monthly installment(s) of base rent falling due hereunder. If the actual amount determined to be owing is greater than Tenant's estimated payments, the deficiency shall be paid by Tenant together with the next monthly installment of base rent due hereunder.

         (e) The provisions of this Section 3.2 shall not be applicable to the Renewal Term unless agreed to or so determined in accordance with the provisions of Rider No. 1.

     3.3 All rent shall be paid to Landlord in legal tender of the United States at P.O. Box 3557, Boston, MA 022441-3557, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing.

     3.4 Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. In the event the holder of any mortgage or deed of trust secured by the Building acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure, Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use or occupancy agreement not otherwise permitted or approved by Landlord in accordance with the provisions of Article VII.

                                   ARTICLE IV
                                 ADDITIONAL RENT

     4.1 Operating Expenses.

         (a) (i) Commencing on the first (1st) anniversary of the Lease Commencement Date and continuing with each month thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, Tenant's proportionate share of the amount by which actual operating expenses incurred by Landlord in connection with the management, operation and ownership (with respect to Real Estate Taxes, as defined in subsection (b) below) of the Building and the parking deck ("OPERATING EXPENSES") during any calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Base Year Operating Expenses") equal to the Operating Expenses incurred by Landlord in connection with the management, operation and ownership of the Building during the twelve month period (the "Base Year") commencing January 1, 2001, and ending December 31, 2001. For purposes of this Article IV Tenant's proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the total number of square feet of rentable area in the Building, excluding the number of square feet devoted to storage space and parking. It is understood that the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building or the deletion of space from the Building or in the amount of space leased by tenants who pay by separate meter for their electrical and/or janitorial, cleaning, or other utilities or services so that Tenant actually pays its fair share of Operating Expenses; provided, however, that any such change in rentable area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease. Tenant's proportionate share shall increase in the event Tenant expands the Premises during the Lease Term.

         (ii) For purposes of calculating the Base Year Operating Expenses, the line item component for Real Estate Taxes shall be the amount of Real Estate Taxes incurred by Landlord in the first year the Building is fully assessed for tax purposes as reasonably calculated by Landlord, but not later than tax year 2003 (i.e. July 1, 2003 - June 30, 2004). Until such amount is finally determined, Tenant shall pay amounts due pursuant to this Article based on Landlord's reasonable estimate and at such time as the base tax amount is finally determined, Landlord shall notify Tenant thereof in writing, which writing shall specify the amount of Tenant's actual liability under this Article prior to the date of the statement and the amount actually paid by Tenant under this Article during such period. Landlord has previously provided Tenant with its current estimate of Base Year Real Estate Taxes. Tenant acknowledges that such estimate is no more than Landlord's reasonable belief of the Real Estate Taxes that will be imposed on the Building and the land upon which the Building is constructed and that the actual amount of Base Year Real Estate Taxes may be higher or lower than Landlord's estimate. Landlord shall credit any overpayment toward sums next coming due under this Article and Tenant shall reimburse Landlord as additional rent for any underpayments during such period.

         (iii) Landlord agrees that no item of maintenance or repair or any the provision of any service will be deferred in the Base Year solely for the purposes of reducing Base Year Operating Expenses. The specific obligations of Tenant with respect to such increases shall be governed by the remaining sections of this Article IV. Operating Expenses shall be calculated consistently from year to year during the Lease Term.

     (b) The Operating Expenses shall be determined on a calendar year, accrual basis and shall include the costs and expenses actually incurred by Landlord in accordance with sound management practices generally prevailing for first-class office buildings in the North Bethesda/Rockville, Maryland area described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below.

         (1) Included costs and expenses:

             (i) Actual gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature consumed in connection with the operation of the Building.

             (ii) Insurance premiums paid by Landlord.

             (iii) Personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other personnel related to the management, maintenance, repair and operation of the Building but excluding the costs of any compensation paid to partners of Landlord or officers and directors of the managing agent and any separate charge for the overhead expenses attributable to maintaining an office for such partners, officers, or directors or any employee of the managing agent above the grade of superintendent or building manager; provided, however, that if during the Lease Term such personnel or entities are working on projects other than the Building, then their wages, salaries, fees and related expenses shall be appropriately allocated among all of such projects and only that portion of such expenses reasonably allocable to the Building shall be included as an Operating Expense.

             (iv) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, windows, security service, concierge, landscaping, snow and ice removal and management fees not to exceed (I) during the initial five
         (5) Lease Years, in excess of three percent (3%) of the gross revenues payable to Landlord in connection with the Building during the applicable calendar year and (II) during the remaining five (5) Lease Years, in excess of four percent (4%) of the gross revenues payable to Landlord in connection with the Building during the applicable calendar year.

             (v) Except to the extent specifically excluded by subsection (2) below, all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability.

             (vi) Depreciation (on a straight-line basis over the shorter of the actual payback period of the improvement and the estimated useful life of the improvement commencing in the calendar year in which the improvement was substantially competed, with interest at Landlord's cost of funds, or it the improvement is not financed, at the prime rate reported in The Wall Street Journal on the date of such expenditure) for capital expenditures made by Landlord (A) after the first two (2) Lease Years to reduce operating expenses if Landlord reasonably believes that the annual reduction in operating expenses will exceed depreciation therefor or (B) to comply with the Legal Requirements (as defined in Section 6.1 below) promulgated after the Lease Commencement Date.

             (vii) Any other costs and expenses reasonably incurred by Landlord in maintaining or operating the Building, except as provided in subsection (2) below.

             (viii) The costs of any additional services not provided to the Building during the Base Year but thereafter provided by Landlord in the prudent management of the Building if comparable services are being furnished at first class buildings in the vicinity of the Building, but only to the extent of any increase in the costs to provide such additional service over the costs to provide such service during the first calendar year in which the same was provided to the Building (except that if and to the extent any such service is in substitution for any service provided during the Base Year, then the entire cost thereof shall be included as an Operating Expense during each year the service is provided to the Building).

             (ix) Charges for concierge, security, access control, janitorial, char and cleaning services and supplies.

             (x) Real Estate Taxes (as hereinafter defined).

             (xi) Complex Common Expenses (as hereinafter defined).

             (xii) Notwithstanding anything set forth in subsection (2) below, the Building's share of all costs, expenses, charges or other assessments of The Preserve at Tower Oaks Office Park Association or other authority or entity or any successor thereto.

             (xiii) City of Rockville Transportation Management District fee (or any successor, replacement or similar fee), currently in the amount of Ten Cents ($0.10) per rentable square foot per annum, to be paid in equal monthly installments on the first (1st) day of each month.

             (xiv) Accounting expenses reasonably incurred by Landlord in calculating Operating Expenses and legal fees and expenses reasonably incurred by Landlord in connection with proceedings undertaken to reduce Operating Expenses.

         (2) Excluded costs and expenses:

             (i) Principal or interest payments on and any other charges paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances.

             (ii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease, except to the extent such rental payments represent payment of Real Estate Taxes (as hereinafter defined) and are included in the line item component attributable to Base Year Real Estate Taxes.

             (iii) Leasing commissions payable by Landlord and advertising and promotional expenditures associated with marketing vacant space in the Building.

             (iv) Deductions for depreciation for the Building, except to the extent included in subsection (1) above.

             (v) Capital improvements, including, without limitation, renovation of the common areas of the Building, that are not deducted by Landlord in computing its federal income tax liability, except to the extent included in subsection (1) above.

             (vi) The costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities separately chargeable to, or specifically provided for, individual tenants of the Building, including, without limitation, the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building (including permit, license and inspection fees). Notwithstanding the foregoing, the provision of services and utilities to other tenants of the Building during hours set forth in Section
         14.1 shall be fully includable in Operating Expenses.

             (vii) Attorney's fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer's gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan prepayment penalties, premiums, fees or charges.

             (viii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs ) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent.

             (ix) The costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source; it being understood that any rent payments or other payments by tenants in the nature of additional rent as provided in this Section 4.1 shall not be deemed sources of reimbursement to Landlord for such costs.

             (x) Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements.

             (xi) Costs incurred by Landlord for the original construction and development of the Building and nonrecurring costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Building or any of the base building mechanical, electrical, plumbing or fire and life safety systems made necessary as a result of defects in design, workmanship or materials.

             (xii) Any costs and expenses incurred by Landlord in connection with causing the common and public areas of the Building which are within Landlord's sole and exclusive control to comply with applicable Legal Requirements, except to the extent included in subsection 1 above.

             (xiii) The costs of all paintings, sculptures or other works of art (other than insurance and maintenance costs therefor).

             (xiv) Costs and expenses incurred by Landlord for services that are duplicative of or are normally included in any management fees paid by Landlord.

             (xv) That portion of any Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid to an entity which is not affiliated with Landlord for the provision of the same service.

             (xvi) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Building, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses.

             (xvii) Costs attributable to any "tap fees" or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building.

             (xviii) Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, that for so long as Boston Properties Limited Partnership or an affiliate thereof is the owner or manager of the Building, with respect to the cost to repair damage, Landlord may include in Operating Expenses (1) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord determines, in its reasonable judgment, that the effect of making a claim under Landlord's insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair and maintenance expenses relating to the Building, Landlord may include in Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord's insurance policy or policies to such occurrence in any calendar year; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith.

             (xix) Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully includable in Operating Expenses in the year of purchase.

             (xx) Any costs actually reimbursed under the warranty of any general contractor, subcontractor or supplier and realized by Landlord.

             (xxi) Reserves established by Landlord for bad debts or rent losses attributable to tenants of the Building and/or for repairs, maintenance and replacements.

             (xxii) Costs and expenses attributable to management fees (I) during the initial five (5) Lease Years, in excess of three percent (3%) of the gross revenues payable to Landlord in connection with the Building during the applicable calendar year and (II) during the remaining five (5) Lease Years, in excess of four percent (4%) of the gross revenues payable to Landlord in connection with the Building during the applicable calendar year.

             (xxiii) Attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer's fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building.

             (xxiv) Landlord's general overhead costs and costs and expenses of administration and management of partnership activities of Landlord.

             (xxv) Any costs or expenses related exclusively to retail space in the Building which are in excess of normal office use; it being understood that any cost or expense related to, inter alia, the Building exterior (except for store windows), the lobby or elevators, do not relate exclusively to retail space and are fully includable in Operating Expenses to the extent otherwise permitted hereunder.

             (xxvi) Salaries and all other compensation of employees of Landlord or the managing agent to the extent that such employees devote portions of their time to the operation and management of buildings other than the Building.

             (xxvii) Costs and expenses attributable to any testing, investigation, management, maintenance, remediation or removal of Hazardous Materials, as defined in this Lease (other than any testing or monitoring customarily conducted by owners of building comparable to the Building n the ordinary course of operating the same).

             (xxviii) Costs and expenses attributable to the operation and maintenance of the Shower Facility, the Parking Deck and the surface parking lot servicing the Building.

     In the calculation of any Operating Expenses hereunder, it is understood that no expense shall be charged more than once.

         (b) As used above, the term "REAL ESTATE TAXES" shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building or the Land upon which the Building is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, which are in the nature of, or in substitution for, real estate taxes; (iii) all taxes which are imposed upon and paid by Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein and (iv) expenses (including reasonable attorneys' fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. If any of the buildings that may comprise the Complex are assessed together then Real Estate Taxes for the Building shall be a fraction thereof, the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in the Complex; provided, however, that Tenant shall not pay as a result of such aggregating such buildings more than it would have otherwise paid were all such buildings constructed on separate tax lots. Real Estate Taxes shall not include (I) any rental or other charges or fee imposed upon Landlord in connection with the lease or use of any vault space or (II) any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, inheritance taxes, gift taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes.

         (c) Landlord and Tenant agree that the Real Estate Taxes for the first
(1st) six (6) tax years of the Lease Term may be reduced (the "Tax Reduction") by application of the provisions of Sections 52-69 through 52-79 of the Montgomery County Code (1998 L.M.C., ch. 9, Section 1) and Section 9-230 of the State of Maryland Tax-Property Article which are intended to benefit office tenants in the State of Maryland and Montgomery County. Landlord agrees that on the later to occur of (i) October 31 of each of those tax years and (ii) thirty
(30) days following the date Landlord actually obtains the benefit of the Tax Reduction resulting directly from the application of the laws described herein to Tenant's business operations in the Building, Landlord, at Landlord's election either shall pay Tenant the amount of the Tax Credit or shall direct Tenant to deduct the amount of the Tax Reduction from its next estimated payment or payments of base rent and additional rent due under this Lease. In the event Landlord timely fails to notify Tenant of Landlord's election as described in the preceding sentence, Tenant may deduct the amount of the Tax Reduction from its next estimated payment or payments of base rent and additional rent due under this Lease. It is expressly agreed that in order to avoid duplication of the benefit to Tenant resulting from the Tax Reduction, the computation of Real Estate Taxes for the purposes of this Article IV, including for the calculation made for purposes of determining the Base Year Real Estate Taxes, shall be made without regard to the Tax Reduction (i.e. Tenant's obligations under this Article IV shall be computed using the gross amount of Real Estate Taxes before the Tax Reduction). Tenant shall only be entitled to the Tax Reduction arising directly from Tenant's business operations in the Building and shall not be entitled to any similar Tax Reduction arising from or attributable any other tenant's or occupant's conduct of business in the Building or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Tax Reduction attributable to any calendar year cause the applicable line item component for Real Estate Taxes to fall below the applicable line item for Real Estate Taxes in the Base Year. Landlord shall cooperate with Tenant at Tenant's sole cost and expense in obtaining the Tax Reduction.

         (d) As used above, the term "COMPLEX COMMON EXPENSES" shall mean those Operating Expenses incurred by Landlord in owning, operating and/or managing the Complex (as opposed to those Operating Expenses related exclusively to the Building) including any fees, costs or assessments allocated to the Building under any agreement encumbering the Building, but only a fraction of such expenses, the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in the Complex.

         (e) Notwithstanding anything to the contrary in this Article IV, Tenant shall not be obligated to pay to Landlord increases of additional rent for any calendar year after the first Lease Year attributable to Controllable Operating Expenses (as defined in the next sentence) which exceed eight percent (8%), in the aggregate, of the amount of additional rent attributable to Controllable Operating Expenses for the immediately preceding calendar year. For the purposes of this Section, Controllable Operating Expenses are all Operating Expenses other than Operating Expenses incurred by Landlord which are attributable to (i) Real Estate Taxes, (ii) utilities, (iii) snow removal and (iv) insurance.

     4.2 In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or services for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for the Base Year and such calendar year that fluctuate depending on the level of occupancy of the Building shall each be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) and as if no tenants had separately paid for electricity or other utilities and services for the Base Year and such calendar year. In addition, when calculating the Operating Expenses for the Base Year, Landlord shall take into account and shall make appropriate adjustments (a) to reflect (i) its reasonable estimation of the impact that warranties and guaranties in effect in connection with the initial construction of the Building have in reducing the costs that Landlord would otherwise have paid for such services during the Base Year and (ii) the fact that the Building will be partially occupied and in operation only during a portion of the Base Year and (iii) to calculate Base Year Operating Expenses as if the Building were 100% occupied and in full operation from January 1 through December 31, 2001. It is the intent of this provision to permit Landlord to recover for increases in Operating Expenses that fluctuate based on occupancy attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building.

     4.3 At the beginning of calendar year 2002 and each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a reasonably detailed statement setting forth Landlord's reasonable estimate of the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Year Operating Expenses, and the computation of Tenant's proportionate share of such anticipated increase. Except as otherwise provided herein, Tenant shall pay to Landlord commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each month during the calendar year in which the first (1st) day of the second (2nd) Lease Year occurs and thereafter following receipt of such statement during each calendar year during the remainder of the Lease Term, an amount equal to Tenant's proportionate share of the anticipated increase in such expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within one hundred twenty (120) days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a reasonably detailed statement showing (i) the actual amount of Base Year Operating Expenses, (ii) the actual Operating Expenses paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant's proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses, and (iv) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increases, Tenant shall deduct the net overpayment from its next estimated payment or payments due under Article III above or this Article IV for the then current year. If Tenant's actual liability for such increases exceeds the estimated payments made by Tenant on account thereof, then Tenant shall promptly pay to Landlord the total amount of such deficiency as additional rent due hereunder.

     4.4 In the event the Lease Term begins or expires on a day other than the first or last day of a calendar year, the increases in the Operating Expenses for such calendar year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

     4.5 All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as annual base rent is payable pursuant to Article III hereof.

     4.6 Tenant's liability for its proportionate share of the increases in Operating Expenses described in Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term. Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of such increases for such last calendar year over Tenant's actual liability therefor shall survive the expiration of the Lease Term and such refund shall be made to Tenant within thirty (30) days of the date of Landlord's calculation of the actual increases for such last calendar year falling entirely or partly within the Lease Term.

     4.7 In the event that Tenant, in good faith, believes that the amounts paid by Tenant to Landlord relating to increases in Operating Expenses during any calendar year falling within the Lease Term exceeded the amounts to which Landlord was entitled to hereunder then, Tenant or an independent, certified public accountant designated by Tenant (who is hired by Tenant on a noncontingency basis and provides a full range of accounting services) shall have the right, during regular business hours and after giving ten (10) business days' advance written notice to

Landlord, to inspect and audit Landlord's books and records relating to such charges for a period of two (2) years with respect to the Base Year and one (1) year for each calendar year thereafter following the receipt by Tenant of the statement required of Landlord pursuant to Section 4.3 hereof for such calendar year. If Landlord agrees that such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of increases in such charges exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such charges, Landlord shall promptly refund to Tenant the amount of such excess or the amount of such credit, as the case may be. Tenant shall (and shall cause its agents to) keep the results of such audit or audited statement strictly confidential. All costs and expenses of any such audit shall be paid by Tenant, except that if such audit shows that Tenant's obligations to Landlord under this Article IV were overstated by Landlord by more than four percent (4%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such audit, up to a maximum of Seven Thousand Five Hundred Dollars ($7,500.00); provided that in no event shall Landlord be obligated to reimburse Tenant with respect to any calendar year for such expenses in any amount that exceeds the amount of the reimbursement due to Tenant on account of any overpayment. If Tenant does not notify Landlord in writing of any objection to any statement within said two (2) year or one (1) year period, as applicable, then Tenant shall be deemed to have waived such objection.

     4.8 Notwithstanding anything in this Article IV to the contrary, if Landlord appeals Real Estate Taxes and obtains a refund for any calendar year in which Tenant paid increases in Real Estate Taxes pursuant to this Article, then Landlord shall promptly pay to Tenant its proportionate share of such refund (after deducting the reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Real Estate Taxes) based upon the proportion that the line item component attributable to Real Estate Taxes paid by Tenant for the period to which such refund relates bears to the total amount of the line item component attributable to Real Estate Taxes during the calendar year to which such refund relates; provided, however, in no event shall the amount of Tenant's proportionate share of such refund be greater than the total amounts paid to Landlord by Tenant pursuant to this Article on account of increases in Operating Expenses with respect to the calendar year to which such statement relates. Landlord and Tenant agree that if the refund is for a calendar year in which Real Estate Taxes incurred by Landlord did not exceed the Base Year Real Estate Taxes (i.e., Tenant did not pay any increases in Real Estate Taxes pursuant to this Article for such calendar year), then Tenant shall not be entitled to a proportionate share of such refund. Subject to the gross-up provisions of Section 4.2 above, if Landlord contests the Real Estate Taxes for a calendar year within twelve (12) months of Landlord's receipt of the applicable Real Estate Tax bill, and such contest results in either an increase in the line item component attributable to Real Estate Taxes for such calendar year or an increase or decrease in the line item component attributable to Base Year Real Estate Taxes, as applicable, Landlord shall bill Tenant for prior underpayments of Real Estate Taxes thereby resulting and the line item component attributable to Base Year Real Estate Taxes shall be reduced or increased accordingly.

                                    ARTICLE V
                                SECURITY DEPOSIT

     5.1 (a) Simultaneously with Tenant's execution of this Lease, Tenant shall deliver to Landlord the sum of Two Million Eight Hundred Twelve and Fifty Dollars ($2,812,050) (i.e. Thirty Dollars ($30.00) multiplied by the number of square feet of rentable area in the Premises), as a security deposit (hereinafter referred to as the "SECURITY DEPOSIT" or "SECURITY DEPOSIT"), which sum shall be in addition to the amount paid by Tenant to Landlord pursuant to
Section 3.1 hereof. However, all cash which Tenant delivers to Landlord as a security deposit, including the proceeds if Landlord draws on the Letter of Credit (as defined below), will be deposited in an interest bearing account maintained by Landlord (which account may also contain the security deposits of other tenants or other sums) and such interest shall accrue to the benefit of Tenant and be paid to Tenant annually, absent Tenant's default, beyond any applicable notice and cure period, under this Lease. Landlord shall, in good faith, deposit such cash in the highest yielding money market account or certificate of deposit readily available at the bank or other institution at which such cash portion of the Security Deposit is so maintained by Landlord. Subject to the terms of the sentence which immediately precedes this sentence, any cash portion of the Security Deposit held by Landlord shall accrue interest at the rate of interest paid by the bank or other institution at which such cash portion of the Security Deposit is maintained, and any such interest shall be deemed to be a part of the Security Deposit. Among other things, Landlord has assigned to the holder of the mortgage encumbering the Building, all of Landlord's interest in this Lease, including, without limitation, the security deposit; provided, however, that so long as Landlord is not in default beyond any applicable notice and cure period under any loan secured by the Building, Landlord shall retain possession of the Letter of Credit in its offices located in the Washington, D.C. metropolitan area.

         (b) The security deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any default by Tenant hereunder. In the event of any monetary or other material default, beyond any applicable notice and cure period, by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for (i) the payment of any annual base rent or additional rent or any other sum or amount which Tenant is obligated to pay under the terms of this Lease or which Landlord has spent in accordance with the terms of this Lease and as to which Tenant is in default beyond any applicable notice and cure period and (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 8.2 hereof. If any portion of the security deposit is so used or applied, within ten business (10) days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to its original amount or shall likewise increase the amount of the Letter of Credit and Tenant's failure to do so shall constitute a default under this Lease. Tenant hereby authorizes Landlord to deposit the security deposit with the holder of any mortgage (as defined in Section 21.1) if and to the extent required by said holder; provided, however, that such holder shall hold the security deposit subject to Tenant's rights with respect to the security deposit set forth herein. Subject to the provisions of Section 5.1(a) above, if and to the extent required by the holder of any first mortgage (as defined in Section 21.1), Tenant hereby authorizes Landlord to deposit the security deposit with any such holder with whom Tenant has a non-disturbance agreement (or from any such holder that agrees to execute a non-disturbance agreement in accordance with Article XXI, even if Tenant fails to execute such agreement and submit the same for such mortgage holder's execution, unless such failure is solely because there is a bona fide dispute between Tenant, Landlord, and/or the mortgage holder with respect to whether the proposed non-disturbance agreement is in accordance with Article XXI (in which event Landlord shall not deposit the security deposit with such mortgage holder until such dispute is resolved); provided, however, that such holder shall hold the security deposit subject to Tenant's rights with respect to the security deposit set forth herein.

         (c) Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit (the "Letter of Credit") in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (a) in form and substance satisfactory to Landlord in its sole discretion; (b) at all times in the amount of the security deposit, and shall permit multiple draws; (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in or having a corresponding bank in the Washington, D.C., New York, New York or Boston, Massachusetts metropolitan area; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building or, at Landlord's option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating that Tenant is in monetary or other material default under this Lease beyond any applicable notice and cure period and the amount that Landlord is owed in connection therewith; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to Tenant's failure to timely comply with the requirements of subsection (g) above, in which event Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, then Landlord shall have the right the require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within fifteen (15) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance

Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within fifteen (15) days thereof, Tenant shall replace such Letter of Credit with cash or such other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen
(15) day period). Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

         (d) Provided that, as of the applicable Reduction Date (as defined below) no monetary default or any Event of Default shall then be in existence, Tenant shall have the right with respect to each Reduction Date to reduce the portion of the security deposit by the amount set forth below with respect to each Reduction Date (provided, however, that subject to the provisions of this subsection (d), if any previously existing monetary default is cured within the applicable notice and cure period and/or any previously existing Event of Default is thereafter cured by Tenant, then the Reduction Date shall be extended to the date on which such cure shall have been effected):

                                                                   SECURITY DEPOSIT
               REDUCTION DATE                                      REDUCTION AMOUNT
               --------------                                      ----------------
        First day of second Lease Year                  5% of initial letter of credit amount
        First day of third Lease Year                   5% of initial letter of credit amount
        First day of fourth Lease Year                  10% of initial letter of credit amount
        First day of fifth Lease Year                   10% of initial letter of credit amount
        First day of sixth Lease Year                   10% of initial letter of credit amount
        First day of seventh Lease Year                 10% of initial letter of credit amount
        First day of eighth Lease Year                  15% of initial letter of credit amount
        First day of ninth Lease Year                   15% of initial letter of credit amount
        First day of tenth Lease Year                   15% of initial letter of credit amount

If all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 5.1(d). Notwithstanding anything herein to the contrary, if there have been more than three (3) Events of Default, then there shall occur no further reduction in the security deposit. If any portion of the security deposit is then in the form of a letter of credit, such reduction shall occur by means of delivery by Tenant to Landlord of a substitute Letter of Credit or an amendment to the Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which event, the original Letter of Credit will be promptly returned to Tenant. For the purposes of this Lease, the terms "monetary default" and "monetary Events of Default" shall include any default or Event of Default with respect to Tenant's obligation to maintain insurance coverage pursuant to the provisions of Article XIII, provided, however, that in lieu of the notice and cure provision set forth in
Article XIX, with respect to Tenant's failure in its obligation to maintain insurance coverage, Tenant shall have a period of five (5) days after Tenant receives written notice, which notice may be delivered by facsimile, of such failure to cure such failure.

     5.2 In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the security deposit to the purchaser or assignee, and provided such transferee assumes Landlord's obligations hereunder arising from and after the date of the transfer, Tenant shall look only to such purchaser or assignee for the return of the security deposit, and Landlord, subject to the provisions of Section 15.6 below, shall thereupon be released from all liability to Tenant for the return of the security deposit. If the security deposit is in the form of a letter of credit, then Tenant shall, within ten (10) days after Landlord's request therefor, have the Letter of Credit amended or reissued by the issuer to indicate the new beneficiary.

     5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 21.1) encumbering the Building for return of the security deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the security deposit is actually transferred to such holder.

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 (a) Tenant shall use and occupy the Premises solely for general office use and ancillary uses thereto such as training facilities and a computer lab consistent with the character of the Building and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the State of Maryland, the United States of America and any other public or quasi-public authority having jurisdiction over the Premises (collectively, "LEGAL REQUIREMENTS"), concerning the use, occupancy or condition of the Premises and all machinery, equipment and furnishings therein, including, but not limited to the Americans with Disabilities Act and regulations promulgated from time to time thereunder. Landlord shall obtain at Tenant's expense, subject to application of the Tenant Improvement Allowance, the initial occupancy permit required for Tenant to lawfully occupy the Premises. If, after Tenant's initial occupancy of the Premises, any such Legal Requirement requires an occupancy or use permit or license for the Premises, the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises. Tenant shall pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Lease.

         (b) Subject to Tenant's obligations under Article IV of this Lease, Landlord shall comply or use commercially reasonable efforts to cause compliance with all notices it receives of violation of any Legal Requirements that are applicable to the operation of the common and public areas in the Building and to the machinery and equipment provided by Landlord in the operation of the Building. Notwithstanding anything to the contrary in this Section 6.1, all additions, replacements or alterations to the Building (other than the Premises) which are required due to the enactment of any future Legal Requirements shall be performed by Landlord and the cost thereof shall be an Operating Expense (if and to the extent permitted in accordance with Article IV of this Lease) unless such addition, replacement or alteration is necessitated by Tenant's particular use, design or layout of the Premises or caused by the negligence or willful acts or omissions of Tenant or any of its employees, agents, contractors or subtenants in which case Tenant shall bear the entire cost of performing such addition, replacement or alteration

         (c) Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

     6.2 (a) Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Building, provided that Tenant may use and store in accordance with all Environmental Laws reasonable quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. "HAZARDOUS MATERIALS" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law (as defined below) or any other applicable Laws as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601
et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (as defined below), which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "ENVIRONMENTAL DEFAULT" means any of the following which is caused by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened and such testing indicates an Environmental Default, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises. Tenant shall not generate, dispose of or maintain any toxic or hazardous substances in the Premises other than cleaning agents and other substances normally and customarily used by office tenants and which are not prohibited by applicable law and which Tenant shall store and shall use in accordance with applicable law.

         (b) Landlord represents that, except as specified in that certain Phase I Environmental Site Assessment (the "ENVIRONMENTAL REPORT") prepared by Law Engineering, dated December 1997 to its actual knowledge as of the date of this Lease, based solely and exclusively on the Environmental Report and no further or additional inspection or inquiry having been made, neither the Premises, nor the Land (collectively, the "Property") contain any Hazardous Materials in violation of any Environmental Law. Landlord shall not knowingly permit any Hazardous Materials to be used in the construction or development of the Property in violation of any Environmental Law. In the event Landlord is advised, or it shall come to Landlord's attention, that Hazardous Materials exist in the Premises, if mandated by any Legal Requirement, Landlord shall take all reasonable steps necessary to promptly remove or abate as required, at Landlord's expense, all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to materially interfere with the conduct of Tenant's business; provided, however, that Landlord shall remove, at Tenant's expense, any Hazardous Materials from the Premises which Tenant or its Invitees shall have introduced or otherwise brought in, on or about the Premises. Notwithstanding anything herein to the contrary, no holder of any mortgage (nor any person or entity claiming by, through or under any such holder) shall have any liability under this Section 6.3(b) or any responsibility to perform any of Landlord's obligations set forth in this Section 6.3(b); however, any person or entity claiming by, through or under any such holder and which obtains ownership of the Property, shall have liability under this Section 6.3(b) and shall be responsible to perform Landlord's obligation hereunder, but only to the extent such obligations arise during such period of time as it shall have ownership of the Property.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

     7.1 (a) Except as expressly provided in this Article VII, Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. Except as expressly provided in this Article VII, no assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion (except as otherwise provided in this Article VII). If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning, individually or collectively, a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and shall be subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange. Except as expressly provided in this Article VII, any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent shall, at the option of Landlord, constitute an immediate Event of Default under this Lease, without Landlord having to provide Tenant any notice as may otherwise be required under Section 19.2 below and Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

         (b) Notwithstanding the restrictions on assignment set forth in Section 7.1(a) above or the provisions of Section 7.3 below, Landlord's prior consent shall not be required with respect to any assignment of this Lease resulting from the merger, consolidation, or other corporate reorganization of Tenant, or the sale or transfer of the capital stock of Tenant, provided that (i) Tenant after such merger, consolidation, reorganization or sale of stock has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least equal to or greater than the credit worthiness and net worth of Tenant immediately prior to such merger, consolidation, reorganization or sale of stock,

(ii) Tenant after such merger, consolidation, reorganization or sale of stock agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) Tenant after such merger, consolidation, reorganization or sale of stock shall conduct substantially the same business on the Premises as that conducted by Tenant prior thereto or a related business which is a permitted use pursuant to
Article VI of the Lease, (iv) Tenant provides Landlord with prior written notice of its intent to assign all or a portion of the Premises not more than ninety
(90) nor less than fifteen (15) days prior to the date such assignment is to be effective, (v) the character of Tenant after the merger, consolidation, reorganization or sale of stock, as the case may be, and the nature of Tenant's activities on the Premises and in the Building will not change so as to adversely affect other tenants in the Building or impair the reputation of the Building as a first-class office building, (vi) the assignment is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of
Article VII of the Lease, (vii) Tenant is not in default, beyond any applicable notice and cure period, under any of the terms and provisions of this Lease and
(viii) the assignment (A) will not result in a material increase in Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant and (B) will not materially increase the burden on elevators or other Building systems or equipment over the burden prior to such assignment.

         (c) In the event of any such assignment pursuant to Section 7.1(b) above, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

     7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be unreasonable for Landlord to withhold its consent if Tenant is in monetary or other material non-monetary default beyond any applicable notice and cure provision under this Lease, or if Landlord determines, in its reasonable discretion, that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would materially adversely affect the other tenants of the Building or would impair the reputation of the Building as a first-class office building, or that the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee (i) is likely to increase in a material respect the Operating Expenses for the Building beyond that which Landlord now incurs for use of by Tenant;
(ii) is likely to increase in a material respect the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; (iii) violates or is likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises; or (iv) the proposed sublease may have an adverse effect on the real estate investment trust qualification tests applicable to Landlord and its affiliates. Any attempted subletting by Tenant of any portion of the Premises without Landlord's consent if and to the extent required, shall, at the option of Landlord, constitute an immediate Event of Default under this Lease, without Landlord having to provide Tenant any notice as may otherwise be required under
Section 19.2 below and Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant. Furthermore, except as otherwise provided in this Article VII, Tenant shall not have the right to sublease all or any portion of the Premises without first complying with the provisions of subsections (a) through (e) below:

         (a) Tenant shall give Landlord written notice of its desire to sublease all or a portion of the Premises. Such notice shall specify the portion of the Premises proposed to be sublet and the date such portion is to be made available for subleasing. If Tenant subleases or as a result of such sublease, would in the aggregate be subleasing fifty percent (50%) or more of the rentable area in the original Premises, Landlord shall have the right to retake possession of the portion of the Premises proposed to be sublet. If Tenant subleases, or as a result of such sublease, would in the aggregate sublease less than fifty percent (50%) of the rentable area in the original Premises, Landlord shall not have the right to retake possession of the portion of the Premises proposed to be sublet. If, subject to the terms of this Section 7.2(a), Landlord has the right to retake possession of the portion of the Premises proposed to be sublet, within fifteen (15) days after receipt of such notice, Landlord shall notify tenant in writing whether or not Landlord will retake possession of the portion of the Premises proposed to be sublet and thereby delete such portion of the Premises from the Premises being leased to Tenant hereunder. If Landlord elects to retake such portion of the Premises, (i) Landlord shall retake possession of such portion on the date specified in Tenant's notice, (ii) Tenant's obligation to pay base rent and additional rent attributable to increases in Operating Expenses for such recaptured portion of the Premises shall cease on such date and the security deposit provided in accordance with Article V hereof shall be reduced proportionately and (iii) Landlord and Tenant shall promptly execute an amendment to the Lease setting forth the new square footage of the reduced premises to be occupied by Tenant. Thereafter, Tenant shall not have any further rights of any kind, including any right of renewal, in or to the portion of the Premises so retaken. If Landlord does not elect to retake such portion of the Premises within the aforesaid fifteen (15) day period, Tenant shall comply with the provisions of subsections (b) and (c) below with respect to any proposed sublease of such portion of the Premises.

         (b) Notwithstanding anything to the contrary in this Article VII, Tenant shall in no event have the right to sublease the Premises, or any portion thereof, to more than three (3) subtenants at any one time on any floor of the Premises without Landlord's prior written approval.

         (c) Tenant agrees to give Landlord at least fifteen (15) days advance written notice of Tenant's intention to sublease a portion of the Premises to a particular subtenant, along with sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsection
(b) above. Landlord agrees to advise Tenant of its decision to grant or withhold its consent to such subletting within fifteen (15) business days after Landlord's receipt of such notice by Tenant. Landlord shall use reasonable efforts to obtain all required third party approvals, if any, within such fifteen (15) business day period.

         (d) Tenant's right to sublease any portion of the Premises that Landlord does not have the right to recapture or that Landlord has not elected to retake pursuant to subsection (a) above shall expire one hundred eighty (180) days after the giving of the notice required by subsection (a). Thereafter, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsection (a), unless Tenant shall have again complied with the procedures set forth in this Section 7.2. Notwithstanding anything to the contrary in this Section 7.2(d), in the event Tenant's ongoing and continuing negotiations with one (1) prospective subtenant shall extend beyond such one hundred eighty (180) day period, Tenant shall not be obligated to repeat the procedures set forth in this Section 7.2 for an additional period of ninety (90) days, provided that Tenant shall provide Landlord with written notice that its negotiations with such prospective subtenant are continuing. In the event Tenant's negotiations with such prospective subtenant fail after the expiration of such additional ninety (90) day period, Tenant shall have no right to sublease the portion of the Premises described in the notice furnished pursuant to subsection (a) and subsection (d) above, to another prospective subtenant, unless Tenant shall have again complied with the procedures set forth in this Section 7.2.

         (e) Provided (i) there is not an ongoing monetary or other material non-monetary default under any terms and provisions of this Lease, beyond any applicable notice and cure period and (y) Tenant subleases no more than the number of rentable square feet comprising one (1) full floor of the Premises, Tenant shall be entitled to retain one hundred percent (100%) of any profit derived from subletting the Premises or any part thereof. Provided (x) there is not an ongoing monetary or other material non-monetary default under any terms and provisions of this Lease beyond any applicable notice and cure period and
(y) Tenant subleases more than the number of rentable square feet comprising one
(1) full floor of the Premises, Tenant shall be entitled to retain one hundred percent (100%) of any profit derived from subletting up to the number of rentable square feet comprising one (1) full floor of the Premises and Landlord and Tenant shall share equally (i.e. fifty percent (50%) each) in any profit derived from Tenant's subletting more than the number of rentable square feet comprising one (1) full floor of the Premises or any part thereof. Landlord, upon reasonable prior written notice to Tenant, shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment and expenses incurred by Tenant in connection therewith. Upon Landlord advising Tenant of any potential adverse effect of any proposed sublease or assignment on the real estate investment trust qualification tests applicable to Landlord and its affiliates, which advice shall be made at or before the time Landlord provides Tenant with its approval of a sublease or assignment, Tenant will exercise its commercially reasonable efforts to structure any such proposed sublease or assignment so that the portion of the excess rents that become payable to Landlord will not have such adverse effect, and if Tenant is unable so to structure any proposed sublease or assignment, then Landlord shall have the right in its sole and absolute discretion to withhold its consent to the proposed sublease. For the purposes of this Section 7.2(e), Tenant's profit shall be calculated after taking into account Tenant's actual, out-of-pocket costs expenses incurred in connection with a sublease, including, without limitation, any free rent, improvement or moving allowance provided to the applicable subtenant, brokerage costs and reasonable attorneys' fees.

         (f) Landlord acknowledges that Tenant intends to sublease (the "NOS Sublease") a portion of the Premises (the "NOS Space") to National Operator Services, Inc. ("NOS"). Landlord hereby consents to the NOS Sublease. Landlord agrees that for so long as (i) NOS is owned or controlled by Richard Kay and/or his immediate family members and (ii) the NOS Space comprises is no more than 10,000 square feet of rentable area in the Premises.

Notwithstanding anything herein to the contrary, Landlord shall not have the right to approve NOS's sublease of the NOS Space, nor shall Landlord have the right to recapture the NOS Space and Landlord shall include the NOS Space as a part of the Premises when making the square footage determination called for in this Lease.

     7.3 Notwithstanding the provisions of Section 7.1(a), 7.2 or 7.5(a) hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage on the Building, no assignment of this Lease or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder. Landlord agrees to use its reasonable efforts to obtain promptly such required consent to any proposed subletting or assignment. The grounds for any future holder of a mortgage secured by the Building to withhold its consent to a proposed assignment of this Lease or sublease of all or any portion of the Premises shall be limited to those bases specifically enumerated in this Article VII. Subleases of not more than one (1) full floor of the Building for a term three (3) years or less shall not require the consent of Landlord's lender. If any future holder of a mortgage secured by the Building fails to respond within fifteen (15) business days to a request for its consent to any assignment or subletting hereunder, such future mortgage holder's consent to such assignment or sublease in that particular instance shall be deemed to have been granted.

     7.4 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For so long as Tenant is in monetary or other non-monetary material default under this Lease beyond any applicable notice and cure provision, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. To the extent Landlord's consent or approval is required in accordance with the provisions of this
Article VII, Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld, conditioned or delayed, but which instruments shall provide, as an express condition precedent to Landlord's prior approval, that any assignee agree to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of assignment. Landlord hereby approves the form of sublease attached hereto as Exhibit G and agrees to approve subleases that are submitted to it in substantially the form attached hereto as Exhibit G.

     7.5 (a) Notwithstanding anything in this Article VII to the contrary, Landlord's prior consent shall not be required with respect to any assignment or subletting to an "Affiliate of Tenant" (as hereinafter defined) or a "Parent of Tenant" (as hereinafter defined), provided (i) that such assignee has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least equal to or greater than the credit worthiness and net worth of Tenant immediately prior to such assignment, (ii) that such assignee


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

agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease or that such sublessee executes a sublease in the form attached hereto as Exhibit H,
(iii) that such assignee or sublessee shall conduct a business on the Premises which is a permitted use pursuant to Article VI of this Lease, (iv) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not more than ninety (90) nor less than fifteen
(15) days prior to the date such assignee or sublessee is to occupy the Premises, (v) that the character of such person or entity and the nature of its activities on the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a first-class office building, and (vi) that the sublease with such person or entity is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of this Article VII.

         (b) In the event of any such assignment or subletting pursuant to this
Section 7.5, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

         (c) For purposes of this Section 7.5, an "Affiliate of Tenant" shall mean any corporation, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. For the purposes hereof, a "Parent of Tenant" shall mean any corporation, association, trust or partnership (i) which Controls Tenant or (ii) which owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms "Control" or "Controls" as used in this Section 7.5 shall mean the power directly or indirectly to influence the direction, management or policies of Tenant or such other entity.

     7.6 No part of the rent payable under this Lease shall be based in whole or in on the income or profits derived from the Premises except for percentage rent based on gross (not net) receipts or sales part. If the lender providing financing for all or any portion of the Project succeeds to Landlord's interests under this Lease and such lender's counsel advises Landlord that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, such lender may elect to amend unilaterally the calculation of rent so that none of the rent payable to such lender under this Lease will constitute unrelated business income but the amendment shall not increase Tenant's payment obligations or other liability under this Lease or reduce Landlord's obligations under this Lease. At such lender's request, Tenant shall execute any document such lender deems necessary to effect such amendment of this Lease. Any sublease of all or any portion of the Premises shall include the foregoing provisions of this Section 7.6.

                                  ARTICLE VIII
                        TENANT'S MAINTENANCE AND REPAIRS

     8.1 Tenant will keep and maintain the interior, non-structural portions of the Premises and all fixtures and equipment (other than base Building equipment and systems) located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted.

     8.2 Except as otherwise provided in Article XVII hereof and subject to the provisions of Section 13.4 below, all injury, breakage and damage to the Premises and to any other part of the Building caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor or customer ("INVITEE") of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

     8.3 Landlord shall keep and maintain the exterior and demising walls, foundations, roof and common areas that form a part of the Building, including, without limitation, the Shower Facility, and the base Building standard mechanical, electrical, HVAC, fire and life safety and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, the Premises in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by first-class office buildings in the City of Rockville, Montgomery County, Maryland area, and will make all required repairs and replacements thereto. All common or public areas of the Building and the land upon which it is situated (including without limitation the first floor and lower level lobby area and the exterior landscaping, including sidewalks and brick pavers) shall be maintained by Landlord in accordance with standards customarily maintained by first-class office buildings in the City of Rockville, Montgomery County, Maryland area. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building structure and systems; and (b) Landlord shall have no obligation to make any repairs to the Premises brought about by any act or neglect of Tenant or any Invitee; provided, however that subject to the provisions of this Article VIII and Article XIII, Landlord, at Tenant's expense, shall make repairs to Building systems serving the Premises that are brought about by the act or neglect of Tenant or any Invitee. Landlord shall provide and install (subject to reimbursement in accordance with Article IV) replacement tubes and bulbs for Building standard light fixtures in the Premises, if any; all other bulbs and tubes for the Premises shall be Tenant's responsibility, however, at Tenant's request, Landlord shall stock and install such other bulbs and tubes and Tenant shall reimburse Landlord for its cost and expenses incurred in connection with said stocking and installation.

                                   ARTICLE IX
                               TENANT ALTERATIONS

     9.1 The initial improvements in the Premises shall be constructed in accordance with Exhibit B attached hereto and made a part hereof. It is understood and agreed that except as provided in the preceding sentence, Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises.

     9.2 Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "IMPROVEMENTS" or "ALTERATIONS"), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord which may be granted or withheld in Landlord's sole and absolute discretion provided, however, that Landlord's consent with respect to improvements to the interior of the Premises which (i) are not readily visible to the exterior of the Building or the common and public areas thereof, (ii) are not structural, (iii) do not affect the electrical, mechanical, fire or life safety systems within the Building and (iv) are otherwise in conformance with all applicable building, zoning and other codes or regulations affecting the Building, shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, provided Tenant gives Landlord prior written notice, Tenant may install in the Premises, without obtaining Landlord's prior written consent, minor, nonstructural Alterations of a decorative nature and which do not require a building permit, for example, the hanging of artwork, the painting or covering of walls or the installation of carpeting ("Aesthetic Alterations") whose value is less than Fifty Thousand Dollars ($50,000) per Aesthetic Alteration and, when aggregated with other Aesthetic Alterations in a twelve (12) month period are less than One Hundred Thousand Dollars ($100,000.00). Structural Alterations shall be deemed to include without limitation any Alterations that will or may necessitate any changes, replacements or additions to walls, ceilings, partitions (other than non-structural or free-standing partitions), columns, or floors or to the water, electrical, mechanical, plumbing, fire and life safety or HVAC systems of the Premises or the Building or any Alteration that will require the issuance of a building permit. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor reasonably approved by Landlord and on days, at times and, when appropriate under the circumstances, under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord (Tenant hereby agreeing to reimburse Landlord for the reasonable, out-of-pocket costs and expenses incurred in connection with Landlord's review of the same, if any); (e) in accordance with all laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage (Landlord hereby agreeing to use reasonable efforts to obtain such consent) or such consent being deemed to have been granted; (g) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; (h) on the condition that Tenant shall obtain and deliver to Landlord not more than ten (10) days after any payment is to be made, without regard to any dispute between Tenant and its contractors, subcontractors, laborers and material suppliers, written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (i) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within fifteen (15) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond reasonably acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building, but excluding Aesthetic Alterations) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense; provided, however, that Landlord shall obtain competitive rates therefor. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings on CADD computer disc showing such Alteration in place. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance. It shall be reasonable for Landlord to insist that portions of the Premises visible to the public shall maintain a uniform appearance with the rest of the Building. All improvements permitted by Landlord must conform to all rules and regulations established from time to time by the Underwriters' Association of the State of Maryland and to all laws, regulations and requirements of the Federal, state and local governments. Landlord's review and approval of any such plans and specifications and its consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building ("INSURANCE REQUIREMENTS") nor deemed a waiver of Tenant's obligations under this Lease with respect to all applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with all applicable Legal Requirements or Insurance Requirements of such plans, specifications and work. If Tenant shall fail to discharge any such mechanic's or materialmen's lien within the fifteen (15) day period provided for above, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the "owner" of such improvements (and not the agent of Landlord).

     9.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant, or its contractors, agents or employees. Except for improvements that do not require Landlord's consent pursuant to

Section 9.2 above and subject to the notice and cure provisions of Section 19.1(b) below, if any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Building made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term unless (i) Tenant requests, when it submits its plans and specifications for such improvements to Landlord for Landlord's approval, Landlord's consent to Tenant's removal of such improvements upon the expiration or earlier termination of the Lease Term and Landlord so consents or (ii) Landlord specifies in its approval of the plans and specifications for such improvements that Tenant must remove the improvements upon the expiration or earlier termination of the Lease Term, except that if Tenant is not in monetary or other non-monetary material default under this Lease beyond any applicable notice and cure period, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. The preceding sentence notwithstanding, Tenant shall be obligated to replace, to Landlord's sole satisfaction, prior to the expiration of the Lease Term the portion of any floor/ceiling slab that is removed from the structure of the Building in connection with the construction and installation of interior stairs in the Premises. All damages and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                    ARTICLE X
                              SIGNS AND FURNISHINGS

     10.1 No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except on the directories, elevator lobbies to which no other tenant has access (i.e. those elevator lobbies located on full floors leased by Tenant or located in an area to which access is not possible without going through the Premises) (the "Private Elevator Lobbies") and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and are in accordance with any applicable state or local building code or zoning regulations and any applicable association rules and regulations. Notwithstanding anything herein to the contrary, Landlord's consent shall not be required with respect to any such signage proposed by Tenant that is to be located within the Private Elevator Lobbies or within the Premises provided such signage is not visible to the exterior of the Building or the common areas of the Building. All of Tenant's signs that are approved by Landlord shall, at Landlord's election, be installed by Landlord at Tenant's cost and expense and shall be removed by Tenant at Tenant's sole cost and expense at the end of the Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal). If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord, subject to the notice and cure provisions of Section 19.1(b), shall have the right to remove the same at Tenant's expense. Landlord shall, at its cost, list Tenant's name in the Building lobby directories up to a maximum number of lines on the directory equal to one (1) line for each 2,000 square feet of rentable area in the Premises; provided, however, that if Tenant requests Landlord to change the names on such directories, then Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs incurred by Landlord therefor. Landlord's acceptance of any name for listing on the Building directories will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant (other than an element of a nationwide program of advertising) which in its opinion tends to impair the reputation of the Building or its desirability as a first-class office building (it being agreed that advertising Tenant's permitted use of the Premises shall not itself violate the provision of this sentence), and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Subject to the provisions of Section 10.2(a) below, Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building but not in the Premises except as maybe required by law or in emergency situations.

     10.2 (a) Subject to the terms and conditions set forth in this Section 10.2, Landlord agrees that Tenant may erect, at Tenant's sole cost and expense, two (2) signs identifying Tenant and its logo ("Tenant's Signs") on the exterior walls at the top of the Building; provided, however, that the color, size, style, location, placement, method of installation and illumination, material finish and configuration of Tenant's Signs (A) shall be subject to Landlord's prior written approval, which approval may be granted or withheld by Landlord in its sole but reasonable discretion, (B) shall comply with all applicable Legal Requirements, (C) shall be subject to any required Approvals, as defined below and (D) may be limited or reduced in size but not in number by Landlord based on Tenant's pro rata share of all of the signage that is allocable to tenants in the Building who have signage rights based on the number of rentable square feet in the Building in relation to the number of rentable square feet in the entire Complex. Landlord agrees that it shall use commercially reasonable efforts to maximize the signage allowed in the Complex. Tenant's right to signage on the Building shall be exclusive with respect to the parapet/roof screen level only. Except as expressly limited in the preceding sentence, Landlord shall have the right to provide Building signage to other tenants in the Building on other areas on or around the second (2nd) floor or below of the Building. Tenant shall be responsible for obtaining and securing, at Tenant's expense, all necessary permits, approvals or variances with respect to Tenant's Sign from any applicable federal, state, county, city or other local governing authorities having jurisdiction over the Building and the Complex (collectively, the "Approvals"). Landlord, at Tenant's request and expense, shall cooperate with Tenant in securing any necessary Approvals for Tenant's Sign. In the event Tenant is unable to obtain the necessary Approvals from any applicable federal, state, county or other local governing authorities having jurisdiction over the Building and the Complex, Tenant shall have the right to revise Tenant's Sign in whatever manner is required to comply with the applicable Approvals, provided such revisions shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and if Landlord approves such revisions, in the event that Tenant is unable to secure the required Approvals for the revised Tenant's Sign, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall failure or inability to obtain any necessary Approvals provide or afford Tenant the opportunity to terminate this Lease. Tenant, at Tenant's sole cost and expense, shall keep and maintain Tenant's Sign in good condition and repair. Upon the expiration or earlier termination of this Lease or upon the occurrence of any of the events enumerated in subsection (c) below, Tenant shall remove, at Tenant's sole cost and expense, Tenant's Sign from the Building and shall cause, at Tenant's expense, the surface of the Building to be repaired and returned substantially the same condition it was in prior to Tenant's Sign being affixed thereto, reasonable wear and tear and damage by the elements excepted.

         (b) Tenant's rights under this 10.2 are personal to and may be exercised only by OTG Software, Inc. and shall not be exercisable by any assignee or subtenant of OTG Software, Inc. other than an assignee permitted or approved in accordance with the provisions of Article VII above.

         (c) Tenant shall not be entitled to the exclusive signage rights set forth in this Section 10.2 for so long as Tenant is in monetary or other non-monetary material default under any of the terms and provisions of this Lease, beyond any applicable notice and cure period or if, at any time during the Lease Term Tenant is occupying less than fifty percent (50%) of the original Premises, as defined in Section 1.1 above.

         (d) Subject to the terms and conditions set forth in this Section 10.2(d), promptly after the execution and delivery of this Lease and all amounts then due hereunder by Tenant to Landlord, Landlord agrees that Tenant may erect, at Tenant's sole cost and expense, one (1) sign identifying Tenant and its logo ("Tenant's Temporary Sign") on the Tompkins Construction Company's ("Tompkins") construction trailer or on the structure of the Building; provided, however, that the color, size, style, location, placement, method of installation and illumination, material finish and configuration of Tenant's Temporary Sign (A) shall be subject to Landlord's and Tompkins' (if Tenant's Temporary Sign is located on the Tompkins Trailer) prior written approval, which approval may be granted or withheld by Landlord or Tompkins, as applicable, in its sole but reasonable discretion, (B) shall comply with all applicable Legal Requirements and (C) shall be subject to any required Approvals, as defined below. Tenant shall be responsible for obtaining and securing, at Tenant's expense, all necessary permits, approvals or variances with respect to Tenant's Temporary Sign from any applicable federal, state, county, city or other local governing authorities having jurisdiction over the Building and the Complex (collectively, the "Approvals"). Landlord, at Tenant's request and expense, shall cooperate with Tenant in securing any necessary Approvals for Tenant's Temporary Sign. In the event Tenant is unable to obtain the necessary Approvals from any applicable federal, state, county or other local governing authorities having jurisdiction over the Building and the Complex, Tenant shall have the right to revise Tenant's Temporary Sign in whatever manner is required to comply with the applicable Approvals, provided such revisions shall be subject to the prior written approval of Landlord and Tompkins, which approval shall not be unreasonably withheld, conditioned or delayed and if Landlord approves such revisions, in the event that Tenant is unable to secure the required Approvals for the revised Tenant's Temporary Sign, Tenant shall have no remedy, claim, cause of action or recourse against Landlord or Tompkins, nor shall failure or inability to obtain any necessary Approvals provide or afford Tenant the opportunity to terminate this Lease. Tenant, at Tenant's sole cost and expense, shall keep and maintain Tenant's Temporary Sign in good condition and repair. Upon the removal by Tompkins of its trailer from the job site, Tenant's Temporary Sign shall be removed, at Tenant's sole cost and expense, from the Tompkins trailer (and relocated to the structure of the Building) and the surface of the Tompkins trailer or the Building, as applicable, at Tenant's expense, shall be repaired and returned substantially the same condition it was in prior to Tenant's Temporary Sign being affixed thereto, reasonable wear and tear and damage by the elements excepted.

     10.3 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord in its reasonable judgment, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as reasonably approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                               TENANT' S EQUIPMENT

     11.1 After the initial installation of Tenant's equipment and machinery in the Premises in accordance with plans approved by Landlord in accordance with the provisions of Exhibit B, Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110 volt power or exceeds normal electrical usage without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall not be unreasonable for Landlord to condition such consent upon (a) the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery and/or (b) the non-interruption or non-disturbance of any other tenant in the Office Complex that may be occasioned by the operation of such equipment or machinery. Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord. It is understood and agreed that as of the date of this Lease "NORMAL ELECTRICAL USAGE" includes the use, for normal general office purposes, of copying machines, personal or desk-top computers, standard small office servers, printers, telephone systems, televisions, VCRs and other standard office equipment used in the normal course of office operation of first class office tenants in the North Bethesda/Rockville Maryland area and which can be operated without exceeding the Building's electrical capacity provided in accordance with the specifications attached as Schedule I to Exhibit B hereto.

     11.2 (a) Subject to the provisions of this Article XI, Landlord hereby grants to Tenant the right to use a portion of the roof of the Building in which the Premises are located for the purpose of installing, operating, maintaining in good condition and repair, repairing and replacing one (1) supplemental cooling unit pursuant to the plans and specifications to be reviewed and approved by Landlord in connection with the performance of the Tenant Improvements in and to the Premises as described in Exhibit B hereof (the "Rooftop Cooling Unit"). The Rooftop Cooling Unit shall be located and installed on the roof of the Building in which the Premises are located in a location to be approved by Landlord. The area on the roof of the Building in which the Premises are located and on which the Rooftop Cooling Unit is to be placed is referred to as the "Rooftop Equipment Space". Tenant's use of the Rooftop Equipment Space shall be nonexclusive and Landlord shall at all times have access to the Rooftop Equipment Space. Landlord retains the right to grant licenses and other use and occupancy right to other tenants in the Complex and to other third parties in Landlord's sole discretion. The Rooftop Cooling Unit and the elements thereof may be replaced, as necessary, by Tenant in accordance with the provisions of this Lease, provided such replacement is of equal or better quality and workmanship and any damage caused by such replacement is repaired promptly by Tenant at its expense.

         (b) Tenant, at its expense, shall remove the Rooftop Cooling Unit on or before the expiration or earlier termination of the Lease Term, including, without limitation, all cabling and hardware, and shall surrender the Rooftop Equipment Space in the same condition as existed prior to Tenant's installation of the Rooftop Cooling Unit, reasonable wear and tear and casualty damage which is not the fault of Tenant excepted. Tenant shall be liable for and shall promptly reimburse Landlord as additional rent for the cost of repairing all damage to the Rooftop Equipment Space and/or the Building cause by such removal, including filling and sealing any holes or cavities left by the removal of cabling or hardware.

         (c) Tenant, at its sole cost and expense and at its sole risk, shall cause the Rooftop Cooling Unit to be installed in a good and workmanlike manner, and in compliance with all zoning, building, electric, communications and safety laws, codes, ordinances, standards, regulations and requirements of the Federal government, the State of Maryland, Montgomery County, the City of Rockville and any other local jurisdiction in which the Complex is located. Tenant shall not commence installation of such Rooftop Cooling Unit without the prior written consent of Landlord in accordance with this Article XI. In no event shall Tenant's installation of the Rooftop Cooling Unit damage the Building or the existing installations on the Building or interfere with the maintenance of the Building or any system serving the Building. Landlord, at its option, but at Tenant's expense, may retain mechanical, electrical or structural engineers or other consultants (i) to review Tenant's plans and specifications for the Rooftop Cooling Unit and (ii) to supervise the installation, replacement, repairs and removal of the Rooftop Cooling Unit. In the event Landlord retains any such consultants during the Lease Term, Tenant shall pay to Landlord, as additional rent hereunder, within thirty (30) days after receipt of an itemized invoice the actual cost incurred by Landlord to retain such consultant(s). Landlord's review and approval of the plans and specifications for the Rooftop Cooling Unit and Landlord's inspection of the installation or operation thereof shall not be construed in any way as approval by Landlord of the adequacy or safety of the Rooftop Cooling Unit or of its installation or operation or as a waiver of any of Landlord's rights hereunder, and Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Rooftop Cooling Unit and solely liable for any damages or injury arising out of such installation and operation. Tenant shall pay to Landlord, as additional rent hereunder, within thirty (30) days after receipt of an itemized invoice the actual cost of repairing any damage to the Building caused by any such installation. Landlord shall not be liable to Tenant for any cessation or shortages of electrical power furnished to the Building except as otherwise provided in Section 15.3 of this Lease. Tenant shall be liable to Landlord for any actual damages suffered by Landlord from interruptions, stoppages or shortages of electrical power or other services to the Building connected with or arising out of the Rooftop Cooling Unit or Tenant's installation, maintenance, operation, repair or removal thereof. Tenant's liability for such actual damages shall be reduced by the amount of any insurance proceeds received by Landlord on account of any such interruptions, stoppages or shortages of electrical power or other services to the Building connected with or arising out of the Rooftop Cooling Unit or Tenant's installation, maintenance, operation, repair or removal thereof.

         (d) Tenant shall operate and maintain the Rooftop Cooling Unit in strict compliance with the provisions of this Lease and applicable laws, statutes, codes, rule, regulations, standards and requirements of all federal, state and local governmental boards, authorities and agencies. Tenant, prior to installing the Rooftop Cooling Unit shall have and shall deliver to Landlord copies of all required permits, licenses and consents to install, operate, maintain and repair the Rooftop Cooling Unit. Tenant covenants that the installation and operation of the Rooftop Cooling Unit shall not interfere with any existing rooftop equipment operated on or from the Building. In the event that the operation of the Rooftop Cooling Unit violates any of the terms or conditions of this Lease, Tenant agrees to suspend operation of the component of the Rooftop Cooling Unit within twenty-four (24) hours after written notice from Landlord or any governmental board, authority or agency of such violation and Tenant shall not resume operation of the Rooftop Cooling Unit until its operation is in strict compliance with all of the requirements of this Lease. In the event Tenant refuses to suspend operation of the Rooftop Cooling Unit or in the event of an emergency, Landlord shall have the right to suspend the supply of electrical power to the Rooftop Cooling Unit and Landlord shall have no liability to Tenant for such suspension.

         (e) Landlord makes no warranties or representations concerning the suitability of the Rooftop Equipment Space for the installation, operation, maintenance and repair of the Rooftop Cooling Unit, Tenant having satisfied itself concerning such matters.

         (f) Tenant, at its sole cost and expense shall secure all necessary permits and approvals from all applicable governmental authorities and agencies with respect to the size, placement and installation of the Rooftop Cooling Unit. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Rooftop Cooling Unit, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.

         (g) Tenant's rights under this Section 11.2 are personal to OTG Software, Inc. and may be exercised only by OTG Software, Inc. and any assignee of OTG Software, Inc. permitted or approved by Landlord in accordance with the provisions of Article VIII hereof.

                                   ARTICLE XII
                             INSPECTION BY LANDLORD

     12.1 Tenant will permit Landlord, its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations or repairs as in the sole judgment of Landlord may be deemed necessary, and to exhibit the same to prospective tenants at any time during the last twelve (12) months of the Lease Term. In connection with any such entry, Landlord and its agents shall be accompanied by a representative of Tenant (except in cases of emergency or in cases where Tenant fails to identify and make available such representative on the date of such entry) and Landlord shall use reasonable efforts (i) to minimize the disruption to Tenant's use of the Premises and (ii) to provide twenty-four (24) hours prior notice to Tenant (except that no such notice shall be required in cases of emergency). Except in cases of emergency, any entry by Landlord into the Premises shall be subject to Tenant's reasonable security regulations, if any, provided that Tenant has notified Landlord, in writing, of such regulations.

                                  ARTICLE XIII
                                    INSURANCE

     13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

     13.2 Throughout the Lease Term, Landlord shall insure the Building against loss due to fire and other casualties included in standard extended coverage insurance policies in an amount equal to at least 90% of the replacement cost thereof, exclusive of architectural and engineering fees, excavations, footings and foundations. Such insurance shall also cover the initial tenant improvements installed in the Premises by Landlord in accordance with Exhibit B hereof in an amount up to but not exceeding the Tenant Improvement Allowance, but shall not cover (a) any amount to restore the Premises in excess of the Tenant Improvement Allowance or (b) Tenant's furniture, fixtures, equipment or other personal property of Tenant on the Premises. Throughout the Lease Term, Landlord shall maintain commercial general liability insurance covering the common areas of the Building (including without limitation contractual liability coverage and broad form property damage) in amounts at lease as high as the greater of (i) that required of Tenant under this Lease and
(ii) that required by Landlord's lender. At Tenant's written request Landlord shall provide a copy of its insurance certificate showing general liability insurance coverage.

     13.3 (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant, if any), (5) worker's compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B, all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:IX from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any mortgage (as defined in Section 21.1) and any other person or entity reasonably designated by Landlord from time to time as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, representatives and mortgage holders and all trustees and beneficiaries with respect thereto, in connection with any loss or damage covered by such policy; (5) be reasonably acceptable in form and content to Landlord; (6) be primary and noncontributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action. Subject to the provisions of Section 13.5 below, no such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance, provided such higher minimum amounts are not inconsistent with the requirements of owners of comparable buildings with respect to tenants of comparable size in the City of Rockville, Montgomery County, Maryland area. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

          (c) Tenant shall have the right to maintain the insurance coverages set forth in this Article under a blanket insurance policy covering other premises owned or leased by Tenant.

     13.4 Tenant hereby waives and releases Landlord and the holder of any mortgage from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant either is required to maintain insurance pursuant to this Article XIII or receives insurance proceeds on account thereof. Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses for which Tenant is or may be held liable to the extent Landlord either is required to maintain insurance pursuant to this
Article XIII or receives insurance proceeds on account thereof. Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party. Landlord and Tenant agree that such waivers of subrogation shall not apply to worker's compensation insurance.

     13.5 Notwithstanding anything to the contrary in this Article XIII, Tenant may satisfy the insurance requirements set forth in Section 13.3 above through a corporate-wide self- insurance program; provided, however, that Tenant's use of such corporate-wide self-insurance program to satisfy the requirements of
Section 13.3 shall be subject to Landlord's prior review of and consent to such corporate-wide self-insurance program. If Tenant elects to self-insure, it shall provide Landlord with all of the same coverage and protection with which Landlord would otherwise be provided by Tenant under this Article. During any period that Tenant decides to self-insure, it shall provide Landlord with a copy of each of its most recently published financial statements. Landlord hereby approves Tenant's self-insurance of its personal property.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

     14.1 Landlord shall furnish to the Premises year-round ventilation and air conditioning and heat during normal hours of operation of the Building, as hereinafter provided, during the seasons when such utilities are required in accordance with the specifications attached hereto as Schedule I to Exhibit B. Landlord shall also provide reasonably adequate electricity (in accordance with the specifications set forth on Schedule I to Exhibit B attached hereto), water, exterior window-cleaning service, and char and janitorial service (after 6:00 p.m.) on Monday through Friday only, excluding legal holidays, in accordance with the janitorial specifications outlined in Exhibit E attached hereto. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators or the Building. At least one elevator cab shall be available for use by Tenant at all times. Tenant, at Tenant's sole cost and expense, and subject to Landlord's review and approval which shall not be unreasonably withheld, conditioned or delayed, may install a "lock out" protection system to the elevators in the Building. The normal hours of operation of the Building (including the provision of HVAC service) will be 7:30 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays). There will be no normal hours of HVAC operation of the Building on Sundays or legal holidays, and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Building, except as otherwise specified herein. It is agreed that if Tenant requires air conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service. In the event Tenant requires such extra service, Tenant must notify Landlord's tenant coordinator/property manager, no later than (a) 2 p.m. the day such extra service is required if such extra service is required on a weekday which is not a federal holiday, (b) 2 p.m. on Friday in the event such extra service is required the next Saturday, Sunday or federal holiday which is on a Monday, or
(c) 2 p.m. on the day preceding any federal holiday which is not on a Monday, as applicable. Landlord agrees to provide an access-control system in the Building comparable to the system in first-class office buildings in the City of Rockville, Montgomery County, Maryland area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency). Landlord, at its cost, shall provide Tenant an initial set of security access cards to the Building in an amount up to one (1) card for each of Tenant's and NOS's employees who will be working in the Building on the Lease Commencement Date; provided, however, that any additional or replacement cards shall be provided by Landlord and Tenant shall reimburse Landlord, as additional rent, for Landlord's cost thereof.

     14.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, or any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

     14.3 (a) Notwithstanding the provisions of Section 14.2 to the contrary, if
(i) the services described in Section 14.1 hereof are interrupted for a period of more than five (5) consecutive business days and (ii) such interruption renders all or a substantial portion of the Premises untenantable by Tenant, then, as Tenant's sole and exclusive remedy therefor, Tenant shall be entitled to a pro rata abatement of base rent and additional rent attributable to Operating Expenses beginning on the sixth (6th) consecutive business day that the Premises are unusable and continuing until the use of the Premises is restored to Tenant.

          (b) Landlord will use its commercially reasonable to cause the restoration of any interrupted utility services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord's reasonable control).

     14.4 The parties hereto agree to comply with all mandatory energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

     14.5 Tenant shall reimburse Landlord for any excess water usage in the Premises. "EXCESS WATER USAGE" shall mean the excess of Tenant's water usage during any billing period for water services over the estimated average water usage during the same period for all office tenants of the Building (excluding Tenant), as computed by Landlord. If Tenant connects into Landlord's supplemental cooling system currently located on the roof of the Building, then Tenant shall reimburse Landlord for all costs incurred by Landlord therefor, as reasonably determined by Landlord. Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant's electricity consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant's electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord. Landlord agrees that normal use of the improvements to be constructed in the Premises in accordance with Exhibit B which utilize water, shall not be considered Excess water usage.

     14.6 Tenant, in connection with the work to be performed pursuant to the Work Agreement attached hereto as Exhibit B, may elect, at its expense which may be paid out of the Improvements Allowance, to cause a separate electrical meter or meters, as required, to be installed in the Premises for the purpose of measuring electrical power furnished exclusively to the Premises. In the event Tenant elects to have separate electrical meters or submeters installed, (a) Tenant agrees to pay all applicable utility bills when due directly to the utility company or upon presentation thereof by Landlord, (b) Tenant agrees to indemnify and hold Landlord harmless from and against any claims made by any electric utility companies which arise from Tenant's use of such utilities or from Tenant's failure to pay any bill rendered for electric utilities furnished to the Premises, (c) the electricity component of Operating Expenses with respect to the Premises shall be deleted from the calculation of Operating Expenses to be paid by Tenant in accordance with the provisions of Article IV hereof and (d) the base rent shall be reduced appropriately.

     14.7 Subject to applicable regulatory prohibitions promulgated after the date of this Lease and the availability of insurance at commercially reasonable rates, the Building shall contain a shower facility (subject to reasonable rules and regulations applicable to all Building tenants) on the lower level of the Building. The shower facility shall be available to Tenant's employees on a non-exclusive first-come, first-served basis. Such use shall be free of charge during the initial Lease Term. Landlord shall not be liable to Tenant or any of its employees or others for injuries received by such parties while using the shower facility, and Tenant agrees to indemnify and save harmless Landlord from any such liability except to the extent resulting from the negligence or willful misconduct of Landlord or its employees. Landlord may specifically condition the use of the shower facility by any person upon such person's execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the shower facility or resulting from the use thereof.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

     15.1 Except as otherwise expressly provided in this Lease, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1 to the contrary, Landlord shall not be released from liability to Tenant for damage or injury caused by the negligence or willful misconduct of Landlord or its employees or caused by the gross negligence or willful misconduct of Landlord's agents or contractors; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business (except for the rent abatement provided pursuant to Section 14.3) or for any indirect losses or consequential damages whatsoever.

     15.2 Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use or occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises during the Lease Term, except to the extent resulting from the negligence or willful misconduct of Landlord or its employees or the gross negligence or willful misconduct of Landlord's agents or contractors, (iii) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, (iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, (v) the towing of any car or other vehicle as provided in Section 24.3 hereof or (vi) Tenant's failure to comply with any requirements imposed in connection with the Tax Reduction described in
Section 4.1(c) above. Tenant's obligation to indemnify Landlord pursuant to this Section shall be applicable and shall be enforceable only to the extent that Landlord has suffered an actual and demonstrable loss directly and solely caused by the breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, including without limitation, those set forth in the preceding sentence; and provided, however, in no event shall Tenant have any liability to Landlord under this Section 15.2 for any indirect losses or consequential damages whatsoever or for claims which Landlord is insured or required under this Lease to be insured.

     15.3 Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorney's fees and costs of litigation) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building during the Lease Term or (ii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Tenant's or any of its agents, contractors, employees' or subtenant's negligence or willful misconduct and except, further, that Landlord's obligation to indemnify Tenant pursuant to Sections 15.3 (ii) and (iii) above shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly and solely caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; and provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant's business (except for the rent abatement provided pursuant to Section 14.3) or for any indirect losses or consequential damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured. Notwithstanding anything to the contrary in this Section 15.3 or elsewhere in this Lease, this Section 15.3 shall not apply to the holder of any mortgage or deed of trust secured by the Building unless and until such holder owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure, and in such case, only as to matters arising during the period of such ownership.

     15.4 In the event that at any time Landlord shall sell or transfer title to the Building, provided the purchaser or transferee assumes, in writing, the obligations of Landlord hereunder arising from and after the date of the transfer, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

     15.5 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.6 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building. In no event shall any other assets of Landlord, any partner of Landlord, the holder of any mortgage (or anyone claiming by through or under such holder) or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of Landlord or any such other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any partner of Landlord in such partner's capacity as a partner of Landlord. Notwithstanding the provisions of this section 15.6 to the contrary, for so long as Landlord is Boston Properties Limited Partnership, in the event (i) Tenant shall recover a final and unreviewable judgment (that is, an unappealable judgment or a judgment for which the applicable appeal period shall have expired) against Landlord subsequent to the date on which Landlord shall have divested or transferred its estate and interest in the Building (whether voluntary or by virtue of the exercise by the holder of any of its right of foreclosure thereunder), and (ii) Tenant shall therefore have no effective recourse against Landlord's transferred estate or interest in the Building, then, in such event, Tenant shall have the right to pursue the enforcement of such judgment against the personal assets of Landlord.

                                   ARTICLE XVI
                              RULES AND REGULATIONS

     16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that reasonable advance notice thereof is given to Tenant and such rules and regulations are non-discriminatory and not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests.


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

Landlord shall use commercially reasonable efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner which does not unreasonably discriminate against Tenant, or increase Tenant's monetary obligations under this Lease, although it is understood that Landlord may grant exceptions to such rules and regulations in circumstances in which it reasonably determines such exceptions are warranted. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION

     17.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the sole but not unreasonable judgment of Landlord the repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage. Landlord shall use reasonable efforts not to discriminate against Tenant in determining whether to exercise its right to terminate this Lease in accordance with the provisions of this Section 17.1.

     17.2 (a) If in the reasonable professional judgment of Landlord's architect, as set forth in a written report, a copy of which shall be provided to Tenant, that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage or destruction, Landlord shall promptly notify Tenant of such determination and the date by which Landlord reasonably estimates it could substantially complete such repairs and restoration (the "Estimated Restoration Date") and shall deliver to Tenant a copy of the architect's written report. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises (including the means of access thereto) and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the gross negligence or willful misconduct of Tenant, or any of its employees, agents, contractors, licensees, subtenants or Invitees, shall have caused the damage or destruction.

          (b) If this Lease is not terminated pursuant to the provisions of either Section 17.1 or Section 17.2 hereof, but the repairs and restoration of the Premises undertaken by Landlord are not substantially completed on or before the sixtieth (60th) day after the Estimated Restoration Date (the "Restoration Deadline"), then Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord within five
(5) days after such Restoration Deadline. Notwithstanding the foregoing, the Restoration Deadline shall


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

be extended on a day-for-day basis to the extent any of the following factors delay the repair and restoration of the Premises: (i) if the delay in completion is a result of the willful act or negligence of Tenant, its agents, employees, contractors, or consultants; or (ii) if (x) the delay in completion is the result of reasons or causes not the fault of Landlord and which Landlord could not have reasonably foreseen and provided for including, without limitation, strikes, acts of God, unavailability of materials and other causes beyond the reasonable control of Landlord, (y) Landlord has given Tenant notice of such delay and (z) the necessary repairs and restoration are substantially completed within one hundred twenty (120) days after the Estimated Restoration Date (the "Extended Restoration Deadline"). In the event the necessary repairs and restoration are not substantially completed on or before the Extended Restoration Date and the delay in completion is not the result of the willful act or negligence of Tenant, its agents, employees, contractors, or consultants, then Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord within five (5) days after the Extended Restoration Deadline.

     17.3 If this Lease is terminated pursuant to Section 17.1 or Section 17.2 above, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the gross negligence or willful misconduct of Tenant, or any of its employees, agents, contractors, licensees, subtenants or Invitees until the repair and restoration of the Premises is completed Tenant shall be required to pay annual base rent and additional rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area of the Premises; however, if such damage or destruction was caused by the gross negligence or willful misconduct of Tenant, of any of its employees, agents, contractors, licensees, subtenants or Invitees then the aforesaid rent abatement shall apply only to the extent Landlord receives rent loss insurance proceeds with respect to the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the gross negligence or willful misconduct of Tenant, of any of its employees, agents, contractors, licensees, subtenants or Invitees upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction (or would have been available to Landlord had Landlord maintained standard extended coverage insurance policies in an amount equal to 100% of the replacement cost of the Building). Provided, however, that Landlord shall not be obligated to restore the Premises or the Building if (a) the destruction was not caused by an insurable event or (b) the estimated cost of such restoration, as determined by Landlord's architect, exceeds the amount of insurance proceeds available to Landlord for such restoration by more than ten percent (10%) of such amount or more (or which would have been available to Landlord maintained standard extended coverage insurance policies in an amount equal to 100% of the replacement cost of the Building), in which event, Landlord shall promptly notify Tenant of such determination..

     17.4 If Landlord repairs and restores the Premises as provided in this
Article XVII, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant (other than such portion of the


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

Tenant Improvements installed in the Premises in accordance with Exhibit B hereof, in an amount up to the greater of the amount of the Tenant Improvement Allowance or the actual cost of constructing and installing those initial Tenant Improvements in the Premises which will remain in the Premises after the expiration or earlier termination of the Lease Term) nor any of the trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

     17.5 Notwithstanding anything to the contrary contained herein, if the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant, provided the leases of all other similarly affected tenants in the Building are terminated and Landlord in fact does not repair or restore the damaged or destroyed portions of the Building within the six (6) month period following the date of termination. This right of termination shall be in addition to any other right of termination provided in this Lease.

                                  ARTICLE XVIII
                                  CONDEMNATION

     18.1 If the whole or a substantial part (as hereinafter defined) of the Building or the Premises, or the use or occupancy of a substantial part of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the annual base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Article XVIII, a substantial part of the Building or the Premises shall be considered to have been taken if more than one-third (1/3) of the Building or the Premises is rendered unusable as a result of such taking or the number of parking spaces in the parking deck or surface parking areas appurtenant to the Building is reduced by more than one-third (1/3).

     18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and subject to the provisions of this
Section 18.2 with respect to Tenant's right to make a claim against the condemning authority, Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein,


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

however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation. Landlord agrees that it shall not make a claim for the value of Tenant's furnishings, equipment or trade fixtures installed in the Premises by Tenant, at Tenant's expense.

     18.3 In the event there is a taking (a "Taking") of a substantial part of the Premises as described in Section 18.1, and this Lease is not terminated or if there is less than a substantial taking, Landlord shall proceed with due diligence to make all necessary repairs to the Premises, the Building and/or the parking deck, as defined in Section 24.1 below, or surface parking area in order to render the same to substantially the same condition that they were in prior to the Taking. Notwithstanding the provisions of Section 18.1 above to the contrary, in the event that (a) Landlord does not provide Tenant with one (1) copy of the proposed plans (the "Reconstruction Plans") for the reconstruction or repair of the Premises within sixty (60) days of the effective date of the Taking, (b) the restoration of the Premises cannot be completed within one hundred eighty (180) days of the effective date of the Taking, (c) Tenant does not retain the right to a proportionate number of parking permits in the parking deck and/or the surface parking areas as Tenant had immediately prior to the Taking or (d) Tenant does not have access to the Building and the Premises at all times during the normal hours of operation of the Building as set forth in
Section 14.1 above during such period of repair and reconstruction, then Tenant may terminate this Lease as of the effective date of the Taking by giving notice of the exercise of the option to terminate this Lease to the other party not more than thirty (30) days after the date on which Landlord delivers or should have delivered the Reconstruction Plans to Tenant.

                                   ARTICLE XIX
                                DEFAULT BY TENANT

     19.1 The occurrence of any of the following shall constitute an Event of Default by Tenant under the Lease:

          (a) If Tenant shall fail to pay any installment of annual base rent or additional rent or any other sums required by this Lease when due and such failure shall remain uncured for a period of ten (10) days after Tenant receives written notice of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve
(12) month period.

          (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Tenant receives written notice of such violation or failure. If such violation or failure is not capable of being cured within such thirty (30) day period, no Event of Default shall be deemed to have occurred hereunder if Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

          (c) [Intentionally Deleted]


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

          (d) If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.

     19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to reenter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other lawful proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all base rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion; provided, however that so long as no more than three (3) monetary or non-monetary material events of default beyond any applicable notice and cure shall have occurred, Tenant's rights that may have been terminated pending such event of default shall be reinstated. Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any base rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to late fees or other charges incurred by Landlord under any mortgage). Notwithstanding anything to the contrary in this Section 19.2, Tenant expressly acknowledges that Landlord's agreement to use commercially reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice Landlord's right to lease all other vacant space in the Building or the Complex prior to reletting the Premises. Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of
(i) all base rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, plus (ii) the all expenses (including reasonable attorneys' fees) projected by Landlord to be incurred in connection with the reletting of the Premises, other than brokerage commissions and the value of all vacancy periods, minus (iii) any base rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "EXTRA RENT") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

     19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

          (b) All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord hereunder or at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

          (c) All rights and remedies of Tenant set forth herein are in addition to all other rights and remedies available to Tenant hereunder or at law or in equity. All rights and remedies available to Tenant hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Landlord hereunder or of any of Tenant's rights or remedies in connection therewith.

     19.4 (a) If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of annual base rent, additional rent or of any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

          (b) If Tenant shall institute proceedings against Landlord and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Tenant's rights hereunder. Neither the payment by Landlord of a lesser amount than any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of sums payable hereunder shall be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenant's right to recover the balance of such sums or to pursue any other remedy available to Tenant.

     19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord, upon ten (10) days prior written notice except in cases of emergency, may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     19.6 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant, shall pay to Landlord a late charge of five percent (5%) of the amount of such payment; provided, however, that Landlord shall waive such late fee the first two times in each twelve (12) month period that Tenant fails to make a payment when due, provided such payment is made before the expiration of the notice and cure period set forth in Section 19.1(a). In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by Riggs National Bank of Washington, D.C., from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of annual base rent due hereunder.

     19.7 (a) Subject to the provisions of Section 21.3 hereof, Landlord shall be in default under this Lease if Landlord fails to perform any covenant or agreement to be performed by Landlord hereunder and either: (i) fails promptly after written notice from Tenant to complete such cure within forty-five (45) days after Tenant's notice or (ii) if such failure is of a type that cannot with the exercise of reasonable diligence be cured within such forty-five (45) day period, either fails promptly to commence its cure during such period or fails thereafter to use commercially reasonable efforts to complete its cure as promptly as possible.

          (b) Except as otherwise expressly limited in this Lease, in the event a material default (as defined below) by Landlord occurs, upon written notice of such material default to Landlord and to the holder (the "HOLDER") of any mortgage, deed of trust, or other voluntary lien recorded against the Building or the Complex, as Tenant's sole and exclusive remedy therefor (except where another remedy is set forth herein), Tenant shall have the right to terminate this Lease effective on the date specified in such notice, which date shall not be not less than four (4) months and not more than one (1) year after the date of such notice, provided that Landlord's default has not been cured prior to the date on which Tenant has entered into a new lease. Tenant's notice to the holder shall specify the nature of Landlord's default in detail, shall offer the holder an opportunity to cure same, as provided in Section 21.3 hereof, and shall specify that, in the event the holder fails to cure same, Tenant may exercise its right to terminate this Lease. As used herein, the term "MATERIAL" means the failure by Landlord to cure (or if not possible of cure to commence curing and thereafter, to diligently pursue the cure of such material default within forty-five (45) days after Landlord's receipt of Tenant's notice specifying in reasonable detail such failure) a breach of Landlord's obligation under this Lease which failure to cure affects in a material,adverse way the ability of Tenant to use and occupy the Premises for any of the purposes permitted hereunder or to exercise its material rights hereunder.

     19.8 In the event that Landlord shall employ an attorney to enforce Tenant's covenants and obligations under this Lease, whether or not Landlord proceeds to recover possession or otherwise commence any other proceeding against Tenant, Tenant shall be liable for all costs and expenses sustained by Landlord in the enforcement of such covenants and obligations, including but not limited to attorneys' fees and expenses, costs of collection and court costs.

                                   ARTICLE XX
                                   BANKRUPTCY

     20.1 The following shall be Events of Bankruptcy under this Lease:

          (a) Tenant's or any guarantor's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE") or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "INSOLVENCY LAWS");

          (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's or any guarantor's real or personal property;

          (c) The filing by Tenant of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (d) The filing of an involuntary petition against Tenant or any guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within one hundred twenty (120) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

          (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     20.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "TRUSTEE") is in compliance with the provisions of Section 20.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XIX.

          (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to
Section 20.2(a) shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults and (iii)


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

provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

          (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 20.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sales, auctions, or other non-first-class business operation shall be conducted on the Premises; (ii) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (iii) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building; (iv) if the Security Deposit (whether in the form of cash or Letter of Credit pursuant to Article V) is not immediately and readily accessible for Landlord to apply pursuant to this Lease, Trustee must pay to Landlord at the time the next monthly installment of annual base rent is due under this Lease, in addition to such installment of annual base rent, an amount equal to the monthly installments of annual base rent and additional rent due under this Lease for the next six (6) months under this Lease, three (3) months of said amount to be applied towards the next payments of rent or other obligations due under this Lease and three (3) months of said amount to be held by Landlord in escrow, without interest, until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and (v) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by Section 20.2(c)(iv).

          (d) In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within ten (10) days of the due date) or (iv) meet the criteria and obligations imposed by Section 20.2(c) above, Tenant agrees in advance that (A) it has not met its burden to provide reasonable assurance of prompt cure and adequate assurance of future performance, (B) it has therefore failed to meet the minimum requirement for assuming this Lease, and (C) this Lease may be terminated by Landlord in accordance with Section 20.2(a) above.

                                   ARTICLE XXI
                                  SUBORDINATION

     21.1 This Lease is subject to and subordinate to the lien of any and all mortgages (which term "MORTGAGES" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building, and to any and all renewals, extensions, modifications, recastings or refinancing thereof. Landlord represents to Tenant that as of the date hereof, Wells Fargo, as defined below, is the only mortgage holder encumbering the Building. Subject to Tenant's receipt of an SNDA in accordance with Section 21.3(d) below, this Lease shall also be subject and subordinate to the lien of (i) any new first mortgage that hereafter may encumber the Building, and (ii) any second or junior mortgages that may hereafter encumber the Building, provided the holder of the first


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

mortgage consents to such subordination. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request and subject to the provisions of Section 21.3(d) below, promptly execute any requisite or appropriate certificate or other document. If Tenant fails to execute and deliver the same "as is" or to respond in good faith with reasonable comments within ten (10) business days after Landlord's request therefor, and such failure to either execute and deliver or respond continues for a period of three (3) business days following a second (2nd) notice thereof from Landlord, Tenant shall pay Landlord as additional rent the sum of One Thousand Dollars ($1,000) for each day after the tenth (10th) business day that Tenant has not executed and delivered such certificate or document or otherwise responded in good faith to Landlord's request therefor. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building, Tenant shall attorn to the purchaser at such foreclosure sale, provided that such purchaser or holder assumes the obligations of Landlord under this Lease arising from and after the date of such transfer, and Tenant shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed. Tenant agrees that upon such attornment, such purchaser shall not (i) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except accrued credits pursuant to Section 4.3 and prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such purchaser, (ii) be bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Building, if such consent is required and unless such consent has been deemed to have been received, (iii) be liable for damages for any act or omission of any prior landlord; or (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

     21.3 (a) After receiving notice from any person, firm or other entity that it holds a mortgage, deed of trust or ground lease on the Building, or the land on which the Building is situated, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor. The curing of any of Landlord's defaults by such holder, trustee or ground lessor shall be treated as performance by Landlord.

          (b) In addition to the time afforded the Landlord for the curing of any default, any such holder, trustee, or ground lessor shall have such additional time as may be necessary given the nature and extent of the default (including such time as may be necessary in order to


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

foreclose the mortgage and obtain possession of the Land and Building) after the expiration of the period allowed to the Landlord for the cure of any such default within which to cure such default so long as any such holder, trustee or ground lessor acts with reasonable diligence. Except as may otherwise be provided in any other agreement between Tenant and the holder, trustee or ground lessor, the additional cure period afforded such holder, trustee or ground lessor shall be limited to an additional ninety (90) days, except that if such default is of the type that with reasonable diligence such default cannot be cured within such ninety (90) day period, then such holder, trustee or ground lessor shall have such additional time to effect such cure, up to an additional ninety (90) days, as may be reasonable under the circumstances.

          (c) In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use and occupancy of the Premises as herein permitted, (iii) do not increase the rent and other sums to be paid by Tenant hereunder, (iv) do not reduce the services provided to Tenant under this Lease, (v) do not decrease Landlord's obligations under this Lease. (vi) do not materially affect the rights and obligations of Tenant under this Lease and (vii) do not reduce or adversely affect in any way Tenant's rights with respect to signage, renewal and expansion as set forth in this Lease, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten (10) days of Tenant's receipt thereof.

          (d) Landlord, Tenant and Wells Fargo Bank, National Association ("Wells Fargo"), holder of the deed of trust secured by the Building, shall enter into a subordination, non-disturbance and attornment agreement ("SNDA") in the form attached hereto as Exhibit F and made a part hereof. Such SNDA shall be delivered to Tenant promptly after the execution and delivery of this Lease and all sums due hereunder by Tenant to Landlord. Landlord shall, at no cost to Landlord, obtain from any future holder of any mortgage or deed of trust on the Building an SNDA in substantially the same form attached hereto as Exhibit F.

                                  ARTICLE XXII
                                  HOLDING OVER

     22.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at a base rent and additional rent equal to one hundred twenty-five percent (125%) of the amount of the annual base rent and all additional rent in effect during the last month of the Lease Term (the "Holdover Rent") for up to the first three (3) months of any such holdover period and for any holdover period thereafter, the Holdover Rent shall be equal to one hundred fifty percent (150%) of the amount of the annual base rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises. Tenant shall be entitled to thirty
(30) days' written notice to quit the Premises, which notice shall not be given until the expiration of the Lease

Term, unless Tenant is in monetary or other material non-monetary default under the terms and provisions of this Lease beyond any applicable notice and cure period, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option may forthwith re-enter and take possession of the Premises by any legal process in force in the State of Maryland.

                                  ARTICLE XXIII
                              COVENANTS OF LANDLORD

     23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 23.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.

     23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address or name of the Building, or the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, Landlord shall not voluntarily change the name of the Building to the name of a tenant in the Building for so long as Tenant leases the entire initial Premises; (ii) to erect, use and maintain pipes and conduits (such pipes and conduits to be installed, at Landlord's option, above the ceiling, below the floor, concealed or "boxed in") in and through the Premises, provided that any such change or changes do not materially and adversely affect Tenant's ability to conduct its business at the Premises or materially and adversely affect its access to or use or enjoyment of the Premises; (iii) subject to Tenant's rights under this Lease, to grant to anyone the exclusive right to conduct any particular legal business or undertaking in the Building; and (iv) to grant anyone the exclusive right from time to time on a temporary basis to use any portion of the common public areas of the Building (provided same does not materially, adversely affect Tenant's use of or access to the Premises or the parking deck and surface parking areas appurtenant to the Building). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises. If, as a result of Landlord's change of street address or name of the Building, Tenant must replace its professional stationery, Landlord agrees to reimburse Tenant, up to Ten Thousand Dollars ($10,000.00) based on invoices presented to Landlord, for the reasonable cost of replacing stock on hand at the time of such change with stationery of equal amount and quality.


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

                                  ARTICLE XXIV
                                     PARKING

     24.1 (a) During the Lease Term, upon the written request of Tenant received by Landlord on or before the Lease Commencement Date, Landlord agrees to make available to Tenant and its employees and to Tenant's permitted subtenants monthly parking permits in an amount not to exceed 3.5 monthly parking permits for each one thousand (1,000) square feet of rentable area in the Premises, as they may be expanded during the Lease Term, for the parking of standard-sized passenger automobiles, SUVs and minivans in the parking deck serving the Building (the "PARKING DECK") and on the surface parking lot appurtenant to the Building on a non-exclusive, unassigned, first-come, first-served basis. During the first (1st) Lease Year, the charge for such permits shall be Fifty-Five Dollars ($55.00) per month per permit. Thereafter, the charge for such permits shall be the prevailing rate charged from time to time by Landlord or the operator of the parking deck and surface parking areas; provided, however, that in no event shall the cumulative annual increase in the charge for permits in the parking deck and surface parking areas during any twelve (12) month period exceed five percent (5%) of the aggregate amount of the charge for such permits during the immediately preceding twelve (12) month period. Tenant also shall have the right to negotiate directly with the operator of the parking deck and the surface parking lot for additional parking permits. Notwithstanding the foregoing, Landlord does not guarantee the availability of any such monthly parking permits to Tenant following the first (1st) Lease Year if and to the extent that Tenant does not purchase such monthly parking permits available to it during the first (1st) Lease Year and thereafter continuously maintain such permits.

          (b) Included among the parking permits described in subsection (a) above, Landlord will provide Tenant with twenty-five (25) reserved parking spaces in the parking deck adjacent to the Building (the "Reserved Parking Spaces"). Landlord, at Tenant's expense, shall promptly install appropriate "reserved parking" signage identifying the Reserved Parking Spaces as reserved for Tenant. During the first (1st) Lease Year, the charge for such Reserved Parking Spaces shall be One Hundred Ten Dollars ($110.00) per month per Reserved Parking Space. Thereafter, the rate to be paid by Tenant for the Reserved Parking Spaces shall be the prevailing monthly rate charged to other monthly parking customers for reserved parking space at the Office Complex; provided, however, that in no event shall the cumulative annual increase in the charge for the Reserved Parking Spaces during any twelve (12) month period exceed five percent (5%) of the aggregate amount of the charge for such Reserved Parking Spaces during the immediately preceding twelve (12) month period. The location of the Reserved Parking Spaces is shown on Exhibit H attached hereto and made a part hereof. In the event Landlord or the operator of the parking deck and the surface parking area determine to cause repairs to the parking deck and/or the surface parking area, the temporary location of the Reserved Parking Spaces shall be subject to the mutual agreement of Landlord and Tenant; which agreement shall not be unreasonably withheld, conditioned or delayed. Promptly after the completion of such repairs, the original Reserved Parking Spaces shall be restored to Tenant's use. Landlord shall have no duty or obligation to enforce the reserved parking provided to Tenant in this Section 25.1(b), such being the responsibility of the operator of the parking deck and surface parking lot, and Landlord shall not be liable to Tenant for any unauthorized vehicles which are parking in


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such Reserved Parking Spaces. Tenant shall have no right to have any unauthorized vehicle towed, moved or removed form the parking lot or such Reserved Parking Spaces.

     24.2 It is understood and agreed that the parking deck will be operated on a self-parking basis and that, other than the Reserved Parking Spaces, no specific parking spaces will be allocated for use by Tenant. Landlord reserves the right to institute a valet parking system or other parking controls, rules or regulations, at any time and in its sole discretion. Each user of the parking deck will have the right to park in any available parking space in accordance with regulations of uniform applicability promulgated by Landlord or the parking deck operator. Notwithstanding anything herein to the contrary, Landlord and the operator of the parking deck and surface parking area hereby reserves the right from time to time to designate any portion of the parking deck to be used exclusively by visitors and retail patrons to the Building or other tenants; provided that such designation does not decrease the number of monthly parking permits available to Tenant below the ratio set forth in Section 24.1(a) above.

     24.3 Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking deck and shall at all times abide by all rules and regulations promulgated by Landlord or the parking deck operator governing its use. Landlord reserves the right to require that an identification or parking sticker shall be displayed at all times in all cars parked in the parking deck. If such a parking sticker requirement shall be instituted, any car not displaying such a sticker may be towed away at the car owner's expense. In addition, Landlord's and Tenant's use of the parking deck shall be subject to all applicable laws and regulations.

     24.4 The parking deck will remain open on Monday through Friday (excluding legal holidays) during the normal hours of operation of the Building on such days. Landlord reserves the right to close the parking deck and surface parking areas during periods of unusually inclement weather or for repairs. At all times when the parking deck or surface parking areas are closed, monthly permit holders shall be afforded access to the parking deck by means of a magnetic card or other procedure provided by Landlord or the parking deck operator and provided further that any closures for repairs shall be for as short a period of time as is reasonably feasible.

     24.5 It is understood and agreed that the Landlord does not assume any responsibility for, and, subject to the last sentence of Section 15.1 above, shall not be held liable for any damage or loss to any automobiles parked in the parking deck or to any personal property located therein, or for any injury sustained by any person in or about the parking deck. Notwithstanding the preceding sentence, Landlord shall not be released from liability to Tenant for any damage or injury to any automobiles or other vehicles parked in the parking deck or the surface parking lot during normal hours of operation of the Building as provided in Section 14.1 hereof, or to any personal property located therein or thereon, caused directly by the willful misconduct or negligence of Landlord or its employees; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any indirect losses or consequential damages whatsoever or for claims with respect to any property for which Tenant (or its employees) are insured or required to be insured hereunder.


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                                   ARTICLE XXV
                               GENERAL PROVISIONS

     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

     25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     25.3 Landlord recognizes Transwestern Carey Winston and Julien J. Studley as the brokers procuring this Lease and shall pay said brokers a commission pursuant to a separate agreement between said brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt in connection with this Lease, other than the brokers named in the first sentence of this Section 25.3. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt in connection with this Lease.

     25.4 (a) Tenant agrees, at any time and from time to time, upon not less than ten (10) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as Landlord, Wells Fargo or any other holder of a mortgage secured by the Building may reasonably request with respect to the status of this Lease on such form as Landlord, Wells Fargo or such holder may reasonably request. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or such Land or of Landlord's interest therein, or any prospective assignee of any such mortgagee. If Tenant fails to execute and deliver such statement as is or fails to provide Landlord with reasonable comments with respect thereto within ten (10) business days after Landlord's request therefor, and such failure to either execute and deliver such statement or to respond with reasonable comments to Landlord's request continues for a period of three (3) business days following a second (2nd) notice thereof from Landlord, Tenant shall pay Landlord as additional rent the sum of One Thousand Dollars ($1,000.00) for each day after the tenth (10th) business day that Tenant has not executed and delivered such certificate or document or provided Landlord with reasonable comments with respect thereto. Upon


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Landlord's written request, but not more than two (2) times in any twelve (12)
month period, Tenant shall deliver to Landlord Tenant's most recently audited financial statements (or, if Tenant does not produce audited financial statements in the ordinary course, such financial statements shall be certified as true, complete and correct by Tenant's chief financial officer). Any confidential or proprietary information about a party which is disclosed by one party to the other party and is, at the time of disclosure, clearly identified as confidential or proprietary information shall be used by the other party only in fulfillment of its obligations hereunder and shall be held in confidence. Notwithstanding any of the foregoing to the contrary, however, any party may (a) discuss the substance of the information or any relevant details of the transactions contemplated herein on a confidential basis with any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, and (b) disclose such matters (including by issuance of a press release) as may be necessary or appropriate to comply with applicable laws, including, without limitation, SEC and other governmental regulatory, disclosure, tax and reporting requirements.

          (b) Landlord agrees upon not less than fifteen (15) business days' prior written notice and not more than one (1) time in any twelve month period, to execute, acknowledge and deliver to Tenant a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default and (iv) stating the address to which notices to Landlord are to be sent.

     25.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

     25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to the following addresses:
(i) if to Landlord at c/o Boston Properties, Inc., 401 9th Street, N.W., Suite 700, Washington, D.C. 20004, Attn: Debra G. Moses with a courtesy copy to Boston Properties, Inc., Prudential Center, 800 Boylston Drive, Boston, Massachusetts 02199-8001, Attn: Legal Department; (ii) if to Tenant, at the Premises,
Attention: Vice President of Operations, with a courtesy copy to Douglas K. Hirsch, Esq., Shulman, Rogers, Gandal, Pordy & Ecker, P.A., 11921 Rockville Pike, Third Floor, Rockville, MD 20852-2743, (provided, however, that any failure to provide such courtesy copy shall not in any way invalidate or otherwise impair the delivery of such notice to Tenant), except that prior to the Lease Commencement Date, notices to Tenant shall be sent to Tenant at 6701 Democracy Boulevard, Rockville, Maryland, 20817 such address as Tenant shall designate and inform Landlord in accordance with this Section 25.6. Either party may change its address for the giving of notices by notice given in accordance with this Section.


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

     25.7 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     25.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of laws principles.

     25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     25.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     25.14 Time is of the essence of each provision of this Lease.

     25.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of the State of Maryland, and the party desiring such recordation shall pay all recordation costs. Not later than the last day of the Term, the party who recorded the memorandum shall execute and record an appropriate release of the memorandum.

     25.16 Except as otherwise provided in this Lease, any amounts (whether referenced herein as "ADDITIONAL RENT" or "ADDITIONAL RENT") owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord upon the later to occur of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of annual


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

base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty (20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

     25.17 All of Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay annual base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever. Landlord's obligation to refund to Tenant any security deposit or overpayment made by Tenant under this Lease, including pursuant to Article IV or Article V shall likewise survive the expiration or earlier termination of this Lease.

     25.18 In the event Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease (except, with respect to Tenant, its obligations to pay Base Rent and additional rent hereunder, payment of insurance premiums required to maintain Tenant's required insurance coverage in effect at all times and its payment obligations under Exhibit B), and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith) strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar), then (except as expressly set forth above with respect to Tenant) Landlord or Tenant, as the case may be, shall be excused from performing the affected obligations for the period of such delay, interruption or prevention. The provisions of this Section 25.18 shall not apply to the time frames set forth in Sections 2.4(b) and (c) with respect to Tenant's right to terminate this Lease in the event the Anticipated Date of Substantial Completion is delayed beyond the dates set forth therein.

     25.19 Tenant hereby represents and warrants to Landlord that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Tenant has been duly authorized to do so.

     25.20 This Lease shall be subject to and contingent upon Landlord's receiving the approval of all of the terms and conditions contained herein by Wells Fargo. Landlord agrees to use its reasonable efforts to secure such approval. If such approval cannot be obtained, Landlord shall so notify Tenant, Landlord shall return to Tenant the first month's rent and security deposit delivered to Landlord pursuant to Sections 3.1 and 5.1 respectively and this Lease shall terminate and all rights, obligations and liabilities of the parties hereunder shall be released and discharged. Landlord shall notify Tenant no more than fifteen (15) business days after the date on which Tenant delivers to Landlord a fully executed copy of this Lease and all amounts then due to Landlord hereunder whether Wells Fargo has approved or disapproved this Lease. If Wells Fargo has not approved this Lease by the expiration of such fifteen
(15) business day period, then this Lease shall be deemed approved.


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

     25.21 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

     25.22 [Intentionally Deleted]

     25.23 The term "DAYS," as used herein, shall mean actual days occurring, including, Saturdays, Sundays and holidays. The term "BUSINESS DAYS" shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that it is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.

     25.24 Landlord agrees that (i) no officer, director, employee, shareholder or partner of OTG Software, Inc. (each a "Partner of Tenant") shall have any personal liability for the performance of any obligation under this Lease or any covenant or agreement contained herein or any unpaid amount due hereunder, nor shall any judgment be sought or obtained against any Partner of Tenant and Landlord will not seek to obtain or impose any lien or charging order or claim against any assets of any Partner of Tenant, (ii) in the event that Landlord is awarded a money judgment against OTG Software, Inc., Landlord's sole recourse for satisfaction of such judgment shall be limited to the assets of OTG Software, Inc. and (iii) in no event shall the personal assets of any Partner of Tenant be available to satisfy any judgment which Landlord may have against OTG Software, Inc.

     25.25 This Lease includes and incorporates Rider No. 1 and Exhibits A, B, C, D, E, F, G and H to the Lease.

                                  ARTICLE XXVI
                             ROOFTOP COMMUNICATIONS

     26.1 (a) Subject to the satisfaction, in Landlord's reasonable judgment, of all of the conditions set forth in this Article, Tenant, at Tenant's sole cost and expense, may install and maintain at least two (2) satellite dishes and/or antennas (each individually referred to herein as a "Satellite Dish" and collectively the "Satellite Dishes") on the roof of the Building for use in connection with Tenant's business in the Premises. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install a Satellite Dish unless (I) Landlord, at Tenant's expense, determines, with respect to the second (2nd) and any additional Satellite Dish, that there is room on the Building for the Satellite Dish and that Tenant's Satellite Dish shall not interfere with any other satellite dish or antenna of any other tenant in the Building, (II) such Satellite Dish conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (the "Satellite Dish Drawings"), which Satellite Dish Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (III) Landlord approves, which approval shall not be unreasonably withheld, conditioned or delayed, the size, capacity, power, location and proposed placement of such Satellite Dish, and (IV) Tenant obtains, at its sole cost and expense, and provides copies to Landlord of all necessary governmental permits


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

and approvals, including, without limitation, special exception permits, if applicable, for the installation of the Satellite Dish equipment upon the Building. Tenant, at Landlord's discretion, shall cause the Satellite Dish to be painted in a nonmetallic paint to match the materials on the penthouse. In addition, if the installation of the Satellite Dish on the roof of the Building would penetrate the roof of the Building, then Tenant shall not be permitted to install the Satellite Dish unless Tenant warrants and guaranties the roof to the extent that Landlord will lose its existing roof warranty or guaranty and unless Landlord approves, in writing, any such effect on the Building's structure or service systems or any such structural alteration, which approval may be granted or withheld by Landlord in its sole discretion. The Satellite Dish shall be installed by a contractor reasonably acceptable to both Landlord and Tenant and thereafter shall be properly maintained by Tenant, all at Tenant's sole expense. At the expiration or earlier termination of the Lease Term, the Satellite Dish shall be removed from the roof of the Building at Tenant's sole cost and expense and that portion of the roof of the Building that has been affected by the Satellite Dish shall be returned to the condition it was in prior to the installation of the Satellite Dish. Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant's use of the Satellite Dish and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant's installation, operation, maintenance and removal of the Satellite Dish.

          (b) Upon Tenant's satisfaction of the conditions set forth in Section 26.1(a) I-IV above, Landlord shall provide Tenant with space on the roof of the Building, in a mutually agreeable location, for the installation of two (2) standard and customary sized satellite dishes. Landlord agrees that it shall not grant tenants who execute Leases for space in the Building after the date of this Lease the right to install antennas, dishes or other equipment on the roof of the Building which would, after consultation with Tenant, materially and adversely interfere with the two Satellite Dishes described in the preceding sentence. Tenant recognizes, however, that Tenant's rights to use the roof of the Building are non-exclusive. Landlord agrees that if, after the date of this Lease, any other tenant in the Building or any other entity that has the right to use the roof of the Building (each a "Rooftop Rights Tenant") notifies Landlord of its desire to place an antenna, dish or other equipment on the roof of the Building and Tenant has satisfied the conditions set forth in Section 26.1(a) I-IV above, Landlord shall notify Tenant (a "Rooftop Notice") of such request and with such notice shall provide Tenant with any information then available to Landlord regarding the antenna, dish or equipment which such Rooftop Rights Tenant desires to install on the roof of the Building. Tenant shall notify Landlord ("Tenant's Rooftop Notice") within ten (10) days after its receipt of a Rooftop Notice whether Tenant believes that the antenna, dish or equipment which such Rooftop Rights Tenant desires to place on the roof of the Building would materially and adversely impact the performance of Tenant's Satellite Dishes. Tenant's Rooftop Notice shall state in reasonable detail the reasons, if any, why and how the antenna, dish or equipment which the Rooftop Rights Tenant desires to place on the roof of the Building would interfere with the Satellite Dishes and offer reasonable alternative(s) to the placement of such Rooftop Rights Tenant's antenna, dish or equipment. Landlord and Tenant shall work with any Rooftop Rights Tenant in determining an acceptable location for such Rooftop Rights Tenant's antenna, dish or other equipment. Except as otherwise provided herein, nothing in this Section 26.1(b) shall restrict Landlord's rights to allow other tenants in the Complex or other entities with whom Landlord or its affiliates may contract, license or otherwise


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

agree to install, use, maintain, repair, operate, repair or remove any antenna, dish or other equipment on or from the roof of the Building.

          (c) Except as shown on the Satellite Dish Drawings, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Satellite Dish without Landlord's prior written approval of such modification and the plans therefor, which approval shall not be unreasonably withheld, conditioned or delayed. The preceding sentence notwithstanding, Landlord acknowledges and agrees that Tenant may use the conduits connecting the Premises to the roof of the Building in conjunction with the installation of the Satellite Dish on the roof of the Building and the connection of the Satellite Dish to the Premises for use in Tenant's business. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Boston Properties, Inc., Landlord's managing agent, and their employees, shareholders, partners, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorney's fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from Tenant's use of the Satellite Dish and/or the conduits to connect the Premises to the Satellite Dish. In addition, Tenant shall be liable to Landlord for any actual damages suffered by Landlord or any other tenant or occupant of the Building for any cessation or shortages of electrical power or any other systems failure arising from Tenant's use of the conduits to connect the Premises to the Satellite Dish.

          (d) Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Satellite Dish. In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Satellite Dish, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.

          (e) Landlord makes no representations or warranties concerning the suitability of the roof of the Building for the installation operation, maintenance and repair of the Satellite Dish, Tenant having satisfied itself concerning such matters.

          (f) Except in the event of emergency (in which case Tenant shall notify Landlord thereof as soon as possible), Tenant shall not have access to the Satellite Dish without Landlord's prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations hereunder only and only if Tenant is accompanied by Landlord's representative (if Landlord so requests). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord's representative and Tenant's agreement to reimburse Landlord for actual costs incurred by Landlord to make Landlord's representative available to accompany Tenant if after normal business hours.

          (g) Upon at least thirty (30) days' prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate a Satellite Dish, if in Landlord's opinion such relocation is necessary in connection with the maintenance and operation of the Building. Any such relocation shall be performed by Tenant at Landlord's expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such satellite dish antenna; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall provide either (a) the same line of sight for such antenna as was available prior to such relocation, or (b) a line of sight for such antenna which is functionally equivalent to that available prior to such relocation.

          (h) It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such antenna or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such antenna, Tenant shall remove or relocate such antenna at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

          (i) The antenna may be used by Tenant only in the conduct of Tenant's customary business in the Premises and Tenant's subtenants may share in the use of Tenant's Satellite Dishes. Except as expressly provided in the preceding sentence, no assignee or subtenant (other than an Affiliate of Tenant or a Parent of Tenant or an assignee permitted or approved in accordance with the provisions of Article VII hereof) shall have any rights pursuant to this Article.

     26.2 Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the antenna. Landlord shall have no liability on account of any damage to or interference with the operation of the antenna except for physical damage caused by Landlord's gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for an antenna placed on the roof of the Building to receive or transmit signals. The operation of the antenna shall be at Tenant's sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located on the roof of the Building prior to the installation of Tenant's antenna, or any such equipment thereafter installed by Landlord in connection with operation of the Building.

     26.3 During any period that a Satellite Dish is located on the roof of the Building, Tenant shall pay as additional rent to Landlord with respect to each such Satellite Dish, commencing on the first day of the month that such Satellite Dish is on the roof of the Building and on the first day of each month thereafter, a monthly fee (the "Satellite Dish Charge") of Two Hundred Dollars ($200.00) per Satellite Dish, which monthly fee shall be paid along with the base rent in accordance with Section 3.1 of this Lease. Such monthly fee for any period less than a month shall be apportioned based upon the number of days in that month. On the first day of each Lease Year after placement of the Satellite Dish on the roof, the Satellite Dish Charge shall be increased to equal the product of the Satellite Dish Charge in effect during the immediately preceding Lease Year multiplied by 103%.


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                                  ARTICLE XXVII
                              RIGHT OF FIRST OFFER

     27.1 Landlord agrees that during the first seven (7) Lease Years of the initial Lease Term with respect to the first and second floors of the Building and during the first five (5) Lease Years of the initial Lease Term with respect to the balance of the Building, Tenant shall have the right, at any time and from time to time during the Lease Term, to lease additional space in the Building which is contiguous to the Premises (the "Additional Space") as it becomes available following the vacation of such leased space by the then current tenant of such space, subject to the following terms and conditions:

          (a) Landlord shall notify Tenant of the availability of the Additional Space.

          (b) In the event Tenant leases Additional Space during the first (1st) Lease Year of the Lease Term, the annual base rent and additional rent with respect to the Additional Space shall be the same amount per square foot and shall be adjusted at the same time and in the same manner as the adjusted annual base rent and additional rent then in effect with respect to the original Premises. Thereafter, the annual base rent and additional rent with respect to the Additional Space shall be one hundred percent (100%) of the then prevailing fair market rent and additional rent attributable to Operating Expenses for the Additional Space.

          (c) (i) For a period of ten (10) business days after receipt of any such notice from Landlord, Tenant shall have the right to lease the Additional Space from Landlord upon the terms and conditions set forth in this Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet or provide any construction allowance for tenant improvements in the Additional Space, except as provided in subsection (e) below) commencing on the date the Additional Space becomes available as set forth in the notice from Landlord. In the event Tenant agrees to lease the Additional Space within such ten (10) business day period, Landlord and Tenant shall promptly execute an amendment to the Lease indicating the location and configuration of the Additional Space. The number of square feet of rentable area of the Additional Space shall be measured and calculated by Landlord's architect in accordance with the provisions of Section 1.3 above and shall be set forth in the amendment to the Lease.

              (ii) In the event the Additional Space identified by Landlord comprises more than one (1) full floor in the Building Tenant may elect to lease a portion of the Additional Space on a floor by floor basis. If Tenant desires to lease less than all of the Additional Space available, Tenant shall notify Landlord, within five (5) business days of Tenant's receipt of the notice provided for in Section 27.1(a) above, of that portion of the Additional Space which Tenant desires to lease from Landlord (the "Modified Additional Space"). In the event Tenant timely provides such notice to Landlord, Landlord and Tenant shall proceed diligently and in good faith to amend this Lease to incorporate the Additional Space or the Modified Additional Space, as the case may be.

          (d) Except as provided in subsection (c)(ii) above, in no event shall Tenant have the right to lease less than all of the Additional Space available.

          (e) Tenant shall accept the Additional Space or the Modified Additional Space, as the case may be, in "as is" condition; provided, however, that in lieu of the Tenant Improvement Allowance described in the Work Agreement attached hereto, Landlord agrees that it will provide Tenant with a construction allowance (the "Additional Improvement Allowance") in an amount equal to the product of (i) Thirty Dollars ($30.00) multiplied by (ii) the number of square feet of rentable area in the Additional Space or the Modified Additional Space, as the case may be, multiplied by (iii) a fraction the numerator of which is the number of full calendar months in the period commencing on the commencement date of the lease of the Additional Space or the Modified Additional Space, as the case may be and continuing through the expiration of the Lease Term, exclusive of any renewal term, and the denominator of which is one hundred twenty (120) (the number of calendar months in the initial Lease Term). All work performed in the Additional Space or the Modified Additional Space, as the case may be, shall be performed in accordance with the terms and provisions of this Lease.

          (f) Tenant shall be obligated to pay additional rent with respect to the Additional Space or the Modified Additional Space, as the case may be, in accordance with the provisions of Article IV of this Lease or as otherwise adjusted in the process set forth in Section 27.1(b) above.

          (g) In the event Tenant does not agree to lease the Additional Space or the Modified Additional Space, as the case may be, within the applicable time period specified in Section 27.1(c) above or if Tenant fails to timely notify Landlord of its election to lease the Additional Space or the Modified Additional Space, as the case may be, Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion.

          (h) The term of the lease for such Additional Space or the Modified Additional Space, as the case may be, shall be for a period of not less than one
(1) year and, if there is more than one (1) year remaining in the Lease Term, shall be coincident with the remaining Lease Term (subject to Tenant's right to renew such term) under the Lease.

     27.2 If Tenant is in default under the Lease beyond any applicable notice and cure period, on the date Landlord's notice is given to Tenant by Landlord or at any time thereafter but prior to the commencement of the term for such Additional Space or the Modified Additional Space, as the case may be, and if such default is not cured within the applicable notice and cure period, if any, provided in this Lease, then, at Landlord's option, Tenant's right to lease the Additional Space or the Modified Additional Space, as the case may be, on such occasion, shall lapse and be of no further force or effect.

     27.3 Tenant's right under this Article XXVII are subject to Landlord's obligation to extend or renew the lease of the then current tenant of such space beyond the expiration date of such tenant's lease upon any terms and conditions to which Landlord and such tenant may agree.

     27.4 Tenant's right under this Article XXVII are personal to OTG Software, Inc. and may be exercised only by OTG Software, Inc. and any assignee of OTG Software, Inc. permitted


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

or approved by Landlord in accordance with the provision of Article VII hereof and shall not be exercisable by any other assignee or subtenant.

     27.5 OTG Software, Inc. shall not be entitled to exercise its rights under this Article XXVII to lease any Additional Space if at the time Tenant would otherwise be entitled to exercise its rights, OTG Software, Inc. (together with any of its subcontractors working in the Premises) is occupying less than fifty percent (50%) of the Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.

                                   LANDLORD:

                                   BOSTON PROPERTIES LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By: BOSTON PROPERTIES, INC., a Delaware
                                       corporation, its sole general partner

                                       By: /s/ Raymond A. Ritchey        [SEAL]
                                           ------------------------------
                                       Name:   Raymond A. Ritchey
                                            -----------------------------
                                       Title:  Executive Vice President
                                             ----------------------------

WITNESS:                           TENANT:

                                   OTG SOFTWARE, INC.-, a Delaware corporation

By:   /s/ Gary J. Stein            By: /s/ Richard A. Kay
   -------------------------           ----------------------------------
Name:     Gary J. Stein            Name:   Richard A. Kay
     -----------------------            ---------------------------------
[CORPORATE SEAL]                   Title:  President, Chairman and Chief
                                           Executive Officer
                                         --------------------------------



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

                                   RIDER NO. 1

     THIS RIDER NO. 1 is attached to and made a part of that certain Office Lease dated June 27, 2000 (the "LEASE"), by and between BOSTON PROPERTIES LIMITED PARTNERSHIP ("LANDLORD") and OTG SOFTWARE, INC., a Delaware corporation ("TENANT"). The terms used in this Rider which are defined in the Lease have the same meanings as provided in the Lease.

     WITNESSETH, that for and in consideration of Tenant's entering into the Office Lease described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the right to renew the initial term of the Lease upon the following terms and conditions:

     1. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of the Lease for two (2) additional terms of five (5) years each. If exercised and if the conditions applicable thereto have been satisfied, each renewal term (a "RENEWAL TERM") shall commence immediately following the end of the term then ending. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

        (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice of the exercise thereof (the "RENEWAL OPTION NOTICE") not less than twelve (12) months and not more than fifteen (15) months prior to the expiration of the term of the Lease then ending. In the event that a renewal option notice is not given in a timely manner, Tenant's right of renewal with respect to the Renewal Term and any subsequent Renewal Term shall lapse and be of no further force or effect. If Tenant is in default under the Lease, beyond any applicable notice and cure period, on the date the renewal option notice is given or any time thereafter, beyond any applicable notice and cure period, on or before the commencement date of the Renewal Term, then, at Landlord's option, the renewal option notice shall be totally ineffective and Tenant's right of renewal as to the Renewal Term and any subsequent Renewal Term shall lapse and be of no further force of effect.

        (b) Promptly following Landlord's timely receipt of the renewal option notice for a Renewal Term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of such Renewal Term and the Lease security, if any, that may be required, it being intended that such annual base rent and pass throughs of Operating Expenses shall be equal to the then prevailing fair market rent and pass throughs of Operating Expenses for the Premises on the date the Renewal Term is to commence. The parties shall have thirty (30) days after Landlord's receipt of the renewal option notice in which to agree on the annual base rent which shall be payable during each year of such Renewal Term and the Lease security, if any, that may be required. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market in the North Bethesda/Rockville, Maryland area, (ii) rental rates and security then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building in the North Bethesda/Rockville, Maryland area, (iii) the rental rates and security then being obtained by Landlord for comparable office space, in "as is" condition, in the Building, (iv) escalations and pass-throughs of Operating Expenses as provided in the Lease and then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building in the North Bethesda/Rockville, Maryland area, (v) concession packages then being obtained (or offered if comparables are not readily available) by building owners for office buildings in the North Bethesda/Rockville, Maryland area of comparable size, location and quality to the Building, (vi) the location of the Premises within the Building and (vii) whether a security deposit shall be required. All determinations of fair market rent, escalations, security and pass-throughs of Operating Expenses shall reflect market conditions expected to exist as of the date base rent based on fair market rent is to commence, including, base rents and escalations, rental abatements, construction allowances and other tenant concessions, brokerage fees and other terms expected to be agreed to in market leases entered into at such time; the determination of fair market rent shall reflect any concessions that are not being granted to Tenant and whether brokerage fees are being paid in connection with such renewal. If the parties agree on the base rent payable during each year of a Renewal Term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon.

        (c) If, during such thirty (30) day period referred to in subparagraph
(b) above, the parties are unable to agree on the base rent payable during the applicable Renewal Term, then Tenant shall have the option either (i) to rescind its renewal option notice or (ii) to agree that the fair market rent shall be determined in accordance with the procedure set forth in this subparagraph (c). Tenant shall exercise its option by giving Landlord written notice of its election within ten (10) days of the termination of the thirty (30) day period provided for in subparagraph (b) above. If Tenant elects to rescind its renewal option notice, Tenant's right to renew the term of the Lease and all subsequent Renewal Terms shall lapse and be of no further force or effect. If Tenant shall fail to notify Landlord of its election to rescind its renewal option notice, Tenant shall be deemed to have elected not to rescind its renewal option notice. If Tenant shall elect to proceed or shall be deemed to have elected to proceed with the appraisal procedure provided in this subparagraph (c) then, within ten
(10) days after Landlord's receipt of Tenant's election to proceed with the broker determination procedure or ten (10) days after the date on which Tenant has been deemed to have elected to proceed with the broker determination procedure, the parties shall appoint an independent, unaffiliated broker who shall be mutually agreeable to both Landlord and Tenant, shall have at least ten
(10) years relevant experience and shall be knowledgeable in office rentals in the North Bethesda/Rockville, Maryland market. If the parties are unable to agree on an broker within such ten (10) day period, then each party, within five
(5) days after the expiration of the aforesaid ten (10) day period, shall appoint an independent, unaffiliated broker (with the same qualifications) and the two (2) brokers shall together appoint a third broker with the same qualifications. The broker or brokers so appointed then shall determine, within sixty (60) days after the appointment of such broker or brokers, the then fair market base rent for the Premises. Among the factors to be considered by the broker(s) in determining the fair market base rent for the Premises shall be those factors set out in subparagraph (b) above. The figure arrived at by the broker (or the average of the figures arrived at by the three brokers, if applicable) shall be used as the fair market base rent for such renewal term. If the three broker method is chosen, then if any broker's estimate of fair market base rent is either (x) less than ninety percent (90%) of the average figure or (y) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two (2) appraisal figures falling within such a range of percentages, (2) the remaining appraisal which is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) determinations. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

        (d) During each Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the annual base rent and any escalations thereof payable during each year of a Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in Paragraphs 1(b) and (c) above, and (ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the second Renewal Term, and (iii) no abatements, allowances or other concessions shall apply during either Renewal Term, except to the extent otherwise agreed to by the parties in accordance with this Rider.

     2. Tenant's rights under this Rider No. 1 are personal to and may be exercised only by OTG Software, Inc. and any assignee of OTG Software, Inc. permitted or approved by Landlord in accordance with the provision of Article VII of the Lease.

     3. Tenant shall not be entitled to renew the Term of this Lease if, at the time Tenant would otherwise be entitled to exercise its rights of renewal, Tenant has assigned this Lease other than to an assignee permitted or approved in accordance with the provisions of Article VII of the Lease or has subleased fifty percent (50%) or more of the Premises.

Initials of:

/s/ RAR
------------------------
Landlord

/s/ RAK
------------------------
Tenant

                                    EXHIBIT A

                                   FLOORPLANS

[Exhibit A consists of four drawings, each drawing 8 1/2" by 11", that provides general information related to the first, second, third and fourth floors of The Preserve at Tower Oaks]

                                    EXHIBIT B

                                 WORK AGREEMENT

         This Exhibit B is attached to and made a part of that certain Lease Agreement dated as of June 27, 2000 (the "LEASE"), between BOSTON PROPERTIES LIMITED PARTNERSHIP ("LANDLORD") and OTG SOFTWARE, INC. ("TENANT").

         1. Authorized Representatives. Tenant designates Patricia Akstin ("TENANT'S AUTHORIZED REPRESENTATIVE") as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit (and if Tenant appoints more than one Tenant's Authorized Representative, then the act of one of such persons shall be sufficient to bind Tenant). Tenant may designate a substitute Tenant's Authorized Representative by written notice to Landlord. Landlord shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant's behalf other than Tenant's Authorized Representative. All references in this Exhibit to actions taken, approvals granted, or submissions made by Tenant shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Tenant's Authorized Representative acting for Tenant.

         2. Landlord's Work. Landlord shall construct, furnish, install and complete, in a good and workmanlike manner, using new materials, the base-building core and shell (the "BASE BUILDING WORK," which shall be completed in accordance with all applicable building code requirements), the parking deck, parking area and site work associated with the Building (the "SITE WORK"), and the initial leasehold improvements in the Premises (the "LEASEHOLD WORK") (the Base Building Work, the Site Work and the Leasehold Work being collectively referred to herein as "LANDLORD'S WORK") in substantial conformity with the Base Building Plans, the Leasehold Work Plans and the Site Work Plans (such plans being collectively referred to herein as the "PROJECT PLANS"). Schedule I attached hereto, for clarity, conceptually outlines the Base Building Work.

         3.       Architect and Engineers.

                  (a) Landlord has employed Hellmuth, Obata & Kassabaum, P.C. (the "BASE BUILDING Architect") to prepare plans for the Base Building Work (the "BASE BUILDING PLANS"), such plans being identified on Schedule II). The Base Building Architect has employed RG Vanderweil Engineers (the "BASE BUILDING Engineers"), among others, to prepare engineering drawings relating to the Base Building Work.

                  (b) Tenant shall employ Gensler (the "LEASEHOLD ARCHITECT") to prepare all plans for the Leasehold Work (the "LEASEHOLD WORK PLANS"). Subject to the following provisions of this Paragraph 3(b), Tenant shall employ RG Vanderweil Engineers (in such capacity, the "LEASEHOLD ENGINEERS") to prepare the engineering drawings relating to the Leasehold Work, subject to a written scope of work and fee reasonably acceptable to Tenant being agreed to in advance. If Tenant and such engineer are not able to agree to a scope of work and the fee that is reasonably acceptable to Tenant, then Tenant shall have the right to solicit competitive proposals from other qualified engineering firms approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall use commercially reasonable efforts to direct its Base Building Architect and Base Building Engineers to cooperate with Tenant's Leasehold Architect and Leasehold Engineers (if such engineer is not RG Vanderweil Engineers) at no additional cost to Landlord or Tenant for normal coordination and information gathering activities between the architectural and engineering firms as reasonably determined by Landlord. Tenant's Leasehold Architect and Leasehold Engineers (if such engineer is not RG Vanderweil Engineers) will be required to submit all requests for information of the Base Building Architect and Base Building Engineers through Landlord and shall not contact or interact directly with the Base Building Architect and Base Building Engineers without the prior written consent of Landlord. Neither the Base Building Architect nor the Base Building Engineers shall charge any costs or fees to Tenant directly or indirectly through Landlord without Tenant's written approval of any such event or effort that would give rise to such charges.

         4. Plans for Base Building Work. Landlord has heretofore prepared the Base Building Plans. Landlord agrees that the design and construction of the Base Building Work shall be in accordance with the final construction drawings for the Base Building Work (subject to the modifications required by the requirements of any applicable building code, insurance requirement or government rule or regulation).

         5. Plans for Leasehold Work.

                  (a) Tenant shall cause the Leasehold Architect to prepare programming and space plans for the Leasehold Work, in form approved by Tenant, for submission to Landlord for its approval no later than June 30, 2000 (the "SPACE PLAN"). If Landlord has any comments with respect to the programming and space plans, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the programming and space plans to Landlord.

                  (b) Tenant shall cause the Leasehold Architect to prepare design development drawings for the Leasehold Work, in form approved by Tenant, for submission to Landlord for its approval no later than August 18, 2000. If Landlord has any comments with respect to the design development drawings, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the design development drawings to Landlord.

                  (c) Tenant shall cause the Leasehold Architect and the Leasehold Engineers to prepare final construction documents for the Leasehold Work, in form approved by Tenant, for submission to Landlord for its approval no later than October 6, 2000. If Landlord has any comments with respect to the construction documents, Landlord shall make such comments known to Tenant within ten (10) business days following submission of the construction documents to Landlord. The construction documents for the Leasehold Work that have been submitted by Tenant and approved by Landlord shall be referred to herein as the "Leasehold Plans." Landlord shall specify in its approval of the Leasehold Plans those improvements that Tenant must remove from the Premises upon the expiration or earlier termination of the Lease. Tenant shall be solely responsible for the compliance of the Leasehold Plans with all Legal Requirements and with all Loss Control Guidelines established by Landlord's insurance carrier and in effect as of May 1, 1999, which Loss Control Guidelines have been provided by Landlord to Tenant.

                  (d) Notwithstanding anything herein to the contrary, all plans, drawings and documents related to the Leasehold Work (and any change orders related thereto) shall be submitted to Landlord for its approval in accordance with this Exhibit, which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural Alterations (as defined in Article IX of the Lease), but which approval with respect to Structural Alterations and with respect to any portion of such Leasehold Work that affects the exterior of the Building or appearance from the main lobby of the Building or other tenant premises in the Building, may be granted or withheld in Landlord's sole and absolute discretion.

         6. Cost of Base Building Work and Site Work. Landlord shall bear all costs of designing and constructing the Base Building Work. Landlord shall bear all costs of designing the Site Work (the plans developed by Landlord with respect thereto being referred to herein as the "SITE WORK PLANS") and of constructing the Site Work in substantial conformity with the Site Work Plans. Landlord shall bear all costs incurred in connection with proffers and development conditions imposed by the applicable private and governmental bodies and authorities, including but not limited to those arising from the approval of the Base Building Plans, the Site Work Plans or the site plan for the development of the Building.

         7. Cost of Leasehold Work. Immediately following approval of the Leasehold Plans, Landlord shall solicit bids for performance of the Leasehold Work from at least three (3) reputable, independent, qualified, licensed contractors designated by Landlord and reasonably approved by Tenant (provided that, if Tenant does not give Landlord written notice of its objection to a proposed contractor within five (5) business days after the name of such contractor is submitted to Tenant by Landlord, then Tenant shall be deemed to have approved such contractor). Tenant shall have the right to designate, by designating the same in writing to Landlord not later than August 11, 2000, one
(1) qualified, licensed contractor to be included among the contractors from whom bids are solicited, subject to Landlord's reasonable approval of the contractor thus designated by Tenant. Promptly after the bids are received, Landlord shall provide Tenant with a summary (in Landlord's standard format) of all the bids with complete copies of each bidder's response. Landlord shall select the contractor, after consultation with Tenant, who will be employed to perform the Leasehold Work from among the contractors submitting responsive bids in response to Landlord's solicitation (the "LEASEHOLD CONTRACTOR"). The criteria for selection of the Leasehold Contractor shall be the lowest qualified price, ability to complete the work on time and expected performance value. Landlord shall keep Tenant informed of the status of the bidding process and shall follow all of its standard procedures in managing the build out of comparable space. The cost of the design and construction of the Leasehold Work (including all "soft" costs, and including Landlord's construction management fee equal to three percent (3%) of the project costs, expressly excluding any portion of the Leasehold Work that is performed or managed directly by Tenant (collectively, the "LEASEHOLD COST")) up to the amount of the Improvements Allowance described in Paragraph 8 below shall be borne by Landlord. Any portion of the Leasehold Cost that is in excess of the Improvements Allowance shall be borne by Tenant and is referred to herein as "TENANT'S EXPENSES." Tenant will be billed by Landlord and shall pay Landlord for Tenant's Expenses on a pro rata basis as each requisition from the Leasehold Contractor is submitted for payment by Landlord (so that the percentage of the Tenant's Expenses paid by Tenant at the time of each requisition shall be equal to the percentage of the Leasehold Work that has been completed by the Leasehold Contractor). All amounts payable by Tenant pursuant to this Exhibit shall be considered additional rent and subject to the provisions of the Lease. In consideration for the three percent (3%) construction management fee, Landlord shall perform or cause the Leasehold Contractor to perform preconstruction services, cost estimating, scheduling and value engineering services, shall administer the bid process, shall identify long-lead items and suggest alternative materials and substitutions, shall negotiate and enter into contracts, shall negotiate, manage and administer change orders, shall provide periodic progress reports on the Leasehold Work, shall maintain construction records with respect to the Leasehold Work, shall assemble operation manuals and shall cooperate with the Leasehold Architect in preparing the "as-built" drawings for the Premises.

         8. Improvements Allowance.

                   (a) Landlord hereby agrees to grant Tenant an allowance (the "IMPROVEMENTS ALLOWANCE") in an amount equal to the product of (i) Thirty Dollars ($30.00) and (ii) the number of rentable square feet in the Premises, to be applied toward the Leasehold Cost and the actual costs and expenses incurred by Tenant in connection with moving into the Premises.

                  (b) In addition to the Improvements Allowance, provided no Event of Default exists under the Lease, Landlord hereby grants to Tenant an additional allowance (the "Additional Allowance") in the amount elected by Tenant up to the product of Five Dollars ($5.00) multiplied by the number of square feet of rentable area in the Premises. If Tenant desires to draw on the Additional Allowance, Tenant must follow the written request procedure applicable to draws of the Improvement Allowance. The Additional Allowance shall only be applied toward Leasehold Costs and Tenant's Moving Costs, as defined below, and other costs to which the Improvements Allowance may be applied. The amount of the Additional Allowance must be drawn by Tenant no later than thirty
(30) days after the Lease Commencement Date and any portion of the Additional Allowance that is not drawn by such date shall be deemed waived and forfeited by Tenant. The amount of the Additional Allowance drawn by Tenant shall be treated as an assumed loan, which shall be fully amortized over the initial one hundred twenty (120) months of the Lease Term and shall be paid in equal monthly installments together with interest on the outstanding balance of the Additional Allowance at a fixed rate equal to ten percent (10%) per annum. Such additional payment shall be added to and become part of the Base Rent payable in accordance with the provisions of Article III of the Lease. Such amount shall be confirmed in an amendment to the Lease.

                  (c) In the event the entire Improvement Allowance is not utilized by Tenant in connection with designing, constructing and installing the Leasehold Work, such unused portion of the Improvement Allowance shall be applied, at Tenant's election, (i) against the first installment(s) of base rent due with respect to the Premises pursuant to Article III of the Lease or (ii) an amount not to exceed Five Dollars ($5.00) multiplied by the number of square feet of rentable area in the Premises, may be applied (y) toward the purchase of furniture and furnishings in the Premises or (z) actual cost and expenses related to and incurred by Tenant in connection with Tenant's normal, typical and reasonable expenses of moving into the Premises, including packing and unpacking, telephone installation and moving all of Tenant's furniture and equipment to relocate Tenant's offices ("Tenant's Moving Costs"), or any combination thereof. Notwithstanding anything to the contrary in this Paragraph 8(c), an amount not less than the product of Twenty-Five Dollars ($25.00) multiplied by the Net Rentable Area of the Premises of the Tenant Improvement Allowance shall be used by Tenant for the sole and exclusive purpose of designing, construction and installing the Leasehold Work including without limitation, preparation of drawings and specifications, the installation of computer and telephone network equipment, cabling and wiring which will remain in the Premises at the expiration of the Lease Term and such other equipment which, under the terms of this Lease, will remain in the Premises at the expiration of the Lease Term,

                  (d) Any portion of the Leasehold Cost that is in excess of the sum of the Improvements Allowance plus the portion of the Additional Allowance that Tenant elects to apply towards Leasehold Work is referred to herein as "TENANT'S EXPENSES." On or before the twenty-fifth (25th) day of each month, Landlord shall submit to Tenant's Authorized Representative and Leasehold Architect a certified statement setting forth the portion of the Leasehold Cost due and payable to Leasehold Contractor or otherwise on account of Leasehold Work performed during the preceding calendar month, which statement shall include, among other things, (i) a requisition in standard AIA format in the same detail as that furnished to Landlord by the Leasehold Contractor for the Leasehold Work, i.e., setting forth percentage of completion by trade, (ii) a copy of the Leasehold Contractor's requisition with respect to the Leasehold Work for such preceding calendar month, and (iii) a calculation of any amounts then due to Landlord with respect to Tenant Expenses.

                 (e) Each time Tenant receives a statement from Landlord described subparagraph (d) above, Tenant shall pay its proportionate share (if any is due pursuant to the following sentence) of the amount billed for Leasehold Work to Landlord or Landlord's Contractor (as directed by Landlord) within ten (10) days after Tenant receives a request therefor from Landlord (except to the extent the Leasehold Architect reasonably believes that there is a bona fide dispute regarding the Leasehold Work, which disputed amount shall be paid in accordance with the resolution of the dispute). Tenant's proportionate share of each such monthly statement shall be determined by multiplying the amount due the Leasehold Contractor for Leasehold Work (in accordance with this Exhibit B) by a fraction, the numerator of which shall be the Tenant's Expenses and the denominator of which shall be the Leasehold Cost. The portion of the Leasehold Cost other than Tenant's said proportionate share shall be deducted by Landlord from the Improvements Allowance and, if applicable, the Additional Allowance, and paid to the Leasehold Contractor or other party. In the event of an adjustment in the Leasehold Cost, such fraction shall be appropriately adjusted so that at all times Tenant bears its proportionate share of the Leasehold Cost computed in accordance with this paragraph.

               (f) All amounts payable by Tenant pursuant to this Exhibit B (excluding amounts deducted from the Improvements Allowance and the Additional Allowance) shall be considered additional rent and subject to the provisions of
Section 19.6 of the Lease. Tenant may begin drawing funds (up to an aggregate amount of Five Dollars ($5) per square foot of rentable area) from either the Improvements Allowance and/or the Additional Allowance following the date of this Lease to pay for the costs theretofore or thereafter incurred by Tenant with respect to the Leasehold Plans and other permitted purposes as set forth above. Tenant shall furnish a written requisition for any portion of the Improvements Allowance or the Additional Allowance that is to be applied toward such expenses, which requisition shall be accompanied by appropriate invoices from the Leasehold Architect, the Leasehold Engineers, or Tenant's project manager, or other contractor as applicable and lien waivers with respect to all work performed or services or materials provided through the date of each such invoice (subject only to receipt of the requisitioned amount). Provided such requisition, invoices and lien releases are received by Landlord no later than the twenty-fifth (25th) day of a calendar month, Landlord shall use commercially reasonable efforts to pay the amount of such requisition (up to the allowable portion of the Improvements Allowance) by the twentieth (20th) day of the immediately-succeeding calendar month. Tenant acknowledges that the Improvements Allowance (or portions thereof) may be financed by a lender and Tenant agrees to participate, if requested, in the draw process reasonably established by the lender and to comply with the following requirements that may be imposed by Landlord's lender as conditions to funding the Improvements Allowance: submitting, if requested, copies of the Leasehold Plans to the lender and responding to the lender's inquiries about the Leasehold Plans and obtaining written lien releases and certifications from the Leasehold Architect that the work covered by the requisition has been performed substantially in accordance with the Leasehold Plans.

         9. Change Orders. If, after preparation and review of the Leasehold Plans, Tenant requests any change or addition to the work and materials to be provided pursuant to the Leasehold Plans, then such change order shall require Landlord's approval. Tenant shall be responsible for any delay in completion of Landlord's Work resulting from any change order requested by Tenant. In addition, in the event a change order requested by Tenant with respect to the Leasehold Plans causes the Leasehold Cost to exceed the amount of the Improvements Allowance, then all additional expenses attributable to any such change or addition requested by Tenant and approved by Landlord, including Landlord's construction management fee equal to three percent (3%) of the net increase in the cost of the Leasehold Work shall be payable by Tenant, within ten (10) days after Landlord's submission of a statement of the additional expenses attributable to such change order, as additional rent. The Leasehold Architect (and after commencement of construction of the Leasehold Work only, the Leasehold Contractor) shall be responsible to coordinate the Leasehold Plans with field conditions. Landlord may make reasonable field substitutions (i.e., by substituting materials of comparable or better quality, cost and performance specifications) for materials specified in the Leasehold Plans if any materials specified in the Leasehold Plans cannot reasonably be obtained at the job site in time to be incorporated into the Leasehold Work in the normal progression and diligent prosecution of the Leasehold Work. No material substitutions shall be made without Tenant's prior approval; however, if Tenant withholds or delays its approval, any delay in obtaining and incorporating the originally specified materials (and any consequent delay in completing other work that appropriately must follow incorporation of such delayed materials into the Leasehold Work) that is not necessitated by any default of the contractor shall be deemed a Tenant Delay. As promptly as possible under the circumstances, after receiving a request for a change or addition to the Leasehold Plans and Leasehold Work, Landlord shall furnish Tenant with a proposal setting forth in reasonable detail the Leasehold Contractor's good faith estimate of the additive or deductive dollar amount of such change and the additive or deductive time duration of such change.

         10. Substantial Completion.

                  (a) Except as provided in Paragraph 10(b) below, the Leasehold Work shall be deemed to be substantially complete when (i) the Leasehold Work (except for punch list items) has been substantially completed in substantial conformity with the Leasehold Plans, and (ii) all conditions precedent to issuance of a final non-residential use permit by the appropriate authorities of Montgomery County, Maryland, with the exception of post-occupancy inspection by the Fire Marshal, have been satisfied.

                  (b) Notwithstanding the foregoing, if Landlord shall be delayed in completing the Leasehold Work as a result of: (i) Tenant's failure to comply with any deadline specified in this Exhibit, (ii) Tenant's request for changes to the Leasehold Plans subsequent to the date that such plans or working drawings were prepared and reviewed, (iii) Tenant's failure to pay when due any portion of the Tenant's Expenses or any other sums payable by Tenant pursuant to this Exhibit, (iv) Tenant's request for materials, finishes or installations as part of the Leasehold Work which constitute long-lead items, provided the same are identified by Landlord promptly after Landlord's receipt of the bid responses from the contractors who submitted bids for the performance of the Leasehold Work, (v) any delay in obtaining a building permit with respect to the Leasehold Work caused by the act or omission of Tenant, or (vi) the performance (or failure thereof) of any work by any person or firm employed or retained by Tenant (including, without limitation, the Leasehold Architect and the Leasehold Engineers (with respect to the Leasehold Plans)), then for purposes of determining the Lease Commencement Date, the work and materials to be provided by Landlord pursuant to this Exhibit shall be deemed to have been substantially completed on the date that they would have been substantially completed if such delay or delays (each of which is referred to herein as a "TENANT DELAY") had not occurred. Landlord shall endeavor to notify Tenant promptly if Landlord becomes aware of the existence of any such delay. Landlord agrees to use good faith reasonable efforts to counter the effect of any Tenant Delay; however, Landlord shall not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor) unless Tenant agrees in advance to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful). Notwithstanding the foregoing, a Tenant Delay shall not be deemed to have delayed Substantial Completion unless there is a direct causation between the Tenant Delay and Landlord's failure to achieve Substantial Completion. By way of example, if (I) the Lease Commencement Date is delayed by twenty (20) days, (II) there had been no delays the Lease Commencement Date would have occurred on or before April 15, 2001 and (III) fifteen (15) days of the delay are Landlord delay and five (5) days of the delay are Tenant Delay, then the Lease Commencement Date would be April 30, 2001.

                  (c) With respect to long-lead items, Tenant shall have ten
(10) days following receipt of the bid summary and related bid response information from Landlord to elect (i) to omit such long-lead item(s) from the Leasehold Plans, (ii) substitute such item(s) for another item(s) that does not constitute a long-lead item or (iii) retain such long-lead item (s) in the Leasehold Plans to be installed when delivered. In the event Tenant fails timely to affirmatively elect (i), (ii) or (iii) above, Tenant shall be deemed to have elected (iii). Landlord shall promptly identify for Tenant after the time of submittal by Tenant of a proposed substitution, the estimated delay which will be caused by such substitution, if any. In no event shall the Lease Commencement Date be extended due to a delay in the completion and installation of the long-lead item or arising from Tenant's election to omit, substitute or retain an identified long-lead item that Tenant has been notified of in accordance with the provisions of this Work Agreement.

         11. Punchlist and Possession. Prior to the Lease Commencement Date, Landlord shall schedule a mutually agreeable time with Tenant to walk through the Premises and prepare a punchlist setting forth any defects or incomplete work. Tenant's taking of possession of the Premises shall constitute Tenant's acknowledgement that the Premises are in good condition and that all work and materials are satisfactory, except as to any items set forth in such punchlist and except as to latent defects discovered by Tenant within one (1) year following the Lease Commencement Date. Landlord will endeavor promptly to correct and complete those defects and incomplete items described in such punchlist within thirty (30) days, and will promptly correct any latent defects timely brought to Landlord's attention by Tenant.

         12. [Intentionally Deleted]


/s/ RAR
----------------------------
Landlord's initials

/s/ RAK
------------------------
Tenant's initials

                                   SCHEDULE I
                                       To
                                    EXHIBIT B
                                   SHELL ITEMS

     o Building structure including foundations, slab on grade, supported slabs, structural concrete and post tensioned concrete slabs and beams.

     o   Fireproofing of structural steel as required by code.

     o Men's and women's toilet rooms substantially complete including plumbing and fixtures, paint and lighting per code (on the Lease Commencement Date such facilities shall be fully operational in a first class manner in accordance with the requirements of the Lease).

     o Drinking fountains installed per code (i.e. not less than two (2) water coolers and wet stacks per floor).

     o   Electrical closets complete with tenant panel for power and lighting.

     o   Building fire stairs complete.

     o   Mechanical equipment rooms complete with air handlers and ductwork.

     o Mechanical penthouse substantially complete with base building equipment.

     o   Elevators, cabs, frames and entries.

     o   Primary HVAC loop ductwork from the mechanical rooms around the cores.

     o VAV boxes at a ratio of one box with control thermostat per 1200 RSF (coiled up awaiting tenant walls).

     o Drywall ready for paint around columns, outside of cores and perimeter wall.

     o   Fire command center substantially complete.

     o Fire alarm system with connections to base building equipment (tamper and flow switches, HVAC units, elevators, etc.). System to be sized to accept tenant devices (for standard office usage).

     o Fire sprinkler pump (if required) with tamper and flow switches on the risers, sprinkler loop on each floor with heads in base building areas (toilet, mechanical, stair towers, penthouse, etc.).

     o Electrical capacity in the bus duct will be provided at 2 watts/RSF "connected" for lighting and 6.5 watts/RSF "connected" for power.

     o   Perimeter security system.

     o   Loading dock with exterior doors and bumpers.

     o   Exit lights at each base building exit.

     o Base building emergency generator (for Base Building/life safety use only).

     o   One inch aluminum window blinds.

                                   SCHEDULE II
                                       To
                                    EXHIBIT B
                    LIST OF BUILDING PLANS AND SPECIFICATIONS
                                [To Be Attached]

                                  SCHEDULE III
                                       To
                                    EXHIBIT B
                      RULES AND PROCEDURES FOR CONTRACTORS

         The following requirements have been developed to ensure that modifications or improvements to the building and/or building systems and equipment are completed to building standards while maintaining a level of safety consistent with industry standards. The review of tenant plans and/or specifications by Landlord, Boston Properties, Inc. and/or their insurers, consultants or other representatives, does not imply that any plans so reviewed comply with applicable laws, ordinances, codes, standards or regulations.

         I. GENERAL

         A. No work will be performed until the Landlord's Representative has received two (2) sets of drawings and specifications, the plans and given approval.

         B. All modifications to the building or to the building systems and equipment must be compliant with local codes and/or ordinances.

         C. Impairments to fire/life safety systems and hot work conducted during the project will be conducted in accordance with the requirements of the Landlord's insurance loss control programs.

         D. Prior to the work commencing, a building permit must be obtained and displayed and a certificate of insurance from the contractor must be furnished to Boston Properties naming the following entities as an additional insured: (i) Boston Properties Limited Partnership, a Delaware limited partnership; (ii) Boston Properties, Inc., a Delaware corporation; (iii) BP Management, LP, a Delaware limited partnership, (iv) Boston Properties, LLC, a Delaware limited liability company and Wells Fargo Bank, National Association.

         E. At the completion of the work, the contractor shall furnish the owner with one set of reproducible and two (2) sets of blue-line prints showing the final as-built construction work performed.

         F. The Landlord's Representative will be notified by the contractor of all work scheduled and will be provided a list of all personnel working in the building.

         G. No work will be performed from 8:00 a.m. to 6:00 p.m. which will disturb or inconvenience tenants in the building (e.g. core drilling, shooting track, noxious odors, etc.). The Landlord's Representative must preapprove any work that entails significant noise of vibration.

         H. Before any new electrical or mechanical equipment is installed in the building, the contractor will submit a copy of the manufacturer's data sheet to the Landlord's Representative.

         I. All carts must be furnished with pneumatic tires.

         J. Smoking is not allowed in any occupied building.

         K. The use of radios is prohibited.

         L. This is a post tensioned concrete structure, all slabs must be x-rayed and x-rays reviewed by the building's structural engineer prior to core drilling. If obstructions are detected, consult with the Landlord's Representative or relocate the core drill as necessary.

         M. The contractor must furnish the Landlord's Representative with a list of all subcontractors including emergency phone and/or pager numbers prior to commencing the work.

         N. The contractor must provide an on-site project superintendent at all times during which construction work is in progress. This supervisor must be knowledgeable of the project's scope of work and have adequate on-site reference materials such as plans and specifications.

         O. All workers must be dressed appropriately when working in an occupied building. Shirts must be worn at all times.

         P. Prior to start of work, all blinds must be raised and bagged and windowsills protected. Workers must not stand on windowsills or other building components.

         Q. Any work that requires access to another tenant's space must first be coordinated through the Landlord's Representative. All cost associated with security or building engineering services shall be charged to the contractor.

         R. Any roof related work must be performed by Landlord's designated contractor.

         S. Dumping of construction debris into building drains, mop sinks, etc. is strictly prohibited

         II. LIFE SAFETY

         A. Contractor will not disconnect, tamper with, delete, obstruct, relocate, or expand any life safety equipment except as indicated on approved drawings.

         B. Contractor will take necessary precautions to prevent accidental fire alarms. Any unit or device temporarily incapacitated will be red-tagged "Out of Service" and the Landlord's Representative will be alerted prior to the temporary outage. See attached "Guidelines for Managing Construction Project Fire Protection Impairment".

         C. All tenant installed special fire extinguisher/alarm detection systems shall be monitored by the base building fire alarm system.

         D. Tenant installed fire alarm initiation and notification devices operating directly from the base building fire alarm system shall be specified by the Landlord.

         E. All connections to the building's existing fire alarm system are to be made only by the subcontractor specified by the Landlord's Representative.

         F. All fire alarm testing will be scheduled at least 72 hours in advance with the Landlord's Representative and must be scheduled to occur after normal business hours.

         G. Combustible and hazardous materials are not allowed to be stored in the building without prior approval of the Landlord's Representative. Material safety data sheets on all other materials to be stored in the building must be kept on site and a copy submitted to the Landlord's Representative.

         H. Dust protection of smoke detectors must be installed and removed on a daily basis. Dust protection is required during construction to avoid false fire alarms. Filter media must be installed over all return air paths to any equipment rooms prior to demolition. The media must be maintained during construction and removed at substantial completion.

         I. All buildings are to be fully protected by automatic sprinkler systems.

         J. All systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

         K. All equipment, devices and materials used in the installation should be listed by UL and FM Approved.

         L. Connections to the base building sprinkler system/standpipe riser shall be provided with a control valve and water flow alarm device. Sprinkler systems control valves shall be UL Listed and FM Approved, clockwise closing, indicating valves with supervisory switches.

         M. The entire system should be designed and installed in accordance with NFPA Pamphlet No. 13, 231 and 231C latest issues.

Note #1: If concealed type sprinkler heads are to be utilized in office areas, the system is to be designed as an Ordinary Hazard Group 1 System.

Note #2: For light hazard designed systems, the hydraulically most remote design area shall not be allowed a 40% reduction. The minimum design area shall be 1500 square feet.

         N. Enclosed, as Attachment "A", is a copy of the Guidelines for Managing Construction Project Fire Protection Impairments with Impairment Log and Tenant Build Out Project Requirements. Coordinate Impairment Log with the Landlord's Representative.

         III. PARKING - LOADING DOCK

         A. Contractors or their personnel will not use loading dock area for daytime parking without first obtaining permission from the Landlord's Representative 48 hours in advance to better assure dock availability. Unauthorized vehicles will be ticketed and towed.

         B. Use of the loading dock for deliveries/trash removal must be scheduled through the Landlord's Representative.

         C. Material that does not fit into the protected elevator must be delivered through a window opening. The contractor will be responsible to remove and replace the glass and to adequately protect the window framing with prior approval from the Landlord's Representative.

         D. Removal and replacement of exterior glass must be performed by Landlord's designated contractors.

         IV. UTILITIES

         A. Utilities (i.e. electric, gas, water, telephone/cable) will not be cut off or interrupted without permission of the Landlord's Representative and affected tenants and at least 48 hours prior notice.

         V. SECURITY

         A. When it is deemed necessary by the Landlord's Representative to temporarily issue any keys to a contractor, said contractor will be responsible for controlling possession and use of the key(s) and will return them daily to the person that issued them.

         B. The contractor will be responsible for locking any area made available to him/her whenever that area is unattended.

         C. Contractors may be required to wear Boston Properties identification badges. The badges will be issued by the Landlord's Representative if required.

         VI. ELEVATORS

         A. No passenger elevators will be used to move construction material or construction personnel.

         B. The service elevator can be used to move construction personnel at any time during the day as long as the elevator doors do not have to be held open. The service elevator can not be used to move construction materials into the building between the hours of 7:30 am and 5:00 pm. After these hours, all usage must be scheduled with the Landlord's Representative with at least 48 hours notice.

         C. Any costs to repair damage to the elevators including dust or dirt in machine rooms or shaft or costs for service calls resulting from the contractor's operations will be charged to the contractor.

         VII. CLEANING

         A. Contractors will remove their trash and debris daily or as often as necessary to maintain cleanliness in the building(s). The building trash compactors or containers are not to be used for construction debris.

         B. Walk-off mats should be provided at door entrances where work is being performed.

         C. Carpeting shall be protected by plastic runners or hardboard as necessary to maintain cleanliness and to protect carpets from damage.

         D. Contractor will furnish a vacuum(s) with a supply of clean bags to facilitate ongoing clean- up.

         E. Trash removal will be scheduled and coordinated with the Landlord's Representative.

         F. Contractors must remove all food cartons from the work area on a daily basis.

         VIII. MECHANICAL AND ELECTRICAL WORK

         A. The installation or modification to building HVAC systems must be submitted for review by the building owner. This would include base building systems as well as supplemental units and/or exhaust or system.

         B. The mechanical plan must show size and location of all supply and return grilles.

         C. Contractors modifying duct work, air grilles, VAV boxes, etc..., shall be responsible for balancing the air and water supplies as necessary and all air balancing is to be done in the presence of a Landlord's Representative.

         D. Any domestic or condenser water connections made to the building's piping system, must include a high quality isolation valve, (brass bodied gate or ball-type) and adequate system drain valves. If the system piping is of a different material a dielectric union must be installed. All valves must be easily accessible.

         E. Exhaust fans will not be installed which discharge into a return ceiling plenum. Such fans will be ducted to the outside via exhaust shafts or other routes as approved by the Landlord's Representative.

         F. Where independent tenant-owned air conditioning units are installed, a submeter will be used or a flat rate charge negotiated with tenant based on anticipated consumption.

         G. All wiring that is not reusable for telecommunications and electrical systems including conduit, BX cable, electric or telephone wiring shall be removed from the ceiling back to the originating terminal block or panel.

         H. The installation of tenant equipment (except lighting per code) on the base building emergency power supply systems is not permitted.

         I. Any existing mechanical systems and their controls that are to remain shall be properly "commissioned". That is, at the beginning of the job the systems will be turned over to the contractor in working condition by the Landlord's Representative. Before beginning any work, the contractor should inspect the mechanical systems and their controls to ensure their working condition. The contractor should advise the Landlord's Representative of any noted deficiencies. At the end of the job, the contractor will be responsible for the proper operation of the mechanical systems. If the contractor fails to note any deficiencies at the outset of the job, the contractor will, nevertheless be required to correct the problems before the system is accepted by the Landlord's Representative.

         J. All circuit breaker panels must be clearly and accurately labeled with typed labels.

         K. All smoke detectors shall be properly protected with bags prior to start of work. Bags shall be removed upon completion.

         L. All base building mechanical equipment shall be properly protected with prefilters, dust covers etc. prior to start of work. Protection shall be removed and equipment wiped down at completion.

         M. Landlord's designated contractor must perform final fire alarm connections.

         N. Tenant shall obtain from Landlord the Tenant Design Guidelines for mechanical and electrical requirements for the building. Note all new mechanical systems, VAV boxes, diffusers and controls shall match existing base building.

                                   SCHEDULE IV
                                       To
                                    EXHIBIT B

                 INSURANCE REQUIREMENTS FOR TENANT'S CONTRACTOR

Tenant's Contractors shall procure and maintain for the duration of the contract insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the work hereunder by the contractor, his agents, representatives, employees, or subcontractors. The cost of such insurance shall be included in the contractor's bid, unless otherwise specified.

A. Minimum Scope of Insurance. Coverage shall be at least as broad as:

         1. Insurance Services Office "occurrence" form CG 00 01 (ed. 10/93) covering commercial general liability or its equivalent

         2. Insurance Services Office form CA 00 01 (ed. 6/92) covering automobile liability, Code 1 "Any Auto" and Endorsements CA 22 32 ed. 4/92) and CA 01 12 (ed. 6/91)

         3. Workers compensation insurance as required by labor code of the State and employers liability insurance.

B. Minimum Limits of Insurance. Contractor shall maintain limits no less than:

         1. Commercial general liability: $1,000,000 combined single limit per occurrence for bodily injury and property damage. Minimum $2,000,000 aggregate. (The general aggregate limit shall apply separately to this project/location or the general aggregate shall be twice the required limit.)

         2. Automobile liability: $1,000,000 combined single limit per accident for bodily injury and property damage.

         3. Workers compensation and employers liability: Workers compensation limits as required by the labor code of the State and employers liability limits of $1,000,000 per accident.

         4. Umbrella Liability: $5,000,000 per occurrence and $5,000,000 aggregate (The aggregate limit shall apply separately to this project/location).

C. General liability and automobile liability coverage

         1. The tenant and Boston Properties and their respective officers, officials, and employees are to be covered as additional insureds as respects: liability arising out of activities performed by or on behalf of the contractor; products and completed operations of the contractor; premises owned, leased, or used by the contractor; or automobiles owned, leased, hired, or borrowed by the contractor. The coverage shall contain no special limitations on the scope of protection afforded.

         2. The contractor's insurance coverage shall be primary insurance as respects the city, its officers, officials, and employees. Any other insurance or self-insurance maintained by the agency, its officers, officials, and employees shall be excess of and not contribute with the contractor's insurance.

         3. Any failure to comply with reporting provisions of the policies shall not affect coverage provided to the agency, its officers, officials, and employees.

         4. The contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought except with respect to the limits of the insurer's liability.

D. Workers compensation and employers liability coverage. The insurer shall agree to waive all rights of subrogation against the agency, its officers, officials, and employees for losses arising from work performed by the contractor for the agency.

E. All coverage. Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after 30 days' prior written notice by certified mail, return receipt requested, has been given to the city.

F. Acceptability of Insurers. Insurance is to be placed with insurers licensed to do business in the State with a Best's rating of no less than A- unless specific approval has been granted by the Mayor's Office of Operations.

G. Verification of Coverage. Contractor shall furnish the city with certificates of insurance effecting coverage required by the clause. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The certificates are to be on forms that are to be received and approved by the agency before work commences. In addition, the agency shall require an endorsement naming the city, its officers, and employees as an additional insured. The agency reserves the right to obtain complete, certified copies of all required insurance policies, at any time.

H. Subcontractors. Contractors shall include all subcontractors as insureds under its policies or shall furnish separate certificates for each subcontractor. All coverage for subcontractors shall be subject to all of the requirements stated herein. Commercial general liability coverage shall include independent contractors coverage, and the contractor shall be responsible for assuring that all subcontractors are properly insured.

                                    EXHIBIT C
                              RULES AND REGULATIONS

         This Exhibit C is attached to and made a part of that Lease Agreement dated as of June 27, 2000 (the "LEASE"), between BOSTON PROPERTIES LIMITED PARTNERSHIP ("LANDLORD") and OTG SOFTWARE, INC. ("TENANT"). Unless the context otherwise requires, the terms used in this Exhibit C that are defined in the Lease shall have the same meanings as provided in the Lease.

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

         The Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord, or its authorized agent,
(ii) any such waiver shall not relieve such tenant from the obligation of complying with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. If a tenant's premises are situated on the ground floor of the Building, the tenant thereof shall, at such tenant's own expense, keep the sidewalks and curb directly in front of its premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

         2. No awnings, projections, pictures or other items shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, screens, pictures, paper or other items shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens, lighting, ceiling tiles, wall surfaces and other fixtures, including those used within the interior of the Premises if visible from outside the Premises, must be of a quality, type, design and color, and attached in the manner approved by Landlord. No furniture, configurations, material and equipment storage (including the temporary stacking of boxes) or interior decorations in the Premises that are visible from outside the Premises shall be placed in the Premises without the prior written consent of Landlord.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or defacement of the Building or any part of the Premises that is visible from public areas of the Building. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

         6. No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Building or any tenant's premises, except that this rule shall not prohibit the parking of bicycles or vehicles in the parking deck or the surface parking areas appurtenant to the Building. No cooking or heating of food shall be done or permitted by any tenant on its premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

         7. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.

         8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

         9. No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the premises.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord's approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.

Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant's key system shall be separate from the rest of the Building.

         11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

         12. No tenant shall pay any employees on its premises, except those actually working for such tenant at the tenant's premises.

         13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 7:00 p.m. and 7:30 a.m., Monday through Friday, and at any hour on Saturdays, Sundays, and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

         14. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

         15. Each tenant, before closing and leaving its premises any time shall see that all windows are closed and all lights turned off.

         16. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such time as is agreed upon in advance by Landlord and Tenant.

         17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

         18. There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

         19. Mats, trash or other objects shall not be placed in the public corridors of the Building.

         20. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant's expense.

         21. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant's own expense.

Initials of:

/s/ RAR
----------------------
Landlord

/s/ RAK
---------------------
Tenant

                                    EXHIBIT D
                    FORM OF DECLARATION OF LEASE COMMENCEMENT

This Exhibit D is attached and made a part of that certain Office Lease dated _________, 200_ (the "LEASE"), between BOSTON PROPERTIES LIMITED PARTNERSHIP ("LANDLORD") and OTG SOFTWARE, INC. ("TENANT"). The terms used in this Exhibit D that are defined in the Lease shall have the same meanings as provided in the Lease. The Declaration to be executed by Landlord and Tenant pursuant to Section
2.3 of the Lease shall provide as follows:

"This Declaration made as of the ____ day of ____________, 200_ is being provided pursuant to the terms and provisions of that certain Office Lease dated ____________, 200_, (the "Lease"), between Boston Properties Limited Partnership ("LANDLORD") and OTG Software, Inc. ("TENANT"). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the same meanings set forth below for all purposes in the Lease:

1.   The Lease Commencement Date is ____________, 200__.

2.   The initial term of the Lease shall expire on ____________, 200_.

3.   The number of square feet of rentable area in the Premises is ____________.

4. The annual base rent with respect to the Premises for the first Lease Year is an amount equal to the product of ____________ Dollars ($________) multiplied by the total number of square feet of rentable area in the Premises.

5. For the purposes of Article IV hereof, Tenant's Proportionate Share is __________ (_____%).

6. As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.

     Attached to this Declaration is evidence of payment of all insurance required pursuant to Article XIII of the Lease."

Initials of:

---------------
Landlord

--------------
Tenant

                                    EXHIBIT E
                            JANITORIAL SPECIFICATIONS

         The contractor, furnishing all labor and material, agrees to conform to the following minimum specifications with the understanding that to achieve an acceptable standard of cleaning, frequencies will be increased as necessary.

Carpeting: All carpeted common areas including elevators and walk-off mats will be cleaned every three (3) months by the extraction method or a combination of shampooing and extraction if required.

Trash: Although trash is to be collected in a standard manner from each individual office and trash receptacle, and deposited at a central location, our recycle program requires that our individual tenants deposit recyclable trash at a common location in each tenant suite. It will be the janitorial contractor's responsibility to remove the recyclable trash from this common location and place the trash in separate recycle containers on the loading dock. Since some tenants may request that the janitorial contractor pick up the recyclable trash within the individual offices, you should submit an alternate cost per work station that can be charged to tenants requiring this additional service.

Paper Supplies: Paper products will be Scott 151 or owner approved equivalent. Contractor will also furnish all feminine hygiene supplies and will collect monies for same. These feminine hygiene supplies will not be charged back to the owner.

Repairs/Logbook: Employees of contractor shall report daily, in writing, to Boston Properties' office, any conditions such as leaky faucets, broken fixtures and toilet seats, stopped-up drains, broken glass, any ceiling or exit lights that need replacing and/or any other physical defect or unusual happening they may encounter. These items are to be recorded in a log book provided by the Property Manager. The last item noted in the log book will be a staffing attendance summary indicating the number of persons who worked in the building by job type and hour.

Lights: All lights should be switched off upon completion of cleaning in any given area.

Uniforms: All contractor personnel will wear some form of neat and clean consistent uniform and visible photo identification badge.

Staffing: Contractor will provide a staffing plan and designate all work functions. If supervisors also have production responsibilities, the hours for each task will be noted. At least one supervisor on each shift must be fluent in spoken and written English and carry a pager.

Proposals will include an hourly credit to be applied on a quarterly basis for all hours planned in the contractors proposal that were not actually expanded in the building.

Equipment: Contractor will provide a list of all equipment to be maintained on site. All new equipment will be provided at start up. Equipment will include at least one operable wet vacuum.

All vacuum cleaners, trash barrels, and carts must be equipped with edge guards to protect walls, furniture and baseboards.

Partial Occupancy: Proposals will include vacancy credits specified by minimum floor areas.

Periodic Schedule: An up-to-date schedule of all periodic work will be posted on site. Periodic work is considered to be all functions performed monthly or less frequently. The schedule will chart 18 months and updated daily as scheduled work is completed.

Day Schedule: A specific schedule for all day staff will be posted on site. At least one person on the day staff must be a trained supervisor. This schedule includes early morning clean up of building exterior.

Frequencies: Monday through Friday, except holidays as noted. Proposals should specify the amount that would be charged if normal janitorial service is requested for any of the designated holidays.

1.   Daily

     (a) Empty and wipe wastebaskets and ash trays. Sanitize as necessary. Replace trash can liners nightly.

     (b) Clean cigarette urns.

     (c) Sweep entire floor area, including all lobbies, emergency exists, and stairways. Damp mop or otherwise clean any floor area soiled due to spillage or other cause.

     (d) Maintain lobbies to high standards at all times. Glass doors to be cleaned and all metal polished as required.

     (e) Vacuum all carpeted areas including stairwells.

     (f) Buff shine all hard surface floors.

     (g) Elevators to be thoroughly cleaned and wiped including tracks. Only one elevator may be taken out of service at any one time.

     (h) Police sidewalks, driveways, loading docks and grounds around building.

     (i) Spot wash to remove smudges and marks from walls, doors, glass, and partitions as required.

     (j) Clean and polish all drinking fountains.

     (k) Carpet spotting throughout building to be done as necessary.

     (l) Dust all desk tops, table tops and incidental furniture.

     (m) Brush all fabric covered chairs with a lint brush.

     (n) Damp wipe all telephones including dials and crevices.

     (o) Clean and disinfect all toilet rooms and fixtures, and clean mirrors. Pour one once of bowl cleaner into urinals and toilet bowls after cleaning and do not flush.

     (p) Refill paper towel, toilet paper and soap dispensing units. Empty and clean paper towel and sanitary napkin disposal receptacles.

2.   Weekly

     (a) Wipe clean all interior and exterior duronotic.

     (b) Completely dust office with cloth, including tops of files, ledges, window sills, baseboards, chair rails, door louvers and trim.

     (c) Damp wipe all desk tops, table tops and incidental furniture.

3.   Monthly

     (a) Damp mop and buff all hard surface floors including telephone and electrical closets. Strip, wax and polish floor areas receiving considerable traffic, such as aisles, coffee rooms, cafeterias, and reception areas.

     (b) Machine scrub toilet room floors and completely disinfect all room surfaces. Clean floor drains and pour in 2 cups of water and disinfectant solution.

     (c) Dust all pictures, frames, charts, registered, molding, ledges, grills, exteriors of lighting fixtures, etc.

     (d) Wash all stairwell landings and treads.

     (e) Wash all interior glass walls and glass partitions.

4.   Quarterly

     (a) Wash all wastebaskets.

     (b) Strip and refinish all hard surfaces floors not covered monthly.

     (c) Wipe down all walls.

     (d) Dust venetian blinds and window frames.

     (f) Thoroughly clean all elevator light fixtures and ledges.

     (g) Vacuum and dust all books in place.

     (h) Vacuum all upholstered furniture including each cushion.

5.   Semiannually

     (a) Vacuum and clean all air conditioning grills and wash as necessary.

     (b) Wipe down all exposed piping in stairwells and common areas.

6.   Annually

     (a) Wash interior and lenses and all light fixtures.

     (b) Clean all vertical surfaces not provided for above.

     (c) Damp wash all venetian blinds.

                                    EXHIBIT F

                      FORM OF NON-DISTURBANCE, ATTORNMENT,
                      ESTOPPEL AND SUBORDINATION AGREEMENT

         THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this "AGREEMENT") is made and entered into as of ___________, 2000, by, between and among WELLS FARGO BANK, NATIONAL ASSOCIATION (hereinafter referred to as "BENEFICIARY" or "WELLS FARGO"), ("LESSEE"), and BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("LESSOR").

                                    RECITALS

         A. Beneficiary is the owner and holder of that certain Promissory Note in the principal sum of Thirty-Two Million and 00/100ths Dollars
($32,000,000.00) dated April 10, 2000 (the "NOTE") made by TOWER OAKS FINANCING LLC, a Delaware limited liability company ("BORROWER");

         B. Lessor guarantied all of Borrower's obligations under the Note, that certain Construction Loan Agreement dated as of April 10, 2000 by and between Lessor, Beneficiary and Borrower (the "LOAN AGREEMENT") and all of the other documents evidencing and securing the loan evidenced by the Note (collectively, the "LOAN DOCUMENTS") pursuant to that certain Payment Guaranty Agreement dated as of April 10, 2000 made by Lessor in favor of Beneficiary (the "PAYMENT GUARANTY") and that certain Completion Guaranty Agreement dated as of April 10, 2000 made by Lessor in favor of Beneficiary (the "COMPLETION GUARANTY"; the Payment Guaranty and the Completion Guaranty are herein sometimes collectively referred to as the "GUARANTIES"); and

         C. The Guaranties are secured by an Indemnity Deed of Trust, Security Agreement and Assignment of Leases and Rents (the "DEED OF TRUST") and an Assignment of Leases and Rents (the "ASSIGNMENT"), each dated as of April 10, 2000, which Deed of Trust and Assignment constitute a lien or encumbrance on that certain real property more particularly described in the attached Exhibit A (the "PROPERTY").

         D. Lessee is the holder of a leasehold estate covering a portion of the Property (the "DEMISED PREMISES") pursuant to the terms of that certain lease dated ________________, 200_ and executed by Lessee and Lessor (the "LEASE"). A true and correct copy of the Lease or recorded memorandum of Lease is attached hereto as Exhibit B, or has previously been delivered to Beneficiary.

         E. Lessee, Lessor and Beneficiary desire to confirm their understanding with respect to the Lease, the Assignment and the Deed of Trust.

                                    AGREEMENT

         1. So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Lessee.

         2. Lessee hereby consents to the assignment by Lessor to Beneficiary of the Lease, as set forth in the Deed of Trust and the Assignment. If the interests of Lessor shall be transferred to and/or owned by Beneficiary by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by it, or by any other manner, including, but not limited to Beneficiary's exercise of its rights under the Assignment, and Beneficiary succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Beneficiary were the Lessor under the Lease, and Lessee does hereby attorn to Beneficiary as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Beneficiary's succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Beneficiary until Lessee receives written notice from Beneficiary that it has succeeded to the interest of Lessor under the Lease or that it has terminated the Lessor's right to collect rents as provided in the Deed of Trust. The respective rights and obligations of Lessee and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

         3. If Beneficiary shall succeed to the interest of Lessor under the Lease, Beneficiary shall, subject to the last sentence of this SECTION 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Beneficiary shall not be:

                  (a) Liable for any act or omission of any prior lessor (including Lessor); or

                  (b) Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor); or

                  (c) Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor) and all such rent shall remain due and owing notwithstanding such advance payment; or

                  (d) Bound by any amendment or modification of the Lease made without its consent and written approval; or

                  (e) Required to restore the building, complete any improvements or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by Beneficiary of a deed in lieu of foreclosure, in either instance prior to full restoration of the building or completion of any improvements; or

                  (f) Liable under any circumstances for consequential damages or for the ordinary negligence of Beneficiary or its agents.

         Neither Wells Fargo nor any other party who, from time to time, shall be included in the definition of the term "BENEFICIARY" hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

         4. Subject to the terms of this Agreement (including, but not limited to, those in SECTION 2 hereof), the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate in each and every respect, to the Deed of Trust and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust or the Assignment, whether or not consistent with the Lease.

         5. The term "BENEFICIARY" shall be deemed to include Wells Fargo and all of its successors and assigns, including anyone who shall have succeeded to Lessor's interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Deed of Trust, or deed in lieu of such foreclosure or proceedings, or otherwise.

         6. Lessor and Lessee certify to Beneficiary as follows: (a) that the Lease is presently in full force and effect and unmodified or changed; (b) that the term shall commence or did commence on ______________________, 200_, and full rental will then accrue or is now accruing thereunder; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty (30) days in advance of its due date; (e) that no default or event, which with the giving of notice, passage of time, or both, would constitute a default, exists under said Lease; (f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due to become due thereunder; (b) that the Lease constitutes the entire rental agreement between the parties and that Beneficiary shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises (other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Demised Premises.

         7. In the absence of the prior written consent of Beneficiary, Lessee agrees not to do any of the following: (a) (except for the prepayment of operating expenses and security deposits) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease; provided, however, that Beneficiary's consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that in the event Beneficiary fails to respond to any written request for approval of any such modification or amendment within (15) business days after its receipt of such written request, together with copies of such proposed modification or amendment, the Beneficiary shall be deemed to have approved such modification or amendment, (c) voluntarily surrender the Demised Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, except as provided by the Lease terms, (d) sublease or assign the Demised Premises (except with respect to subleases of not more than one (1) full floor of the Building and are for a term of not less than three (3) years; provided, however, that Beneficiary's consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that in the event Beneficiary fails to respond to any written request for approval of any such sublease or assignment within fifteen
(15) business days after its receipt of such written request, together with copies of such proposed sublease or assignment, the Beneficiary shall be deemed to have approved such sublease or assignment.

         8. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Beneficiary shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

         9. So long as the loan evidenced by the Note (the "LOAN") is outstanding, Lessee covenants to provide Beneficiary with all information, including, but not limited to, evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease.

         10. So long as the Loan is outstanding, Beneficiary or its designee may enter upon the Property at all reasonable times, upon twenty-four (24) hours notice during normal working hours, to visit or inspect the Property and discuss the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Beneficiary or its designee may request; provided, however, that (a) Lessee shall have the right to escort Beneficiary on such inspection of the Property and (b) Beneficiary shall not unreasonably interfere with Lessee's business operations.

         11. Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally; and (b) Beneficiary hereby represents that this Agreement have been duly authorized, executed and delivered by and constitute legal, valid and binding instruments, enforceable against Beneficiary in accordance with their respective terms, except as such terms may be limited by bankrupty, insolvency or similar laws affecting creditors' rights generally.

         12. Beneficiary represents that Beneficiary currently is the sole (a) holder or beneficiary under Deed of Trust, and (b) holder of the Note and any and all of the Loan Documents.

         13. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

         14. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         15. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

         Lessor:           Boston Properties Limited Partnership
                                    c/o Boston Properties, Inc.
                                    800 Boylston Street
                                    Suite 400
                                    Boston, Massachusetts 02199
                                    Attention:   General Counsel

         Lessee:           Prior to the Lease Commencement Date:


                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    Attention:
                                               --------------------------------
                                    After the Lease Commencement Date:

                                    -------------------------------------------
                                    2600 Tower Oaks Boulevard, Suite _________
                                    Rockville, Maryland  20852
                                    Attention:
                                               --------------------------------

         Beneficiary:               Wells Fargo Bank, National Association
                                    c/o Real Estate Group
                                    2020 K Street, N.W., Suite 420
                                    Washington, D.C.  20006
                                    Attention:   Manager, Loan
                                                 Administration Department

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

         16. In the event of any foreclosure of the Deed of Trust or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease. Lessee shall not be made party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Beneficiary; provided, however, that Beneficiary may join Lessee as a party in such action or proceeding if such joinder is necessary under my statute of law for purposes of effecting the remedies available to Beneficiary under the Deed of Trust or the other Loan Documents.

         17. Beneficiary agrees that the Note and/or Deed of Trust shall in no manner become a lien on any trade fixture, business equipment, signs or other personal property or goodwill of Lessee beyond Lessor's interest, if any, therein.

         18. Beneficiary acknowledges and agrees that in no event shall Lessee be liable for any of the obligations of Lessor under the Deed of Trust or any of the other Loan Documents.

         19. Beneficiary agrees to make insurance proceeds it receives in connection with any casualty on the Property available for restoration, all in accordance with and subject to the terms and conditions contained in the Deed of Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       OTG SOFTWARE, INC.

                                       By:
                                           -----------------------------------
                                            Name:
                                            Title:


STATE OF                            )       ss:
         --------------------------
COUNTY OF                           )
          -------------------------


         I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that _______________________, who is personally well known to me as, or satisfactorily proven to be, the person named as _____________ of in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the ____ day of ________, 200_, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

         GIVEN under my hand and official seal this ____ day of _________, 200_.


                                  ---------------------------------------------
                                  Notary Public

My Commission Expires:
                       -------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                  BOSTON PROPERTIES LIMITED
                                  PARTNERSHIP, a Delaware limited
                                  partnership

                                  By:  Boston Properties, Inc., its
                                       General Partner


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


DISTRICT OF COLUMBIA       )        ss:

         I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that __________________________, who is personally well known to me as, or satisfactorily proven to be, the person named as ______________ of Boston Properties, Inc., the General Partner of Lessor in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement, bearing date as of the ___ day of _________, 2000, personally appeared before me in the said jurisdiction, and acknowledged the same to be the act and deed of Lessor, and delivered the same as such.

         GIVEN under my hand and official seal this ____ day of ____________, 2000.


                                  ---------------------------------------------
                                  Notary Public


My Commission Expires:
                       ------------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                  WELLS FARGO BANK, NATIONAL
                                  ASSOCIATION


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

DISTRICT OF COLUMBIA                )  ss:

         I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that __________________, who is personally well known to me as, or satisfactorily proven to be, the person named as __________ Vice President of Wells Fargo Bank, National Association in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the ____ day of _________, 2000, personally appeared before me in the said jurisdiction, and acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

         GIVEN under my hand and official seal this ____ day of _________, 2000.


                                  ---------------------------------------------
                                  Notary Public

My Commission Expires:
                        -----------------------------------

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                    EXHIBIT B

                  COPY OF LEASE OR RECORDED MEMORANDUM OF LEASE

                                    Exhibit G




                                    SUBLEASE

                                     Between

                               OTG SOFTWARE, INC.

                                       and





                          ----------------------------

                                Table of Contents


                                                                                     Page
                                                                                     ----

1.       Subleased Premises and Term................................................  2
2.       Subleased Premises Responsibilities........................................  3
             a.   Permits...........................................................  3
             b.   Delivery and Acceptance...........................................  3
             c.   Subtenant's Installations.........................................  4
3.       Rent.......................................................................  4
             a.   Basic Rent........................................................  4
             b.   Additional Charges................................................  5
             c.   Payment of Rent...................................................  6
4.       Permitted Use..............................................................  6
5.       Incorporation of Lease.....................................................  6
6.       Transmittal of Notices and Demands.........................................  8
7.       Landlord's Consent to Certain Acts.........................................  8
8.       Sublandlord's Right to Cure Subtenant's Default............................  9
9.       Assignment of Sublease.....................................................  9
10.      Eminent Domain, Loss by Casualty...........................................  10
11.      Notice and Demands.........................................................  10
12.      Alterations to Subleased Premises..........................................  11
13.      [OPTIONAL] Parking.........................................................  11
14.      Brokerage Fees.............................................................  12
15.      Subtenant Authority to Execute Lease.......................................  12
16.      Security Deposit...........................................................  12
17.      Consent of Landlord........................................................  14
18.      Quiet Enjoyment............................................................  14
19.      Miscellaneous..............................................................  15
             a.   No Offer..........................................................  15
             b.   No Partnership....................................................  15
             c.   Time of the Essence...............................................  15
             d.   Separability......................................................  16

             e.   Counterparts......................................................  16
             f.   Merger............................................................  16
Exhibit A         Lease.............................................................  20
Exhibit B         Space Plan Depicting Subleased Premises...........................  21

                                    SUBLEASE


         THIS SUBLEASE ("SUBLEASE") IS MADE AS OF THE ____ DAY OF
____________________, 200__, BY AND BETWEEN OTG SOFTWARE, INC., A
____________________ CORPORATION ("SUBLANDLORD"), AND ________________________ A
_______________, ("SUBTENANT").

                                    RECITALS:

         A. Sublandlord is the "Tenant" under a certain office lease dated _____________ (the "Lease"), from Boston Properties Limited Partnership, a Delaware limited partnership ("Landlord"), by which it has leased certain space on the ____________ (_____) floors ("Leased Premises") of the building located at 2600 Tower Oaks Boulevard, Rockville, Maryland (the "Building").

         B. A true and correct copy of the Lease is attached to and made a part of this Sublease as Exhibit A.

         C. Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant ______ rentable square feet of space located on the ________ (______) floor of the Building (the "Subleased Premises"), which Subleased Premises is shown as the cross-hatched area on the space plan attached to and made a part of this Sublease as Exhibit B.

         NOW, THEREFORE, in consideration of the rents, covenants and agreements herein contained, IT IS HEREBY AGREED AS FOLLOWS:

         1. SUBLEASED PREMISES AND TERM. Sublandlord hereby subleases the Subleased Premises to Subtenant and Subtenant hereby subleases the Subleased Premises from Sublandlord upon and subject to the terms, covenants, rentals and conditions herein set forth, for a term (the "Term") of ______ (___) commencing on the 1st day of __________________, 200__ (the "Sublease Commencement Date") and expiring on ___________________ (the "Sublease Expiration Date"); provided, however that if the Lease shall be terminated for any reason prior to the Sublease Expiration Date, then this Sublease shall expire on the termination date of the Lease. If Sublandlord shall be unable to deliver possession of the Subleased Premises to Subtenant on __________________ (the "Anticipated Sublease Commencement Date"), for any reason, Sublandlord shall not be subject to any liability for the failure to tender possession on said date. In such event, the rent covenanted to be paid herein shall not commence and the Sublease Commencement Date shall not occur until possession of the Subleased Premises is tendered to Subtenant. No such failure to give possession on the Anticipated Sublease Commencement Date shall in any other respect affect the validity of this Sublease or the obligations of Subtenant hereunder, nor shall the same be construed to extend the Term, which shall in all events expire on the Sublease Expiration Date.

         For purposes of this Sublease, the term "Sublease Year" shall mean each twelve (12) month period during the Term beginning on the first day of the month coincident with or next following the Sublease Commencement Date and each subsequent anniversary thereof; provided, that the last Sublease Year of the Term shall end on the Sublease Expiration Date and if the Sublease Commencement Date is not the first day of a calendar month, the period between the Sublease Commencement Date and the first day of the next calendar month shall be included in the first Sublease Year.

         2. SUBLEASED PREMISES RESPONSIBILITIES.

                  (a) PERMITS. Subtenant shall be responsible for obtaining all permits or licenses necessary for its lawful occupancy of the Subleased Premises. This requirement shall not relieve Subtenant of its liability for Basic Rent (as defined in Section 3(a)) and Additional Charges (as defined in
Section 3(b)) from the Sublease Commencement Date in the event all said permits to be obtained by Subtenant have not been acquired prior thereto.

                  (b) DELIVERY AND ACCEPTANCE. Subtenant agrees to accept the Subleased Premises in its "AS-IS" condition as of the date of this Sublease.

                  (c) SUBTENANT'S INSTALLATIONS. Subtenant, at its expense, shall install its telephone system, computer equipment and furniture and fixtures in the Subleased Premises.

         3. RENT. Commencing on the Sublease Commencement Date, Subtenant covenants and agrees to pay to Sublandlord as rent for the Subleased Premises:

                  (a) BASIC RENT. A basic rent of _____________________ and ____/100 Dollars ($___________) per annum ("Basic Rent") payable in equal monthly installments of monthly Basic Rent in the amount of ____________________________ and No/100 Dollars ($__________). Subtenant shall pay the first monthly installment of Basic Rent upon execution of this Sublease. Subtenant shall pay the remaining monthly installments of Basic Rent in advance without prior demand, and without deduction, abatement, recoupment or set-off of any kind, upon the first day of each and every calendar month throughout the Term.

                           On the first day of the second Sublease Year and on
the first day of each Sublease Year thereafter, the Basic Rent shall be increased as follows: ________________.

                  (b) ADDITIONAL CHARGES. Additional Charges, upon demand therefor by Sublessor, consisting of:

                           (i) ___________________________________ percent
(_____%) ("Subtenant's Share") of the increase in "Operating Expenses" (as defined in Article IV of the Lease) during each calendar year over the Operating Expenses for the "Base Year" (as defined in Article IV of the Lease), which increases in Operating Expenses shall commence on the first day of the ______________ Sublease Year, and shall be billed by Sublandlord and payable by Subtenant in the same manner as set forth in Article IV of the Lease;

                           (ii) The actual cost to Sublandlord of heating and
air conditioning supplied to the Subleased Premises after normal Building operating hours at Subtenant's request, pursuant to Section 14.1 of the Lease, which amounts shall be payable by Subtenant to Sublandlord within ten (10) days after delivery to Subtenant of a bill therefor; and

                           (iii) Any other payment (other than Basic Rent)
required to be paid by Subtenant to Sublandlord under the terms of this Sublease.

                  (c) PAYMENT OF RENT. Payment of Basic Rent and Additional Charges shall be paid in lawful money of the United States to Sublandlord "Attention: __________________________ at the address designated in Section 11 hereof, or as otherwise designated from time to time by written notice from Sublandlord to Subtenant. The obligation to pay Basic Rent and/or Additional Charges hereunder is independent of each and every other covenant and agreement contained in this Sublease except as specifically set forth herein.

         4. PERMITTED USE. Subtenant shall use and occupy the Subleased Premises for general office purposes and for no other use or purposes.

         5. INCORPORATION OF LEASE. Except as herein otherwise expressly provided, all of the terms of the Lease as they pertain to the Subleased Premises are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Subtenant accepts this Sublease subject to, and hereby, during the Term of this Sublease, assumes all of the terms, covenants, conditions and agreements contained in the Lease with respect to the Subleased Premises, to be performed by Sublandlord thereunder. The parties hereto agree that subject to the provisions of this Sublease, wherever the words "Leased Premises" or words of similar import appear in the Lease, the same shall be deemed to mean the Subleased Premises and wherever the words "Landlord" and "Tenant" appear in the Lease, the words shall be deemed to refer to Sublandlord and Subtenant respectively, so that, subject to the provisions of this Sublease and with respect only to the Subleased Premises, Sublandlord shall have the rights and powers of the Landlord under the Lease, and Subtenant shall have and does hereby agree to be bound by and accept all the rights, powers, duties and obligations of the Tenant under the Lease; provided, however, that notwithstanding the foregoing, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Landlord under the Lease, or any other term, covenant or condition required to be performed by Landlord under the Lease. Subtenant covenants and agrees that it shall do nothing which shall have the effect of creating a breach of any of the terms, covenants and conditions of the Lease. In the event that Landlord shall fail or refuse to comply with any of the respective provisions of the Lease, Sublandlord shall have no liability on account of any such failure or refusal. Sublandlord hereby agrees to cooperate with and execute, all at Subtenant's expense, all instruments and supply information reasonably required by Subtenant in order to enforce such compliance.

Subtenant hereby agrees to indemnify and hold Sublandlord harmless of and from any and all damages, liabilities, obligations, costs, claims, losses, demands, and expenses, including reasonable attorneys' fees, which may be incurred by Sublandlord in or as a result of such cooperation and execution. In amplification and not in limitation of the foregoing and without any allowance to Subtenant or other reduction or adjustment of Basic Rent and/or Additional Charges, Sublandlord shall not be responsible for furnishing electrical, elevator, heating, air conditioning, cleaning, window washing, or other services, nor for any maintenance or repairs in or to the Subleased Premises or the Building of which it is a part or to any of the facilities or equipment therein.

         The following (a) sections of the Lease shall not be applicable to this
Sublease: Sections 1.1, 1.3, 2.2, 2.3, 2.4, 3.1, 3.2, 3.3, 4.1(c), 5.1, 10.2,
15.6, 24.1, 25.3, 25.20, 26.1, 26.2, 26.3, 27.1, 27.2, 27.3, 27.4 and 27.5; and
(b) provisions of the Lease shall not be applicable to this Sublease: Rider No. 1, Exhibit B, Exhibit D, and Exhibit F.

         6. TRANSMITTAL OF NOTICES AND DEMANDS. Sublandlord shall promptly transmit to Landlord any notice or demand received from Subtenant and shall promptly transmit to Subtenant any notice or demand received from Landlord. Subtenant shall promptly transmit to Sublandlord any notice or demand received from Landlord or any other party relating to the Subleased Premises.

         7. LANDLORD'S CONSENT TO CERTAIN ACTS. Subtenant agrees that in any case where the provisions of the Lease or this Sublease require the consent or approval of Landlord or Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Landlord shall have been obtained if Landlord's consent must be obtained under the Lease in such cases. Subtenant agrees that Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required under the terms of the Lease, other than the transmission by Sublandlord to Landlord of Subtenant's request for such consent or approval.

         8. SUBLANDLORD'S RIGHT TO CURE SUBTENANT'S DEFAULT. Subtenant shall not do or suffer or permit anything to be done which would cause the Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in Landlord or by law or in equity. If Subtenant shall default in the performance of any of its obligations under this Sublease or under the Lease, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant upon prior notice. If Sublandlord makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Charges hereunder and shall be paid to Sublandlord by Subtenant on demand.

         9. ASSIGNMENT OF SUBLEASE. Notwithstanding anything to the contrary in
Article VII of the Lease, Subtenant shall not assign, mortgage or encumber this Sublease, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others except with the prior written consent of Sublandlord and Landlord, which may be granted or withheld in their sole and absolute discretion.

         10. EMINENT DOMAIN, LOSS BY CASUALTY. Notwithstanding anything to the contrary in Articles XVII and XVIII of the Lease, in the event of any taking by eminent domain or damage by fire or other casualty to the Subleased Premises thereby rendering the Subleased Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Landlord and Sublandlord with respect thereto.

         11. NOTICE AND DEMANDS. All notices or demands under this Sublease shall be in writing and shall be sent pursuant to

Section 25.6 of the Lease, to the following addresses or such other address as either of the parties may designate by written notice:

         If To Sublandlord:
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:
                                               --------------------------------
                                               --------------------------------

         with a copy to:
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:
                                               --------------------------------


         If To Subtenant:               Before occupancy of Subleased Premises:

                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:
                                               --------------------------------

                                        After occupancy of Subleased Premises:

                                        ---------------------------------------
                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:
                                               --------------------------------

         12. ALTERATIONS TO SUBLEASED PREMISES. Notwithstanding anything to the contrary in Article IX of the Lease, Subtenant covenants at all times during the Term not to make any alterations or additions to the Subleased Premises of any nature whatsoever without the prior written consent of Sublandlord and

Landlord, which may be granted or withheld in their sole and absolute discretion.

         13. [OPTIONAL] PARKING. Notwithstanding anything to the contrary in
Article XXIV of the Lease, Subtenant shall have the right to use up to _________ (___) parking spaces on a non-assigned basis per ___________ square feet of Rentable Area. The parking contracts shall be with the garage operator and shall contain the same terms as are usually contained in contracts with other customers of the operator and the monthly rental shall be the monthly rate the operator charges other monthly parking customers, which is currently $________ per unreserved space per month and shall increase or decrease as the prevailing monthly parking rates increase or decrease from time to time.

         14. BROKERAGE FEES. The parties hereto represent and warrant to each other that they have not dealt with any broker other than ________________________________________. ___________________ shall pay said broker a brokerage commission pursuant to a separate agreement between Sublandlord and said broker in connection with this Sublease. Each party hereto agrees to indemnify, defend and hold the other party harmless against any claim or liability for a commission by any broker, arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.

         15. SUBTENANT AUTHORITY TO EXECUTE LEASE. Subtenant represents and warrants that this Sublease has been duly authorized, executed and delivered by and on behalf of the Subtenant and constitutes the valid and binding agreement of the Subtenant in accordance with the terms hereof.

         16. SECURITY DEPOSIT. Subtenant has deposited with Sublandlord simultaneously with the execution of Sublease, the sum of _____________________________ and ____/100 Dollars ($_________) as a deposit
(the "Security Deposit") to secure the prompt performance of Subtenant's obligations hereunder. The Security Deposit may be commingled with Sublandlord's general funds, if permitted by law. Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any default, in which event Subtenant shall be obligated to deposit with Sublandlord the amount necessary to restore the Security Deposit to its original amount within five (5) days after written notice from Sublandlord. To the extent not forfeited or otherwise used as provided herein, and provided the Subleased Premises are vacated in good condition, ordinary wear and tear and damage by fire or other casualty excepted, as described in Section 26, the Security Deposit shall be returned, without interest, to Subtenant within thirty (30) days after the expiration or other termination of this Sublease. Sublandlord may deliver the Security Deposit to any assignee of Sublandlord's interest in this Sublease, whereupon Sublandlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall apply also to any and all subsequent transferrers of the Sublandlord's interest in this Sublease.

                  If the Subtenant fails to take possession of the Subleased Premises as required by this Sublease, the Security Deposit shall not be deemed liquidated damages and Sublandlord's use of the Security Deposit pursuant to this paragraph shall not preclude Sublandlord from recovering from Subtenant all additional damages incurred by Sublandlord.

         17. CONSENT OF LANDLORD. The written consent of Landlord to this Sublease is required under the terms of the Lease, and neither party hereto shall be bound hereby until said consent is fully executed and delivered among the parties. This Sublease is contingent, in its entirety, upon Sublandlord's obtaining Landlord's consent to this Sublease. If the aforesaid consent has not been obtained by ___________________, _____, then either party may terminate this Sublease by written notice to the other given before such consent is obtained. In the event of such termination, Sublandlord shall return any Security Deposit and the first monthly installment of Basic Rent paid by Subtenant pursuant to Section 3(a) hereof, and the parties shall thereupon be relieved of any and all liability hereunder. Upon the execution hereof, Sublandlord will promptly submit this Sublease to Landlord for its consent. Sublandlord shall use reasonable efforts to obtain such consent within fifteen (15) business days after the execution of this Sublease by both parties.

         18. QUIET ENJOYMENT. So long as Subtenant shall observe and perform all of the covenants and agreements binding on it hereunder, Subtenant shall at all times during the Term hereof peacefully and quietly have and enjoy possession of the Subleased Premises without hindrance by Sublandlord, subject to the terms of this Sublease.

         19. MISCELLANEOUS.

                  (a) NO OFFER. Submission of this instrument for examination shall not constitute a reservation of or option for the Subleased Premises or in any manner bind Sublandlord and no Sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant; provided, however, the execution and delivery by Subtenant of this Sublease to Sublandlord shall constitute an irrevocable offer by Subtenant to sublease the Subleased Premises on the terms and conditions herein contained, which offer may not be revoked for forty-five (45) days after such delivery.

                  (b) NO PARTNERSHIP. Nothing contained in this Sublease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Sublandlord and Subtenant, it being expressly understood and agreed that no provisions contained in this Sublease or any act of the parties hereto shall be deemed to create any relationship between Sublandlord and Subtenant other than the relationship of landlord and tenant.

                  (c) TIME OF THE ESSENCE. Time is of the essence of this Sublease and of each and all provisions hereof.

                  (d) SEPARABILITY. The legal invalidity of any provision of this Sublease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

                  (e) COUNTERPARTS. This Sublease may be executed in several counterparts, all of which shall constitute one and the same document.

                  (f) MERGER. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease the day and year first above written.

ATTEST/WITNESS:                         SUBLANDLORD:
                                           OTG SOFTWARE, INC., a
                                           _______________ corporation

                                           By:                           (SEAL)
                                                -------------------------


ATTEST/WITNESS:                         SUBTENANT:

                                           ------------------------------------

                                           By:                           (SEAL)
                                                -------------------------

                               CONSENT OF LANDLORD

Boston Properties Limited Partnership, as Landlord under that certain Lease Agreement with OTG Software, Inc. ("Tenant"), dated as of _______________, (the "Lease"), respecting premises in the seven-story office building located at 2600 Tower Oaks Boulevard, Rockville, MD hereby acknowledges and consents to the execution and delivery of the attached Agreement of Sublease (the "Sublease") dated ___________, 200_, between Tenant and ___________________________, a
_______________ corporation ("Sublessee").

Notwithstanding the foregoing acknowledgment and consent, (i) Landlord is not, and shall not be nor become, a party to the Sublease, (ii) Landlord's consent does not and shall not create any contractual liability, obligation or duty on the part of Landlord to Sublessee or in any manner affect the rights and obligations of Landlord and Tenant under the Lease, (iii) Landlord's consent does not and shall not mean or imply that Landlord makes, has made or will make to Sublessee any of the representations or certifications set forth explicitly or incorporated by reference in the Sublease, (iv) Landlord's consent does not and shall not impose nor create any additional burden or obligation on Landlord to Tenant and does not modify or alter Landlord's obligations to Tenant under the Lease and (v) Tenant is not and shall not be relieved of or released from any liability for the performance of the terms, conditions, covenants, obligations, and duties of Tenant under the Lease, whether occurring prior or subsequent to the effective date of the Sublease, including, without limitation, the obligation to pay rent under the Lease, and Tenant shall pay directly to Landlord all rent and other sums due to Landlord under the Lease.

Landlord's consent to the Sublease shall not mean that Landlord has reviewed and approved any plans for Sublessee's space as required pursuant to the terms of the Sublease and the Lease. Landlord shall not review any plans for Sublessee's space unless and until Sublessee and Tenant shall have provided Landlord with evidence that any and all plans for Sublessee's space conform to and comply with the requirements of the Lease.


                              Boston Properties Limited Partnership
                              a Delaware limited partnership

                              BY:   Boston Properties, Inc., a Delaware
                                    corporation, its sole general partner


Date:                     By:
       ---------------        -------------------------------------------------
                                    Raymond A. Ritchey
                                    Executive Vice President

                                   EXHIBIT A

                                     LEASE

                                  [RECITAL B]

                                   EXHIBIT B

                              EXISTING SPACE PLAN

                                  [RECITAL C]





                 [cross-hatched and labeled Subleased Premises]
                      [attach floor plans of ______ floor]